RESTATED

Indenture

SOUTHWESTERN
ASSOCIATED TELEPHONE COMPANY

TO

FIRST NATIONAL BANK IN DALLAS,
TRUSTEE

DATED JUNE 1, 1940

RESTATED THROUGH THIRTY-NINTH SUPPLEMENTAL INDENTURE DATED MARCH 25, 2008

NOTE:	All text retyped appears in script. Any additions to or changes in wording of Original Indenture appear in script and are underscored.

i

TABLE OF CONTENTS*

	Page	Section
Parties	1
Recitals	1
Qualification as foreign corporation	1
Ownership of and authority to mortgage property	1
Purpose of Indenture	1
Action of Stockholders and Directors	1
Description of bonds	1
Form of coupon bonds of Series A	2
Form of coupon	6
Form of registered bond of Series A	7
Form of Trustee’s certificate	10
Form of bonds of other series	10
Performance of acts necessary to legality	11
Granting Clause	11
Recitation of consideration	11
General description of property pledged	11
Property exempt and reserved from Indenture	12
Specific description of property	15
Description of parcels of land	16
In Texas	16
In New Mexico	28
In Oklahoma	29
In Louisiana	32
In Kansas	32
Securities hereafter pledged as additional security	33
After-acquired property pledged	34
Hereditaments, appurtenances, rents, issues, profits and other interests pledged	34
Subject to excepted encumbrances and indenture to be discharged	34
Habendum	35
Grant in Trust	35

ARTICLE I

DEFINITIONS

Application of definitions	36	1
“the Company”	36	2
“the Trustee”	36	2
“Board of Directors”	36	2
“responsible officers,” “responsible officer”	36	2
“holder”	36	2
“obligor”	37	2
“the lien hereof”, “the lien of this Indenture”	37	2

* The table of contents was not a part of the Indenture as executed.

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	Page	Section
“excepted encumbrances”	37	2
“cost”	38	2
“fair value”	38	2
“then fair value”	38	2
“mortgaged and pledged property,” “trust estate”	39	2
“proceeds of released property”	39	2
“outstanding”	39	2
“daily newspaper”	40	2
“resolution”	40	3
“treasurer’s certificate”	41	3
“engineer”	41	3
“independent engineer”	41	3
“engineer’s certificate”	41	3
“independent engineer’s certificate”	41	3
“practicing accountant”	41	3
“independent public accountant”	42	3
“accountant’s certificate”	42	3
“independent public accountant’s certificate”	42	3
“affiliate”	42	3
“control,” “controlling,” “controlled”	42	3
“person”	42	3
“opinion of counsel”	42	3
Acceptance and approval of certificates and opinions	43	3
Contents of certificates and opinions	43	3
“application”	44	3
Amount to be deposited to pay or redeem bonds or indebtedness	44	3
“property additions”	44	4
“amount” of property additions	45	4
“fundable property”	46	4
“unfundable property”	46	4
“plant or property operated by others”	46	4
“retirements”	46	5
“net property additions”	47	6
“unfunded net property additions”	48	7
“prior lien”	49	8
“prior lien bonds”	49	8
“outstanding prior lien bonds”	49	8
“net earnings certificate”	50	9
Terms of net earnings certificate	50	9
“net earnings before depreciation”	50	9
“net earnings after depreciation”	50	9
Specifications for computations	51	9
“applicable net non-operating revenues”	51	9
Statement of interest charges and of principal indebtedness	52	9
“applicable interest earnings requirement”	52	9
Computations for property subject to prior lien bonds	53	9
Property acquired during period covered	54	9

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ARTICLE II

	Page	Section
FORM, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS

Amount of bonds issuable	54	10
Bonds issuable in series	54	10
Directors to determine date, maturity, interest rate, designation, form, number, place of payment and registration and transfer	55	10
Principal and interest may be made payable without deduction for taxes	55	10
Bonds may contain sinking fund and conversion provisions	55	10
Exchange of bonds may be permitted	55	10
Bonds may be redeemable at option of Company	56	10
Unissued coupon bonds reserved to exchange for registered bonds	56	11
Dates of coupon and fully registered bonds	57	12
Bonds may bear legend required by stock exchange	57	13
Transfers and exchanges of bonds	57	14
Books for registration and transfer of bonds	58	15
Designation of place for transfer of bonds	58	15
Registration of coupon bonds as to principal	58	15
Cancellation of surrendered registered bonds	58	15
Method of transferring registered bonds	58	15
Execution of bonds and facsimile signature on coupons	59	16
Bonds executed by former officers	59	16
Temporary bonds may be issued	59	17
Exchange of temporary bonds for definitive bonds	59	17
Exchange of temporary bonds	60	17
Lost, stolen, destroyed or mutilated bonds	60	18
Trustee’s certificate to be endorsed on bonds	60	19
Designation of Series A bonds	61	20
Date, maturity, interest rate, title, denomination and numbers of coupon bonds of Series A	61	20
Coupon bonds of Series A registerable as to principal	61	20
Series A bonds may be issued as registered bonds	61	20
Numbering of registered bonds of Series A	61	20
Series A bonds payable in coin or currency of the United States	61	20
Places of payment of Series A bonds	61	20
Redemption provisions of Series A bonds	62	20
Registered bonds of Series A may be transferred at office of Trustee	63	20

ARTICLE III

ORIGINAL ISSUE OF BONDS

Initial issue of $3,250,000 of Series A bonds	63	21

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ARTICLE IV

		Page	Section
ISSUANCE OF BONDS UPON THE BASIS OF PROPERTY ADDITIONS

Bonds may be authenticated and delivered on basis of property additions
Provided that:		63	22
(1)	Prior liens on property additions are discharged	64	23
(2)	The principal amount does not exceed 60% of unfunded net property additions	64	24
(3)	Net earnings of Company comply with subdivision III of Section 9	64	25
Upon receipt by Trustee of:		64	26
(1)	Resolution of directors	65	26
(2)	Treasurer’s certificate	65	26
(3)	Engineer’s certificate as to value	65	26
(4)	Accountant’s certificate	67	26
(5)	Independent engineer’s and independent public accountant’s certificate on plant operated by others	68	26
(6)	Net earnings certificate	69	26
(7)	Opinion of counsel	69	26
(8)	Instruments of conveyance	71	26
(9)	Cash, if any, for prior lien bonds	71	26

ARTICLE V

ISSUANCE OF BONDS UPON RETIREMENT OF BONDS PREVIOUSLY OUTSTANDING

Bonds may be authenticated and delivered on account of the payment, cancellation or redemption of bonds		71	27
Upon receipt by Trustee of:		72	28
(a)	Bonds equal to amount to be authenticated	72	28
(b)	Or cash to pay at maturity or redemption of bonds	72	28
(c)	Treasurer’s certificates and opinion of counsel	72	28
(d)	Net earnings certificate including interest on unissued or retired bonds	73	29
Bonds made basis of issue to be cremated		74	30

ARTICLE VI

ISSUANCE OF BONDS UPON DEPOSIT OF CASH WITH TRUSTEE

Bonds may be authenticated and delivered on deposit of cash with Trustee		74	31
Upon receipt by Trustee of		74	31
(1)	Resolution of directors	74	31
(2)	Treasurer’s certificate	74	31
(3)	Net earnings certificate	74	31

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	Page	Section
(4) Opinion of counsel	74	31
(5) Certificates required by opinion of counsel	75	31
Cash to be held in trust as part of pledged property	75	32
Deposited cash may be withdrawn in lieu of bonds for property additions	76	32
Deposited cash may be withdrawn under Section 62	76	33

ARTICLE VII

PARTICULAR COVENANTS OF THE COMPANY

Of seizen	76	34
To preserve lien of Indenture and against encumbrances	76	34
To redeem outstanding bonds and discharge Indenture	77	34
To pay principal and interest	77	35
To maintain offices or agencies for payment of principal and interest	78	35
To cancel and deliver paid coupons to Trustee	78	35
To require agreement from paying agents to hold in trust for Trustee and to give notice of defaults	79	36
To pay taxes and discharge liens	80	37
Not to acquire property having prior liens in excess of 60% of cost or having inadequate earnings	81	38
To keep property insured	82	39
Disposition of insurance monies	82	39
Payment of insurance money by Trustee to Company	83	39
To keep property in repair	84	40
To apply 25% of operating revenues for maintenance and replacements	85	40
“maintenance credit”	86	40
“maintenance deficit”	86	40
“maintenance certificate”	86	40
Deposit of cash or bonds for maintenance deficit	87	40
Unfunded net property additions to satisfy maintenance deficit	87	40
Cash deposited on account of maintenance deficit may be withdrawn :	88	40
(1) Upon treasurer’s certificate and opinion of counsel	88	40
(2) In an amount equal to subsequent maintenance credit	88	40
(3) To the extent of unfunded net property additions	88	40
(4) Pursuant to Section 62	88	40
Unfunded net property additions to satisfy maintenance deficit may be offset by maintenance credit	88	40
Covenants of Company continued
To comply with applicable laws and ordinances	89	41
To repay advances made by Trustee	90	42
To record and file Indenture	90	43
To furnish to the Trustee:	91	43
(1) Opinion of counsel as to recording of the Indenture	91	43
(2) Annual opinion of counsel as to recording or rerecording of Indenture	91	43

vi
	Page	Section
To perform matters required by law to maintain trust created by Indenture	92	43
Further assurances	92	44
To keep its accounts according to regulations	92	45
To appoint a Trustee to fill vacancies	93	46
Not to issue bonds except in accordance with Indenture	93	47
Not to permit default in payment of prior lien bonds	93	47

ARTICLE VIII

BONDHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Company will furnish names and addresses of bondholders to Trustee	95	48
Trustee shall preserve current lists of bondholders	95	49
Trustee shall furnish lists of bondholders to bondholders	96	49
Or mail communications to bondholders	96	49
Exception	96	49
Trustee not accountable	97	49
Company covenants:
(1) To file reports with Trustee	97	50
(2) To file with Trustee and Securities and Exchange Commission reports of compliance with Indenture	98	50
(3) To transmit reports to bondholders	98	50
(4) To notify Trustee of exchanges on which bonds are listed	99	50
Trustee shall transmit annually to bondholders reports with respect to:	99	51
(1) Its eligibility and qualifications	99	51
(2) Advances	99	51
(3) Other indebtedness of Company to it	99	51
(4) Property and funds in its possession as Trustee	100	51
(5) Releases and substitutions of property	100	51
(6) Additional bond issues	100	51
(7) Action taken by it in performance of duties	100	51
Trustee’s special reports as to releases and substitutions of property and advances	100	51
Persons to receive Trustee’s reports	101	51
Reports by separate or co-trustee	101	51
Computation of bonds outstanding	102	51

ARTICLE IX

REDEMPTION AND PURCHASE OF BONDS

Resolution to redeem	102	52
Serial numbers of bonds to be redeemed to be determined by lot	103	53
Publication of notice of redemption	103	53

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	Page	Section
Deposit of money to redeem	104	54
Payment of bonds called for redemption	104	55
Cessation of right to lien	105	55
New registered bond or bonds to be issued in lieu of unredeemed portion of such bond or bonds	105	55
Purchase of bonds with cash deposited with Trustee	106	56
Notice of purchase	106	56
Invitation of proposals to sell bonds	107	56
Reimbursement of Trustee for expenses of purchase	107	56
Bonds paid or purchased to be cremated	108	57

ARTICLE X

POSSESSION, USE AND RELEASE OF MORTGAGED AND PLEDGED PROPERTY

Company may possess, manage and operate mortgaged property until default	108	58
Company may sell machinery, equipment, etc. upon substitution	109	59
Company may change or alter rights of way, leases and contracts	109	59
Company may withdraw cash on substituting obligations of United States	109	59
Trustee to release other property of Company upon receipt of:	111	60
(1) Resolution of directors	111	60
(2) Engineer’s certificate as to consideration, value and need for property	111	60
(3) Cash in excess of bonds delivered to Trustee, prior lien bonds released and cost of property exchanged	113	60
(4) Opinion of counsel	114	60
(5) Opinion of counsel as to validity of purchase money obligations	115	60
(6) Instruments of conveyance	115	60
Requirement for independent engineer’s certificate	116	60
Release of property not required in telephone operations	116	61
Withdrawal of proceeds of released property	117	62
Trustee to exercise rights of owner of purchase money obligations	119	62
Property acquired in place of released property becomes subject to lien of Indenture	120	62
Cremation of bonds purchased or paid	120	62
Use of deposited money to purchase or redeem bonds	121	62
Release of property taken by eminent domain proceedings	121	63
Receiver or trustee in possession may exercise Company’s rights	122	64
Purchaser of released property not required to investigate authority to release	122	65
No release during default	122	66
Prior lien bonds received by Trustee to be held as mortgaged property	123	67
Cancellation and discharge of prior lien bonds	123	67

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	Page	Section
Withdrawal of prior lien bonds on deposit of cash	125	67
Trustee to exercise rights of holder of prior lien bonds	126	67

ARTICLE XI

REMEDIES IN EVENT OF DEFAULT

Events of default	127	68
Upon default Trustee may take possession and operate property	128	68
Trustee to receive and apply monies derived from operation of properties	128	68
Surrender of possession upon default being cured	130	68
Trustee to collect income from pledged securities during default	130	69
Company’s rights with respect to pledged securities restored upon default being cured	131	69
Trustee’s right of entry and appointment of receiver	131	70
Notice of default to bondholders	132	71
Declaring bonds due in case of default	132	72
Sale of property or foreclosure in case of default	133	73
Sale of property as entirety unless majority of bondholders otherwise direct	133	74
Notice of sale by publication	134	74
Adjournment of sale	134	74
Principal of all bonds to become due and payable in event of sale	134	74
Delivery of deed or deeds by Trustee	134	74
Trustee attorney in fact for Company to execute deed, etc	135	74
Effect of sale	135	74
Application of proceeds from sale of mortgaged properties	135	75
Purchaser at sale may apply bonds and coupons toward payment of purchase price	137	76
Trustee or bondholders may be purchasers at sale	137	76
Company waives benefit of stay or extension or redemption laws	137	77
Upon default, Company to pay Trustee amount due for principal and interest	138	78
Trustee entitled to judgment if Company fails to make payment	138	78
Trustee entitled to file proofs of claim	139	78
Trustee’s right to judgment not affected by entry, sale or foreclosure	140	78
Trustee entitled to deficiency judgment	140	78
Recovery of judgment or levy of execution not to impair lien of Indenture	140	78
Application of money collected	141	78
Majority of bondholders may control proceedings on default	141	79
Remedies cumulative	142	80
Bondholders not to sue except after notice and indemnity to Trustee	143	81
Right of bondholder to enforce payment of principal and interest not affected	143	81

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ARTICLE XII

EVIDENCE OF RIGHTS OF BONDHOLDERS

Manner of execution of request or instrument by bondholders	144	82
Bondholder must prove title to be recognized as such	144	82
Bearer of coupon or coupon bond treated as absolute owner	145	83
Person in whose name bond is registered treated as absolute owner	145	83
Right to inspection of bonds	145	83

ARTICLE XIII

DEFEASANCE

Release and discharge of Indenture	146	84
Company may surrender to Trustee for cancellation any bonds previously authenticated hereunder	146	84
Disposition of unclaimed monies for payment or redemption of bonds	147	85

ARTICLE XIV

IMMUNITY OF OFFICERS, STOCKHOLDERS AND DIRECTORS

Incorporators, stockholders, officers and directors exempt from personal liability	147	86

ARTICLE XV

CONSOLIDATIONS, MERGERS, TRANSFERS AND SALES

Merger or consolidation permitted under certain conditions	148	87
Issuance of bonds by successor corporation	149	88
Permanent property owned by successor corporation to be deemed plant or property operated by others	151	88
Successor corporation may exercise all rights of Company	151	89
Indenture not to become lien on other property of successor corporation under certain conditions	151	90

ARTICLE XVI

CONCERNING THE TRUSTEE

Capital and surplus requirement	152	91
Acceptance of trust and duties and immunities of Trustee	153	92
Trustee not relieved from liability for negligence or willful misconduct	153	93
Prior to default, duties of Trustee are solely under Indenture	153	93

x
	Page	Section
Prior to default, Trustee may rely on truth of certificates and opinions	153	93
Trustee not liable for errors of judgment made in good faith	154	93
Trustee not liable for action in accordance with direction of majority of bondholders	154	93
Recitals are statements of Company, not Trustee	154	94
Trustee not personally liable in case of entry for debts contracted or liability incurred in operation	154	95
Trustee may rely upon certificates and opinions subject to Sections 92 and 93	154	96
Trustee not responsible for approval of experts other than independent experts	155	97
Trustee may accept certified copy of resolution of directors	155	97
Trustee may acquire bonds subject to Sections 104 and 105	155	98
Monies received by Trustee shall be held in trust for purposes for which they were paid	156	99
Trustee shall be compensated by Company for services and expenses	156	100
Indemnification of Trustee for loss without negligence or bad faith	156	100
Trustee may claim reimbursement for advances, expenses and disbursements in bankruptcy, receivership and foreclosure proceedings	157	101
Unpaid advances, expenses and disbursements to have priority	159	101
Certificate of officer of Company shall constitute proof	159	102
Trustee has power to give notices	160	103
Trustee acquiring conflicting interest must eliminate such interest or resign	160	104
Trustee must give notice to bondholders of failure to remove conflicting interest or resign	161	104
Bondholder may petition for removal of Trustee for failure to remove conflicting interest or resign	161	104
Situations constituting conflicting interests	161	104
Definition of “securities” in determining conflicting interests	164	104
Method of calculating percentage of securities	164	104
Definition of “voting security”	166	104
Definition of “director”	166	104
Definition of “underwriter”	166	104
Conflict provisions applicable to separate or co-trustee	167	104
Apportionment of preferential collections if Trustee becomes creditor within four months prior to default	167	105
Transactions excepted from apportionment	168	105
Method of apportionment	169	105
Application of apportionment to Trustee resigned	170	105
Creditor relationships excluded from apportionment of preferential collections	171	105
Definition of “security”	172	105
Definition of “cash transaction”	172	105
Definition of “self-liquidating paper”	172	105
Apportionment provisions applicable to separate or co-trustee	172	105

xi
	Page	Section
Resignation of Trustee	172	106
Removal of Trustee	173	107
Appointment of successor Trustee	173	108
Appointment of separate or co-trustee	175	109
Conditions upon appointment of separate or co-trustee	175	110
Notices, etc. to Trustee deemed delivered to all trustees	177	111
Vesting of estates in trustees	177	111
Separate or co-trustee may appoint Trustee agent	177	112
Effect of resignation, etc. of separate or co-trustee	177	112
Acceptance of appointment vests all estates, properties, powers, trusts, duties, etc., in successor trustee	177	113
Predecessor trustee to convey to successor trustee	178	113
Effect of merger of Trustee	178	114
Rights and duties of Trustee governed by Texas law	179	115

ARTICLE XVII

SUPPLEMENTAL INDENTURES

Supplemental indentures to be executed when necessary as follows:	179	116
(a) To correct descriptions of mortgaged property	179	116
(b) To add limitations on issuance of bonds and covenants for protection of trust estate	180	116
(c) To provide for redemption or sinking fund	180	116
(d) To provide restrictions re new series of bonds	180	116
(e) To provide for exchange of bonds	180	116
(f) To provide for conversion of bonds into stock	180	116
(g) To evidence corporate succession	180	116
(h) To set forth form and substance of bonds other than Series A	181	116
(i) To correct or supplement defective provisions	181	116
Trustee to exercise uncontrolled discretion	181	117
Trustee authorized to execute and accept supplemental indentures	181	118
Supplemental indentures to be deemed part of Indenture	182	118

ARTICLE XVIII

MISCELLANEOUS PROVISIONS

Covenants, etc., to be for sole benefit of parties and bondholders	182	119
Consent to undertaking for costs	182	120
Provisions required by Trust Indenture Act of 1939 controlling	183	121
Reference to Trust Indenture Act is as it was in force at execution of Indenture	183	122
Notices to Company may be served by mail	183	123
Successors and assigns of parties	183	124

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	Page	Section
Due date of Indenture	184	125
Special mortgage and hypothecation of Louisiana properties	184	126
Indenture may be enforced by seizure and sale	185	126
Trustee appointed agent of bondholders	185	126
Confession of judgment	185	126
Headings not a part of Indenture	186	127
Execution in counterparts	186	128
Principal amount of indebtedness initially secured	186	129
Attestation	186
Signatures and seals of parties	187
Acknowledgments by Company	188
Acknowledgments by Trustee	190
Certified copy of resolution of stockholders	192
Certified copy of resolutions of Board of Directors	194
Certificate as to cancellation of Federal stamps	196
Recording data	197

This indenture, dated the first day of June, 1940, but actually executed this 22nd day of July, 1940, made and entered into by and between SOUTHWESTERN ASSOCIATED TELEPHONE COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter commonly referred to as the “Company”), and FIRST NATIONAL BANK IN DALLAS, a national banking association organized and existing under the laws of the United States of America and having its principal place of business in the City of Dallas, State of Texas (hereinafter commonly referred to as the “Trustee”), Witnesseth:

Whereas the Company has duly complied with the laws of the States of Texas, New Mexico, Oklahoma, Louisiana and Kansas applicable to foreign corporations doing business therein; and

Whereas the Company owns and possesses the property hereinafter described, together with certain franchises, permits, rights and privileges, and has legal authority to make and execute this indenture of mortgage or deed of trust upon all such property, franchises, permits, rights and privileges, and to issue its bonds as herein provided; and

Whereas the Company desires to provide funds for its corporate purposes and to that end, pursuant to votes or resolutions regularly adopted by its Board of Directors at meetings duly and regularly called and held for the purpose, has duly determined, with the consent of its stockholders duly given, to borrow money and for that purpose to issue its bonds in an unlimited aggregate principal amount outstanding under and secured by this indenture of mortgage or deed of trust (hereinafter sometimes referred to as the “Indenture”) on the properties of the Company, as hereinafter provided, said bonds to be issued from time to time in one or more series commencing with Series A, 3¾%, Due June 1, 1970, but subject to the restrictions and provisions contained in this Indenture with respect thereto, the bonds of each series	29th Supp Ind

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to be in coupon form with interest coupons attached (hereinafter referred to as “coupon bonds”), and also, at the option of the Company, in fully registered form without coupons (hereinafter referred to as “registered bonds”) and (except the bonds of Series A, 3¾%, Due June 1, 1970, which shall be substantially as hereinafter provided) to bear such date, to be payable on such date, or, in case of serial maturities, on such dates, and at such place or places, to bear interest at such rate, payable at such time or times and at such place or places, to bear such designation or title herein provided for, and to contain such provisions, if any, with respect to tax exemptions, tax reimbursements, redemption, sinking fund, conversion into stock or other securities of the Company, limitations as to aggregate principal amount of bonds of such series issuable and other characteristics not in conflict with the terms of this Indenture as the Board of Directors shall determine with respect to each successive series prior to the authentication of any bonds thereof; and

Whereas each of the coupon bonds of Series A, 3¾%, Due June 1, 1970, is to be substantially in the following form, to wit:

[form of coupon bond of series a, 3¾%, due june 1, 1970]

Southwestern Associated Telephone Company

First Mortgage Bond, Series A, 3¾%, Due June 1, 1970

No………………….	$1000

Southwestern Associated Telephone Company, a Delaware corporation (hereinafter called the “Company”), for value received, hereby promises to pay to the bearer or, if this bond is registered as to principal, then to the registered owner hereof, the principal sum of One Thousand Dollars on the first day of June, 1970, and to pay interest thereon from June 1, 1940, at the rate of three and three-quarters per centum per annum, payable half yearly on the first day of December and the first day of June in each year, until the

3

principal hereof shall have become due and payable. The installments of such interest falling due on or prior to the maturity of this bond shall be paid only in accordance with and upon presentation and surrender of the annexed coupons as they severally become due. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Dallas, State of Texas, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts. This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust (hereinafter referred to as the “Indenture”) dated June 1, 1940, given by the Company to First National Bank in Dallas (hereinafter sometimes referred to as the “Trustee”), as Trustee, to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided. Upon notice published at least once in each of four successive calendar weeks, upon any day in each such week, the first publication to be at least thirty days and not more than forty-five days prior to the date of redemption, in one daily newspaper printed in the English language and of general circulation in the City of Dallas, State of Texas, and in one daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, any or all of the Bonds of Series A, 3¾%, Due June 1, 1970, of which this is one, may be redeemed by the Company at any time and from time to time by the payment of the principal amount thereof and accrued interest thereon to the

4

date of redemption together with a premium equal to a percentage of the principal amount, as follows: six and one-half per centum (6½%) if redeemed on or before June 1, 1944; five and one-half per centum (5½%) if redeemed thereafter but on or before June 1, 1948; four and one-half per centum (4½%) if redeemed thereafter but on or before June 1, 1952; three and one-half per centum (3½%) if redeemed thereafter but on or before June 1, 1956; two and one-half per centum (2½%) if redeemed thereafter but on or before June 1, 1960; two per centum (2%) if redeemed thereafter but on or before June 1, 1964 ; one per centum (1%) if redeemed thereafter but on or before June 1, 1968; and without premium if redeemed after June 1, 1968. In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond shall pass by delivery unless registered as to principal in the holder’s name at the principal office of the Trustee, in the City of Dallas, State of Texas, on registry books to be kept for the purpose at such place, such registration being noted hereon as provided in the Indenture. After such registration no further transfer of this bond shall be valid unless made on said books by the registered owner in person or by attorney duly authorized,

5

and similarly noted hereon; but this bond may be discharged from registry by being in like manner transferred to bearer, whereupon transferability by delivery shall be restored; and this bond may again and from time to time be registered or transferred to bearer as before. Such registration, however, shall not affect the negotiability of the annexed coupons which shall always be transferable by delivery and be payable to bearer. No charge shall be made to the holder hereof for any such registration or discharge from registration, except such amount as may be necessary to cover any stamp tax or governmental charge. The Company and the Trustee may deem and treat the bearer of this bond, or, if this bond is registered as herein authorized, the person in whose name the same is registered, and the holder of any coupon hereto appertaining, as the absolute owner for the purpose of receiving payment and for all other purposes. Coupon bonds and registered bonds without coupons of this series are inter-changeable in the manner and upon the conditions prescribed in the Indenture. Neither this bond nor any interest coupon appertaining hereto shall be valid or become obligatory for any purpose unless and until this bond shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

In witness whereof, Southwestern Associated Telephone Company has caused this bond to be executed in its name by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, and has caused the coupons hereto annexed to be authenticated by a facsimile signature of its Treasurer.

Dated, June 1, 1940.

Southwestern Associated Telephone Company,

By
President.
Attest :

Secretary.

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And Whereas, at the time of the issue thereof, there are to be attached to each of the coupon bonds of Series A, 3¾%, Due June 1, 1970, hereby secured, interest coupons representing the future installments of interest from time to time to become due thereon, and each coupon is to be substantially in the following form, to-wit:

[form of coupon]

No._______________	$18.75

On the first day of ________________________, 19 ___________, South-western Associated Telephone Company will pay to bearer, upon the surrender of this coupon, at its office or agency in the City of Dallas, State of Texas, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, Eighteen Dollars and Seventy-five Cents in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, being six months’ interest then due on its First Mortgage Bond, Series A, 3¾%, Due June 1, 1970, No.______________. This coupon shall be treated as negotiable. It will not be payable if said bond shall have been called for previous redemption and provision duly made for payment of the redemption price thereof.

_______________________

Treasurer.

And Whereas each of the registered bonds of Series A, 3¾%, Due June 1, 1970, is to be substantially in the following form, to wit:

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[form of registered bond of series a, 3¾%, due june 1, 1970] Southwestern Associated Telephone Company

First Mortgage Bond, Series A, 3¾%, Due June 1, 1970

No. ________________	$______________

Southwestern Associated Telephone Company, a Delaware corporation (hereinafter called the “Company”), for value received, hereby promises to pay to ________________________________, or registered assigns, the principal sum of ________________________________ Dollars on the first day of June, 1970, and to pay to the registered owner interest on said sum from the date hereof, at the rate of three and three-quarters per centum per annum, payable half yearly on the first day of December and the first day of June in each year, until the principal hereof shall have become due and payable. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Dallas, State of Texas, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts. This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust (hereinafter referred to as the “Indenture”) dated June 1, 1940, given by the Company to First National Bank in Dallas (hereinafter sometimes referred to as the “Trustee”), as Trustee, to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series which

8

may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided. Upon notice published at least once in each of four successive calendar weeks, upon any day in each such week, the first publication to be at least thirty days and not more than forty-five days prior to the date of redemption, in one daily newspaper printed in the English language and of general circulation in the City of Dallas, State of Texas, and in one daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York (provided that publication of such notice shall not be required in case all the outstanding bonds of said series are registered bonds without coupons and the Company or the Trustee shall have received written acknowledgement from the registered holders of all the then outstanding bonds of said series of written notice thereof), any or all of the Bonds of Series A, 3¾%, Due June 1, 1970, of which this is one, may be redeemed by the Company at any time and from time to time by the payment of the principal amount thereof and accrued interest thereon to the date of redemption together with a premium equal to a percentage of the principal amount as follows: six and one-half per centum (6½%) if redeemed on or before June 1, 1944; five and one-half per centum (5½%) if redeemed thereafter but on or before June 1, 1948; four and one-half per centum (4½%) if redeemed thereafter but on or before June 1, 1952; three and one-half per centum (3½%) if redeemed thereafter but on or before June 1, 1956; two and one-half per centum (2½%) if redeemed thereafter but on or before June 1, 1960; two per centum (2%) if redeemed thereafter but on or before June 1, 1964; one per centum (1%) if redeemed thereafter but on or before June 1, 1968; and without premium if redeemed after June 1, 1968. In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture. No recourse shall be had

9

for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond is transferable by the registered owner hereof, in person or by attorney duly authorized, at the principal office of the Trustee, in the City of Dallas, State of Texas, upon the surrender and cancellation of this bond and the payment of charges for transfer, and upon any such transfer a new registered bond or bonds, without coupons, of the same series and maturity date and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes. Coupon bonds and registered bonds without coupons of this series are interchangeable, and registered bonds shall be exchangeable for registered bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture. This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

In witness whereof, Southwestern Associated Telephone Company has caused this bond to be executed in its name

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by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries.

Dated, ________________________________

Southwestern Associated Telephone Company,

By _____________________________
President.
Attest :

Secretary.

And Whereas, on each of the coupon bonds and on each of the registered bonds of each and every series issued under and secured by this Indenture (whether in temporary or definitive form) there is to be endorsed a certificate of the Trustee substantially in the following form, to wit:

[trustee’s certificate]

This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

First National Bank in Dallas,

As Trustee,

By _____________________________

Authorized Officer.

And Whereas the bonds of each series other than Series A, 3¾%, Due June 1, 1970, and the interest coupons to be attached to the coupon bonds of each such series are to be substantially in the forms above set forth, respectively, with such modifications thereof and additions thereto or eliminations therefrom, author-

11

ized or permitted by this Indenture as to any particular series, as in the opinion of the Board of Directors of the Company at the time may be necessary or proper and as may be satisfactory to the Trustee;

And Whereas all acts and things necessary to make the bonds, when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid mortgage and deed of trust to secure the payment of the principal of and interest on all bonds issued hereunder, have been done and performed, and the creation, execution and delivery of this Indenture and the creation, execution and issue of bonds subject to the terms hereof, have in all respects been duly authorized;

Now Therefore, in consideration of the premises, and of the acceptance and purchase of the bonds by the holders thereof, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and interest on all bonds which shall be issued hereunder, and for the purpose of securing the faithful performance and observance of all covenants and conditions hereinafter, and in any supplemental indenture, set forth, the Company has given, granted, bargained, sold, transferred, assigned, hypothecated, pledged, mortgaged, warranted and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, hypothecate, pledge, mortgage, warrant and convey unto First National Bank in Dallas, as Trustee, as herein provided, and its successor or successors in the trust hereby created, and to their assigns forever, all the right, title and interest of the Company in and to any and all premises, property, franchises and rights of every kind and description, real, personal and mixed, tangible and intangible, now owned or hereafter acquired by the Company, together with the rents, issues and profits therefrom, excepting, however, and there is hereby expressly reserved from the lien and effect of this Indenture, all right, title and interest of the Company,

12

now or hereafter acquired, in and to (a) all cash, bonds, stocks, obligations and other securities not deposited with the Trustee under this Indenture and not required so to be, (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien, charge or right therein) and other evidences of indebtedness, not specifically assigned to and pledged with the Trustee hereunder, and not required so to be, (c) all goods, wares, merchandise, materials and/or supplies acquired or manufactured by the Company for sale or consumption in the ordinary course of business, (d) all motor vehicles and trailers, and (e) all the following pieces or parcels of land:

First. The following described real estate situated in the following named Counties in the State of Texas:

NOTE: Property Descriptions pp. 12-14 deleted

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Without in any way limiting or restricting the generality of the foregoing description, or the foregoing exception and reservation, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, hypothecates, pledges, mortgages, warrants and conveys unto the Trustee, its successors and assigns forever, all the following described property located in the counties of Archer, Armstrong, Atascosa, Bailey, Baylor, Bexar, Bowie, Briscoe, Brooks, Calhoun, Cameron, Carson, Cass, Chambers, Childress, Cochran, Collingsworth, Cottle, Crosby, Dallam, Dawson, DeWitt, Dickens, Donley, Fayette, Floyd, Foard, Frio, Gaines, Galveston, Garza, Gonzales, Guadalupe, Hale, Hall, Hansford, Hardeman, Harris, Hartley, Haskell, Hays, Hemphill, Hidalgo, Hockley, Jack, Jackson, Jim Wells, Jones, Kendall, King, Knox, Lamb, La Salle, Lipscomb, Live Oak, Lubbock, Lynn, McMullen, Matagorda, Morris, Motley, Nueces, Ochiltree, Oldham, Parmer, Befugio, Roberts, San Patricio, Sherman, Starr, Stonewall, Swisher, Terry, Throckmorton, Titus, Victoria, Webb, Wheeler, Wichita, Willacy, Wilson, Yoakum and Young, in the State of Texas, and in the counties of Curry, Eddy and Lea, in ‘the State of New Mexico, and in the counties of Beaver, Cimarron, Creek, Ellis, Garfield, Harmon, Harper, Kay, Lincoln, Logan, Noble, Pawnee, Payne, Roger Mills, Texas, Woods and Woodward, in the State of Oklahoma, and in Caddo Parish in the State of Louisiana, and in the county of Morton in the State of Kansas, together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining, to-wit:

First. All and singular the telephone systems and properties of the Company located in and serving the municipalities and/or communities of Abernathy, Agua Dulce, Allred, Alta Loma, Amherst, Anton, Aspermont, Austwell, Avinger, Benjamin, Bishop, Blessing, Bloomington, Boerne, Booker, Bovina, Brownfield, Bryson, Buda, Channing, Charlotte, Clarendon, Claude, Crosby, Crosbyton, Crowell, Daingerfield, Dalhart, Darrouzett, DeKalb, Denver City, Dickens, Dickinson, Dilley, Dodson, Dundee, Estelline, Falfurrias, Follett, Fowlerton, Friona, George West, Gonzales, Goose Creek, Goree, Gregory, Groom, Happy, Haskell,

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Higgins, Holliday, Hughes Springs, Idalou, Jermyn, Jourdanton, Kemah, Kingsbury, Kyle, Knox City, La Feria, Lakeview, Lamesa, La Vernia, League City, Leesville, Levelland, Lipscomb, Littlefield, Lorenzo, Lyford, Markham, Matador, McAdoo, Meadow, Megargel, Memphis, Miami, Mirando City, Mobeetie, Mt. Belvieu, Morton, Muleshoe, Munday, Naples, New Boston, Newcastle, Nixon, Odem, Olney, Olton, Orange Grove, Paducah, Palacios, Panhandle, Perryton, Petersburg, Placedo, Portland, Port Lavaca, Post, Quail, Quitaque, Ralls, Raymondville, Redwater, Rio Grande, Roaring Springs, Robstown, Rochester, Roma, Ropesville, Rule, Santa Rosa, Seadrift, Seagraves, Seymour, Silverton, Smiley, Somerset, Spearman, Stratford, Sudan, Taft, Tahoka, Three Rivers, Throckmorton, Tivoli, Truscott, Turkey, Vega, Waelder, Weinert, Wellington, Weslaco, Westhoff, Wheeler, White Deer, Wilson and Winfield, in the State of Texas ; Agra, Arnett, Beaver, Billings, Boise City, Buffalo, Carney, Cheyenne, Coyle, Freedom, Gage, Gate, Glencoe, Goodwell, Guymon, Knowles, Laverne, Marland, May, Morrison, Mulhall, Perkins, Red Rock, Ripley, Rosston, Shattuck, Supply, Texhoma, Waynoka and Yale, in the State of Oklahoma; Carlsbad, Eunice, Hobbs, Jal and Lovington, in the State of New Mexico; Elkhart, in the State of Kansas, and Belcher, Gilliam, Hosston, Ida and Vivian, in the State of Louisiana; and all other telephone systems and properties of the Company and all of the properties, rights and franchises of the Company, wherever located, now owned or hereafter acquired, together with all buildings, structures, telephone and/or telegraph lines, stations, exchanges, wires, cables, conduits, equipment, instruments, appliances, tools, leases, rights-of-way, privileges, ordinances, franchises, permits, easements and property now owned or hereafter acquired of any kind in anywise pertaining to said systems and properties or any of them, or the operation thereof.

Second. The following described real estate situated in the following named Counties in the State of Texas:

NOTE: Property Descriptions pp. 17-33 deleted

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Seventh. Any and all cash, stocks, bonds, obligations and other securities and property hereinabove expressly reserved or excepted from the lien hereof (a) which may be, notwithstanding such exception or reservation, from time to time hereafter by delivery or by writing of any kind for the purposes hereof deposited with or assigned or transferred to and pledged with the Trustee by the Company or by any one on its behalf or with its written consent, and the Trustee is hereby authorized to receive any such property at any and all times as and for additional security, or (b) which, pursuant to any of the provisions of Article XI hereof, may come into the possession or control of the Trustee, or of a receiver lawfully appointed upon application of the Trustee, as tolls, rents, revenues, issues, earnings, income, products or profits of or from the mortgaged and pledged property;

And the Company further (without intending to limit or restrict the generality or inclusiveness of the following description or provisions by the specific descriptions or provisions hereinbefore contained) hereby expressly gives, grants, bargains, sells, transfers, assigns, hypothecates, pledges, mortgages, warrants and conveys unto the Trustee, its successors and assigns forever, all other property, real, personal and mixed (except any hereinbefore expressly excepted) now owned or hereafter acquired by the Company, wheresoever located, including (without in any wise limiting or impairing by the enumeration of the same the scope or intent of the foregoing or any description or any exception contained in this Indenture) all plants, shops, laboratories, exchanges, office buildings and other structures and the equipment therefor, machinery, engines, boilers, dynamos, generators, conduits, pipes.

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connections, poles, wires, cables, overhead and underground constructions, switchboards, main frames, brackets, braces, guy wires, guy stubs, drop wires, transmitters, receivers, microphones, instruments, tools, implements, apparatus, supplies, furniture, chattels, municipal and other franchises, and any and all other property, devices or rights related to the dispatch, transmission, reception or reproduction of messages, communication, intelligence, signals, light, vision or sound by electricity or otherwise; all lands, leases, leaseholds, telephone, radio, heat, light, gas, power and water contracts, easements, servitudes, licenses, permits, franchises, privileges, immunities, rights of way and other rights in or relating to real estate or the occupancy of the same and all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to or used, occupied or enjoyed in connection with any property hereinbefore described, and it is hereby agreed by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore expressly excepted) shall be as fully embraced within the lien hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

Together With all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any thereof with the reversion and reversions, remainder and remainders and (subject to provisions of Article X hereof hereinafter contained) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

Subject, However, with respect to property now owned and subject thereto, to the indenture of the Company to City National Bank and Trust Company of Chicago (as successor to Chicago Trust Company), Trustee, and Arthur T. Leonard (as successor

35

to Arthur J. Baer), Co-Trustee, dated April 1, 1931, as supplemented, until said indenture is discharged in accordance with the covenants of the Company contained in Section 34 hereof, and subject also to existing excepted encumbrances as said term is hereinafter defined in Section 2 hereof, and subject, with respect to property hereafter acquired, to all defects and limitations of title and to all encumbrances existing at the time of such acquisition.

To Have and to Hold all said property, rights and franchises hereby conveyed, assigned, pledged or mortgaged, unto the Trustee, its successor or successors in trust, and their assigns forever;

But in Trust, Nevertheless, with power of sale, for the equal and proportionate benefit and security of the holders of all bonds and interest coupons now or hereafter issued hereunder, pursuant to the provisions hereof, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of this Indenture, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual issue, sale or negotiation thereof or for any other reason whatsoever, except as herein otherwise expressly provided; and so that each and every bond now or hereafter issued hereunder shall have the same lien, and so that the interest and principal of every such bond shall, subject to the terms hereof, be equally and proportionately secured hereby, as if it had been made, executed, delivered, sold and negotiated simultanously with the execution and delivery hereof.

And it is expressly declared that all bonds issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and franchises hereby mortgaged or pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed:

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ARTICLE I.

Definitions.

Section 1. The terms specified in the nest succeeding eight Sections hereof, numbered from 2 to 9, both inclusive, shall, for all purposes of this Indenture and of any indenture supplemental hereto and of any certificate, opinion or other document filed with the Trustee, have the meanings in such Sections specified. Unless otherwise defined in this Indenture, all terms used herein shall, for all such purposes, have the meanings assigned to such terms in the Trust Indenture Act of 1939.

Section 2. The term “the Company” shall mean Southwestern Associated Telephone Company, and shall also include its successors and assigns as provided in Article XV hereof.

The term “the Trustee” shall mean First National Bank in Dallas, and shall also include its successors and assigns as provided in Article XVI hereof.

The term “Board of Directors” shall mean the Board of Directors of the Company.

The term “responsible officers” of the Trustee shall mean and include the chairman of the board of directors, the president, every vice-president, the cashier, the treasurer, every trust officer, every assistant trust officer, and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject; and the term “responsible officer” shall mean and include any of said officers or persons.

The term “holder”, when used with reference to bonds authenticated and delivered hereunder, shall mean the bearer of any bond, the ownership of which is not at the time registered as to principal, the registered owner of any coupon bond which is at the time

37

duly registered as to principal and the registered owner of any registered bond without coupons.

The term “obligor”, when used with reference to bonds authenticated and delivered hereunder, shall mean every person who is liable thereon.

The terms “the lien hereof” and “the lien of this Indenture” shall mean the lien created or intended to be created by these presents (including the lien created by the after-acquired property clauses hereof) and the lien created by any subsequent conveyance or delivery to or pledge with the Trustee hereunder (whether made by the Company or any other corporation or any individual, company or co-partnership) effectively constituting any property a part of the security held by the Trustee upon the terms and trusts and subject to the conditions specified in this Indenture.

The term “excepted encumbrances” shall mean any of the following: (a) liens for taxes and assessments not then delinquent on any property of the Company or, if delinquent, in the course of contest in good faith; (b) judgments in course of appeal or otherwise in contest in good faith; (c) undetermined liens or charges, if any, incidental to construction or current operation; (d) easements, rights of way, reservations, restrictions, covenants (other than for the payment of money), party-wall agreements, conditions of record, landlord’s rights of distraint and other similar encumbrances, and liens subject to which easements or rights of way may be possessed by the Company, all of which, in the opinion of counsel, do not impair the use of such property by the Company or its value as security for the bonds issued and to be issued hereunder; (e) rights reserved to or vested in any municipality or public authority by the terms of any franchise, grant, license, permit or by any provision of law to purchase or recapture or to designate a purchaser of any of the properties of the Company; (f) rights reserved to or vested in any municipality or public authority to use or control or regulate any property of the Company; and (g) any obligations or duties of the Company to any municipality or public authority with respect to any franchise, grant, license or permit.

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The term “cost”, when used with respect to any particular property, shall mean the cost thereof to the, Company if such property was acquired by it subsequent to ~~June 1, 1940,~~ October 1, 1944, or, if such property was owned by it on said date, the book value thereof on said date without deducting therefrom applicable reserves for depreciation and/or retirements as of that date. In determining cost in cases in which property, part of which constitutes property additions and part does not, is acquired for a consideration not divided between such parts, or, in cases where the consideration given for property is not allocated to the various items of property acquired, the consideration may be allocated to the various parts and items of property acquired in any reasonable manner which is in accordance with the requirements of any system of accounting with which the Company is compelled to comply by any provision of law, or, if there be no such system, in any manner which the accountant making the certificate in which such property is described deems reasonable and in accordance with good accounting practice. For the purpose of making such allocation, the accountant may rely on and accept, if he deems it proper so to do, any action taken by the Company with respect to such allocation and any valuation and other reports available to such accountant with respect to the property concerned; and, in the case of determining the cost of property additions acquired as a part of plant or property operated by others, the accountant shall allocate the consideration paid for such plant or property operated by others to the various items of property acquired on the basis of the fair values thereof stated by the engineer in the independent engineer’s certificate describing the property additions so acquired.	1st Supp Ind

The term “fair value”, when used with respect to any particular property described in any certificate required under this Indenture, shall mean the fair value of such property to the Company as of a date not more than 90 days prior to the date of such certificate; provided, however, that such fair value shall not exceed the Fair value of such property as of the time of acquisition thereof by the Company.	18th Supp Ind

The term “then fair value”, when used with respect to any particular property described in any certificate required under this Indenture, shall mean the fair value of such property as of a date not more than ninety (90) days prior to the date of such certificate.	1st Supp Ind

39

~~Indenture, shall mean the fair value (or a stated amount not exceeding the fair value) of such property to the Company as of a date not more than ninety (90) days prior to the date of such certificate.~~

The terms “mortgaged and pledged property” and “trust estate” shall mean, as of any particular time, the property which at said time is subject to the lien of this Indenture whether such lien be created by these presents (including the lien created by the after-acquired property clauses hereof) or by subsequent conveyance or delivery to the Trustee hereunder or otherwise.

The term “proceeds of released property” shall mean the aggregate of

(a) cash deposited with the Trustee pursuant to Section 60, 61 or 63 hereof as consideration for the release of property;

(b) obligations, secured by purchase money mortgage which is a first lien upon released property, deposited with the Trustee pursuant to Section 60 or 62 hereof upon the release of such property, and proceeds received upon the payment or release of such obligations;

(c) cash representing insurance money retained by the Company and insurance money deposited with the Trustee pursuant to the provisions of Section 39 hereof; and

(d) cash received by the Trustee to be held subject to the provisions of Section 67 hereof.

The term “outstanding” shall mean, as of any particular time, with respect to bonds issued under this Indenture, all bonds which theretofore shall have been authenticated and delivered under this Indenture by the Trustee, except (a) bonds theretofore or then paid, retired, cancelled or redeemed and not held alive for the benefit of any sinking fund and bonds for the purchase, payment or redemption of which money in the necessary amount shall have been or shall be then deposited with or held by the Trustee in

40

trust with irrevocable direction so to apply the same, (b) bonds held by or then delivered to the Trustee to be held in pledge by the Trustee under any of the provisions of this Indenture, (c) bonds in lieu of which bonds have been authenticated and delivered, as provided in Section 18 hereof, and (d) coupon bonds held in reserve by the Trustee against registered bonds issued in exchange therefor, as provided in Section 14 hereof; provided, however, that in determining the percentage of the principal amount of bonds outstanding or of bonds of a particular series outstanding entitling the holders thereof to take any action hereunder, or in determining whether the holders of the required percentage of the principal amount of bonds outstanding or of bonds of a particular series outstanding have concurred in any direction to the Trustee or in any consent, bonds owned by the Company or by any other obligor upon the bonds or by any person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company or any other obligor upon the bonds, shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction or consent, only bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such bonds and that the pledgee is not a person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company or any other obligor upon the bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

The term “daily newspaper” shall mean a newspaper published at least on each secular day other than holidays.

Section 3. The term “resolution” shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors.

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The term “treasurer’s certificate” shall mean a certificate which is signed and verified by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company and which shall include, in addition to the statements, if any, required by any other applicable provision of this Indenture, a statement that the conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of bonds, to the release or the release and substitution of property subject to the lien of this Indenture, to the satisfaction and discharge of this Indenture, or to any other action to be taken by the Trustee at the request or upon the application of the Company, as the case may be, have been complied with.

The term “engineer” shall mean a co-partnership or a corporation engaged in the engineering profession or an individual who is a practicing engineer.

The term “independent engineer” shall mean an engineer, appraiser or other expert who (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the bonds or in any affiliate of the Company or of such other obligor, and (3) is not connected with the Company or such other obligor or any affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.	39th Supp Ind

The term “engineer’s certificate” shall mean a certificate signed and verified by the President or a Vice-President of the Company and by an engineer (who may be an employee of the Company) appointed by the Board of Directors and satisfactory to the Trustee.

The term “independent engineer’s certificate” shall mean a certificate signed and verified by an independent engineer appointed by the Board of Directors and selected or approved by the Trustee in the exercise of reasonable care.

The term “practicing accountant” shall mean any person or firm actively engaged in accounting work and practicing accountancy,

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who need not be certified or licensed or public and who may be in the regular employ of the Company.

The term “independent public accountant” shall mean any certified or licensed public accountant who, or any firm of such accountants each of whom (1) is infact independent, (2) does not have, any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the bonds or in any affiliate of the Company or of such other obligor and (3) is not connected with the Company or such other obligor or any affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions (but may be regularly retained to make annual and other similar audits of the books of the Company or any other obligor on the bonds or any affiliate, if any, thereof).	18th Supp Ind

The term “accountant’s certificate” shall mean a certificate signed and verified by a practicing accountant appointed by the Board of Directors and satisfactory to the Trustee.

The term “independent public accountant’s certificate” shall mean a certificate signed and verified by an independent public accountant appointed by the Board of Directors and selected or approved by the Trustee in the exercise of reasonable care.

The term “affiliate” shall mean a person controlling, controlled by, or under common control with, another person.

The term “control” shall mean the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise. The terms “controlling” and controlled” shall have meanings correlative to the foregoing.

The term “person” shall mean and include an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or any government or political subdivision thereof.

The term “opinion of counsel” shall mean an opinion in writing which is signed by counsel (who, except during the continuance, to the knowledge of the Trustee, of a default as specified in Section

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68 hereof, may be of counsel to the Company), satisfactory to the Trustee, and which shall include, in addition to the statements, if any, required by any other applicable provision of this Indenture, a statement that, in his opinion, the conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of bonds, to the release or the release and substitution of property subject to the lien of this Indenture, to the satisfaction and discharge of this Indenture, or to any other action to be taken by the Trustee at the request or upon the application of the Company, as the case may be, have been complied with.

The term “Alternative Release Certificate” shall mean an engineer’s certificate or independent engineer’s certificate, as the case may be. meeting the requirements of the Alternative Release Provisions of Section 60 and substantially in the form attached to the Thirty-Ninth Supplemental Indenture dated as of March 25, 2008 as Schedule 2 and incorporated herein by reference.	39th Supp Ind

The acceptance by the Trustee of a certificate or opinion shall be sufficient evidence that the signer or the signers have been selected or approved by or are satisfactory to the Trustee, as the case may be, within the meaning of this Section 3; and where, under any provision of this Indenture or of any indenture supplemental hereto, an independent engineer’s certificate or an independent public accountant’s certificate is required, such provision shall be deemed to have been complied with if the Trustee shall have received a certificate made by the independent engineer or independent public accountant, as the case may be, who shall have been selected or approved by the Trustee.	1st Supp Ind

Each certificate or opinion delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

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An “application” for the authentication and delivery of bonds, or the release of property, or the withdrawal of cash, under any provision of this Indenture, shall consist of, and shall not be deemed complete until the Trustee shall have been furnished with, such resolutions, certificates, opinions, cash, bonds and other instruments as are required by such provisions to establish the right of the Company to the authentication and delivery of such bonds, or to such release or withdrawal, as the case may be, and the date of such application shall be deemed to be the date upon which such application shall be so completed.

In addition to such other certificates or opinions as may be required by other provisions of this Indenture, every request or application by the Company for action by the Trustee shall be accompanied by an opinion of counsel and a treasurer’s certificate, each such opinion of counsel and treasurer’s certificate stating that, in the signer’s opinion, the conditions precedent, if any, to such action provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) have, been complied with.	18th Supp Ind

Wherever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee or any other person cash, money or funds sufficient or in the necessary amount (or other word or words of similar import) to pay or redeem any bonds, obligations or other indebtedness, the amount so to be deposited or held shall be the principal amount of such bonds, obligations or other indebtedness and all unpaid interest thereon to maturity, unless said bonds, obligations or other indebtedness are redeemable and are to be redeemed prior to maturity and there shall be furnished to the Trustee proof satisfactory to the Trustee that notice of such redemption on the specified redemption date has been duly given or provision satisfactory to the Trustee shall be made for the giving of such notice, in which case the amount of cash, money or funds so to be deposited or held shall be the principal amount of such bonds, obligations or indebtedness and all unpaid interest thereon to the redemption date, together with the redemption premium, if any.

Section 4. The term “property additions” shall mean only physical property, including any plant, system, equipment, service installation, pole line rights of way or other property, real, personal or mixed (except any hereinafter expressly excepted), owned by the Company and acquired, made or constructed by it subsequent to ~~June 1, 1940,~~ October 1, 1944, and which the Company is authorized to acquire, own and operate and which is subject to the lien of this Indenture and used or useful for telephone or radio purposes	1st Supp Ind

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or for the dispatch, transmission, reception or reproduction of messages, communications, intelligence, signals, light, vision or sound by electricity or otherwise. Permanent improvements, extensions or additions in the process of construction or erection shall be “property additions” as of any given date, insofar as actually constructed or erected after ~~June 1, 1940,~~ October 1, 1944, and before such given date. The term “gross property additions” shall mean all property additions.	1st Supp Ind

The term “property additions” shall not include (a) any shares of stock, obligations, bonds, evidences of debt or other securities, or contracts, leases or choses in action or cash, (b) going value or good will, as such, (c) any goods, wares or merchandise acquired for the purpose of resale in the usual course of business, (d) any materials or supplies, (e) property subject to a prior lien, (f) motor vehicles or trailers, (g) any item of property acquired to replace a similar item of property whose retirement has not been credited to plant account, or any property whose cost has been charged or is properly chargeable to repairs, maintenance or other operating expense account or whose cost has not been charged or is not properly chargeable to plant or plant addition account, or (h) any plant or system in which the Company shall acquire only a leasehold interest, or, unless the same shall be movable physical property and shall constitute personal property in the opinion of counsel, any betterments, extensions or improvements or additions of, upon or to any plant or system in which the Company shall hold only a leasehold interest. There shall not be excluded from property additions any plant, system, equipment or other property of the Company by reason of the. fact that it may be located upon or under public highways or other places not owned by the Company but installed or constructed pursuant to rights held under easements, rights of way, permits, franchises and other like privileges. Materials and supplies shall become property additions when installed and charged to plant or plant additions account.

The “amount” of property additions shall mean the cost to the Company of such property additions or, if the fair value of

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such property additions is required to be certified in the engineer’s certificate complying with the provisions of paragraph (3) of Section 26 describing such property additions, then the “amount” shall mean the cost or fair value thereof as certified in such certificate, whichever is less.

The term “fundable property” shall mean all mortgaged and pledged property owned by the Company on ~~June 1, 1940,~~ October 1, 1944, and property additions.	1st Supp Ind

The term “unfundable property” shall mean mortgaged and pledged property acquired by the Company subsequent to ~~June 1, 1940,~~ October 1, 1944, which does not constitute property additions as herein defined.	1st Supp Ind

The term “plant or property operated by others” shall mean any property additions, which, within six (6) months prior to the date of acquisition thereof by the Company, constituted plant or property used or operated by others in a business similar to that in which it has been or is to be used or operated by the Company, and which plant or property was acquired by the Company, through purchase, consolidation or otherwise. For the purpose of determining in what maintenance certificate or what certificate complying with the provisions of paragraph (3) of Section 26 or with the provisions of Section 60 hereof, plant or property operated by others shall be described, plant or property operated by others shall be deemed to have been acquired by the Company on any day, at the Company’s option, in the calendar year in which, or in the calendar year subsequent to the calendar year in which, such plant or property operated by others was actually acquired, and unfundable property shall be deemed to have been acquired as property additions as of the date on which such unfundable property ceases to be unfundable property because a change of conditions has caused the same to come within the term “property additions” as herein defined.

Section 5. The term “retirements” shall mean the aggregate of:

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(a) The cost of fundable property which, subsequent to ~~June 1, 1940,~~ October 1, 1944, shall have become worn out or permanently unserviceable or shall have been lost, sold, destroyed, abandoned, surrendered on lapse of title, or released from the lien of this Indenture or taken by eminent domain or purchased by any public authority pursuant to the right reserved to or vested in it by any license or franchise, or otherwise disposed of by the Company, or retired from service for any reason, or which has permanently ceased to be used or useful in the public utility business of the Company, less any amount of such cost theretofore or concurrently therewith included in retirements pursuant to paragraph (b) of this Section 5; and	1st Supp Ind

(b) Any amortization of, or other deduction in, any account in which is recorded an investment in fundable property, to the extent that any such amortization or deduction is applicable to such property; provided, however, that in any certificate required under this Indenture any reduction in any such account shall be deemed to be wholly applicable to such property unless there is in such certificate a segregation of such account between fundable and unfundable property and a similar segregation of the amortization of or deduction in the account.

SECTION 5A. The term “net depreciation accurals” shall mean the excess, if any, of (a) the aggregate of the provisions for depreciation or amortization in respect of fundable property charged subsequent to October 1, 1944 to operating expenses and credited to the depreciation or amortization reserves, over (b) the retirements charged subsequent to October 1, 1944 to the depreciation or amortization reserves.	1st Supp Ind

Section 6. The term “net property additions” shall mean the balance or deficiency remaining after deducting the retirements from the amount of gross property additions. In any certificate required to be filed under this Indenture, the amount of net property additions shall be computed by deducting the retirements made during the period covered by such certificate from the amount of the gross property additions made or acquired during such period plus or minus, as the case may be, the amount of net property additions stated in subdivision (h) of the most recent engineer’s certificate theretofore filed after October 1, 1944 complying with the requirements of paragraph (3) of Section 26 hereof.	1st Supp Ind

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In case of an application, upon the basis of property additions, for the authentication of bonds or the withdrawal of cash, property additions to be acquired concurrently with the granting of and being made the basis of such application shall be specified therein and shall be considered and treated in such application as already acquired for the purpose of computing the amount of net property additions.

Section 7. The term “unfunded net property additions”, as of any specified date, shall mean the balance remaining, if any, after deducting from the aggregate of the following, as of a date (to be designated in the engineer’s certificate filed with respect to such unfunded net property additions) within ninety (90) days of such specified date:

(i) The net property additions;

(ii) The principal amount of bonds issued hereunder made the basis of the release of property or made the basis for the withdrawal of, or retired or to be retired by the use already made or directed (by direction filed with the Trustee) of, proceeds of released property; and

(iii) proceeds of released property then held by the Trustee and for the withdrawal or application of which no request or direction has been filed with the Trustee;

the sum of the following as of such specified date:

(a) ten-sixths (10/6ths) of the aggregate principal amount of bonds theretofore authenticated and delivered upon the basis of property additions or for the authentication and delivery of which upon such basis application is then pending;

(b) ten-sixths (10/6ths) of the amount of cash theretofore deposited with the Trustee for the authentication and delivery of bonds under Section 31 hereof and thereafter withdrawn upon the basis of property additions or for the withdrawal of which upon such basis application is then pending; and

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(c) the aggregate of (i) all maintenance deficits satisfied and (ii) all cash deposited with the Trustee under the provisions of Section 40 hereof withdrawn, or for the withdrawal of which application is then pending, upon the basis of property additions, less the total of all maintenance credits utilized as provided in said Section 40 hereof to offset any such use of property additions for the satisfaction of a maintenance deficit or for the withdrawal of cash so deposited;

provided, however, that if the net depreciation accruals are more than the aggregate of the amount computed pursuant to clause “(c)” above, then instead of the amount so computed under said clause “(c)” there shall be used the amount of said net depreciation accruals.	1st Supp Ind

In case of an application for the withdrawal of cash pursuant to the provisions of paragraph (1) of Section 62 hereof, the amount of cash sought to be withdrawn in such application shall not be included in the addition authorized by subdivision (iii) of this Section 7 in making the computation of the unfunded net property additions.

The term “net property additions reserve” shall mean the unfunded net property additions which would have existed on October 1, 1944 except for the execution of the Supplemental Indenture dated as of October 1, 1944; provided that such net property additions reserve may be used only for the purpose of satisfying, for the period from January 1, 1944 to and including December 31, 1946, any maintenance deficit remaining after certification to the Trustee for maintenance purposes of unfunded net property additions made during such period.	1st Supp Ind

Section 8. The term “prior lien” shall mean any mortgage or other lien securing outstanding prior lien bonds, vendor’s liens, purchase money mortgages and any lien securing other obligations of any nature, but excluding excepted encumbrances, prior to the lien of this Indenture as security for any of the bonds issued or to be issued under this Indenture, then existing upon any of the mortgaged and pledged property or any property which is to become part of the mortgaged and pledged property.

The term “prior lien bonds” shall mean bonds, obligations or other indebtedness secured by prior liens.

The term “outstanding prior lien bonds” shall mean as of any particular time all prior lien bonds theretofore authenticated and delivered by the trustee of the mortgage or other lien securing the same or, if there be no such trustee, all prior lien bonds theretofore made and delivered or incurred, secured by such mortgage or other lien, except (a) prior lien bonds theretofore or then paid, retired, redeemed, discharged or cancelled, (b) prior lien bonds for the purchase, payment or redemption of which money in the necessary amount shall have been or shall be then deposited with or held in trust, with irrevocable direction so to apply the same, by the Trustee hereunder or by the trustee or other holder of the

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mortgage or other lien securing such prior lien bonds, (c) prior lien bonds held in pledge by the Trustee hereunder or by the trustee or other holder of the mortgage or other lien securing such prior lien bonds or other prior lien bonds (under conditions such that no transfer of ownership or possession of such prior lien bonds by the trustee or other holder of such mortgage or other lien is permissible except upon a default thereunder or except to the trustee or other holder of the mortgage or other lien securing such prior lien bonds or other prior lien bonds for cancellation or to be held uncancelled under the terms of the mortgage or other lien securing such prior lien bonds or other prior lien bonds under like conditions), and (d) prior lien bonds authenticated and delivered and not paid, retired, redeemed or cancelled or for the payment or redemption of which money shall not have been deposited in trust under the provisions of the prior lien securing such prior lien bonds, if other prior lien bonds shall have been authenticated and delivered in exchange for, in substitution for or in lieu of any such prior lien bonds.

Section 9. The term “net earnings certificate” shall mean an independent public accountant’s certificate, stating:

I. for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the month in which the application for the authentication and delivery under this Indenture of bonds is made, the “net earnings” of the Company, which shall be the balance remaining, if any, after deducting the aggregate of the operating expenses (excluding accruals for Federal taxes based on income) and charges to expense to provide for renewals, replacements, depreciation	1st Supp Ind

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and retirements from the aggregate of the operating revenues and the applicable net non-operating revenues;
and specifying, for such computation,	1st Supp Ind

(1) gross operating revenues from all sources except those specified in (2) below (excluding therefrom profits and losses from the sale or other disposition of capital assets and including only the net amount of revenues derived from telephone toll or telegraph service contracts with other telephone or telegraph companies) ;

(2) total net non-operating revenues, including income from stocks, bonds or other securities (whether of subsidiaries or not), net earnings from the operation of any business other than a telephone or radio business or the business of the dispatch, transmission, reception or reproduction of messages, communications, intelligence, signals, light, vision or sound by electricity or otherwise, net earnings from the operation of any operating or business unit of the Company of which substantially all of the plant, system, equipment and property are not owned by the Company and, except to the extent hereinafter provided in subdivision IV of this Section 9, net earnings from the operation of any operating or business unit of the Company of which substantially all of the plant, system, equipment and property is not subject to the lien of this Indenture subject to no prior lien;

(3) the “applicable net non-operating revenues”, which shall be the net non-operating revenues or an amount equal to fifteen per centum (15%) of the “applicable interest earnings requirement” as defined in subdivision III of this Section 9, whichever is less:

(4) the operating expenses (excluding charges to expense to provide for renewals, replacements, depreciation and retirements and excluding accruals for Federal taxes based on income), rentals, insurance, actual charges for current repairs and maintenance; and	1st Supp Ind

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(5) the charges to expense to provide for renewals, replacements, depreciation and retirements;

II. (A) the annual interest charges upon (1) all bonds outstanding hereunder at the date of such certificate, (2) those bonds then applied for in the application in connection with which such certificate is made and those applied for in any other pending application, (3) all outstanding prior lien bonds on the date of such certificate, and (4) all other indebtedness (other than indebtedness for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with the Trustee hereunder or the trustee or other holder of the mortgage or other lien securing such indebtedness and other than indebtness secured by the liens of excepted encumbrances) outstanding and not held by or for the account of the Company on the date of such certificate and secured by lien prior to or of a rank equal with the lien, if any, of this Indenture upon any property of the Company if said indebtedness has been assumed by the Company or if the Company customarily pays interest charges upon the principal thereof; and

(B) the aggregate principal amount of the respective bonds and other obligations and indebtedness on which the annual interest charges referred to in clauses (1), (2), (3) and (4) of this subdivision II of this Section 9 are calculated; and

III. the “applicable interest earnings requirement”, which shall be an amount equal to two hundred per centum (200%) of the aggregate annual interest charges to be specified in accordance with subdivision II (A) of this Section 9.	1st Supp Ind

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IV. If there shall be included in computing annual interest charges in accordance with subdivision II of this Section 9 any amount on account of prior lien bonds pursuant to clause (3) of said subdivision and the property subject to such prior lien constituted at the time of its acquisition “plant or property operated by others” and the gross operating revenues and the operating expenses of such property can be determined and segregated, then the Company at its option may include all the net earnings from the operation of such property in net non-operating revenues pursuant to clause (2) of subdivision I of this Section 9 or may treat the revenues from and expenses of such operation as hereafter provided in this subdivision IV. If the Company shall elect not to include all such net earnings in net non-operating revenues, then all the operating expenses of such property (as defined in clause (4) of subdivision I of this Section 9) and all the charges in respect of such property of the character described in clause (5) of said subdivision I shall be included pursuant to said clauses (4) and (5) in the Computation of net earnings provided for in said subdivision; ~~in the computation of “net earnings before depreciation”~~ and there shall be included pursuant to clause (1) of said subdivision I such part or all of the gross operating revenues from the operation of such property (as defined in said clause (1)) that the net earnings ~~before depreciation~~ of such property (as defined in this Section 9) as stated in such computation, shall not exceed two hundred per centum (200%) of the amount included in the aggregate annual interest charges on account of bonds secured by the prior lien on such property.~~; and in the computation of “net earnings after depreciation”, there shall be included pursuant to clause (5) of said subdivision I all charges to expense-to provide for renewals, replacements. depreciation and retirements of said property and pursuant to clause (1) of said subdivision I such part or all of the gross operating revenues front the operation of such property that the net earnings after depreciation from such property (as defined in this Section 9) as started in such computation, shall not exceed one hundred and fifty per centum (150%) of the amount included in the aggregate interest charges on~~	1st Supp Ind

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~~account of bonds secured by the prior lien on said property.~~ If there shall remain any gross operating revenues from such property after the amount thereof computed as aforesaid has been included in gross operating revenues pursuant to clause (1) of subdivision I of this Section 9 in the computation of “net earnings” ~~after depreciation~~”, then the balance of such gross operating revenues shall be deemed net earnings from the operation of such property and included in the amount of net non-operating revenues pursuant to clause (2) of said subdivision I.	1st Supp Ind

If any of the property owned by the Company at the date of any net earnings certificate shall consist of plant or property operated by others and acquired by the Company during or after the period covered by the net earnings certificate, the net earnings of such property (computed in the manner herein specified for the computation of the net earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof by the Company to the extent that the same have not otherwise been included and can be determined, shall be treated as net earnings of the Company for all purposes of this Indenture. The net earnings of any property disposed of by the Company during or after such period shall not be treated as net earnings of the Company for the purposes of this Indenture.

SECTION 9A. The term “Annual Certificate of Compliance Reporting” or the “Certificate” shall mean a certificate prepared by the Company, executed by the President, or the Chief Financial Officer, and the Treasurer, or Assistant Treasurer, of the Company, and submitted to the Trustee by March 31 in any year while the 8.5% Series bond remains outstanding containing statements of compliance, as well as a list of properties released from the lien of the Indenture, both through December 31 of the prior year, in the form attached hereto as Schedule 1 and incorporated herein by reference.	39th Supp Ind

The term “Current Compliance Reporting” means all certificates, opinions of counsel, and reports required by and defined in Sections 37, 39, 40, and 50 of the Indenture. Specifically, this includes Tax Certificate and associated Opinion of Counsel (Section 37); Insurance Certificate (Section 39); Maintenance Certificate (Section 40); Annual audited financial (Section 50); and Independent Auditor’s Report (Section 50).	Schedule 1 is attached to end of Restated Inden.

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The term “Property” means all property, real and personal, subject to the lien of the Indenture, as defined in the Granting Clause and Section 2 of the Original Indenture, including the after-acquired property provisions.	39th Supp Ind

The term “Streamlined Indenture Compliance Reporting” means the simplified compliance reporting process which eliminates the various certificates and reports required by Current Compliance Reporting and replaces it with a single Annual Certificate of Compliance Reporting as defined in this Article I and further described in Article V of this supplemental indenture.

CLOSING OF INDENTURE	39th Supp Ind

It is agreed that the Indenture shall be closed and no additional bonds shall be issued under the Indenture; but nothing herein contained shall prevent the issuance of bonds under the Indenture to make replacements of any mutilated, lost, stolen or destroyed bonds or to effect such transfers and exchanges of bonds as may be permitted by the Indenture.

ARTICLE II.

Form, Execution, Registration and Exchange of Bonds.

SECTION 10. The aggregate principal amount of bonds which may be authenticated and delivered and, outstanding hereunder shall be unlimited except as may be otherwise provided by law or by this Indenture. At the option of the Company, bonds may be issued in one or more series, the bonds of each series, other than Series A, 3¾%, Due June 1, 1970, hereinafter in Section 20 hereof described, maturing on such dates and bearing interest at such rates respectively as the Board of Directors prior to the authentication thereof may determine.	29th Supp Ind

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Subject to the provisions of Section 20 hereof as to Series A, 3¾%, Due June 1, 1970, the form and terms of each series of bonds issued hereunder and of the coupons to be attached to the coupon bonds of such series shall be established by resolution of the Board of Directors. The bonds and coupons of each series shall be expressed in the English language. The text of the coupon bonds, registered bonds, and the Trustee’s certificate shall be respectively substantially of the tenor and purport above recited, provided, however, that the form and terms of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds (which shall contain the words “First Mortgage Bonds”), the designation of series, the date of maturity, serial numbers, and a place or places for the payment of principal and interest and a place or places for the registration and transfer of bonds. Any series of bonds may also contain such provisions as the Board of Directors may, in their discretion, cause to be inserted therein;

(a) expressing any obligation of the Company for the payment of the principal of the bonds of that series or the interest thereon, or both, without deduction for taxes or for the reimbursement of taxes in case of payment by the bondholders, it being understood that such obligation may be limited to taxes imposed by any taxing authorities of a specified class and may exclude from its operation or be limited to any specified tax or taxes or any portion thereof; or expressing any obligation of the Company for the creation of a sinking fund for bonds of that series, or expressing any obligation of the Company to permit the conversion of bonds of that series into capital stock of the Company of any class:

(b) permitting the bondholders to make, at a specified place or places, any or all of the following exchanges, in each instance the exchange to be for a like aggregate principal amount of bonds, viz., exchanges of coupon bonds for registered bonds, exchanges of registered bonds for coupon bonds, exchanges of coupon bonds for coupon bonds of other denominations, exchanges of registered bonds for

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registered bonds of other denominations, and exchanges of bonds of one series for bonds of another series; such privilege of exchange may in any case be made subject to such conditions, limitations or restrictions as the Board of Directors shall determine and the privilege of exchange may in any case be conferred upon the holders of bonds of one or more denominations and withheld from the holders of bonds of other denominations of the same series and may in any case be conferred on the holders of registered bonds and withheld from the holders of coupon bonds or vice versa;

(c) reserving to the Company the right to redeem all or any part of the bonds of that series before maturity at a time or times and at a redemption price or prices to be specified in the form of bond;

(d) expressing any other terms and conditions not inconsistent with the provisions hereof, upon which such bonds are to be issued and secured under this Indenture.

The coupons, attached to bonds of any series, representing interest installments may vary in amount to the extent necessary to avoid use of a fraction of the lowest denomination of currency at the time in circulation, and, for this purpose, interest upon registered bonds without coupons of any series shall (if any bonds of the same series shall be outstanding at the time in coupon form) be paid at the same amount as would be payable on coupon bonds of the same series of the largest denomination or denominations, if any, issuable in exchange therefor.	1st Supp Ind

Section 11. Any series of bonds may be executed, authenticated and delivered originally as coupon bonds or as registered bonds, or in part as coupon bonds and in part as registered bonds, of such denomination or denominations as the Board of Directors may from time to time authorize. [Whenever any bond shall be issued originally as a registered bond, there shall be reserved by the Company unissued an aggregate principal amount of coupon bonds equal to the principal amount of the registered bond so issued, and the serial number or numbers of the coupon bond or bonds so reserved unissued shall lie endorsed by the Company on such registered bond issued in lieu thereof, but the Company shall not be required to prepare or deliver to the Trustee any coupon bond or bonds so reserved, unless and until the holders of the registered bond or bonds on which the numbers of such reserved coupon bond or bonds shall have been endorsed shall request the exchange of all or any portion of his registered bond or bonds for any such reserved coupon bond or bonds.]	(See p. 58a)

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Section 12. Every registered bond shall be dated as of the date of this Indenture or, if such bond be authenticated after December 1, 1940, then as of the last interest payment date to which interest has been paid on bonds of such series, except that, if any registered bond of any series shall be authenticated upon any interest payment date for that series, it shall be dated as of the day of such authentication, unless interest is in default as to that series, and except that in case of the issue of any registered bond of any series other than Series A, 3-3/4%, Due June 1, 1970, prior to the first interest payment date for that series, such bond shall be dated six months prior to the first interest payment date for bonds of that series if interest thereon is payable semi-annually (or, if not so payable, then dated as of the date that is such length of time prior to the first interest payment date for bonds of that series as such first interest payment date is prior to the second interest payment date). The coupon bonds of each series of bonds issued hereunder other than Series A, 3-3/4%, Due June 1, 1970, shall be dated as of such date as may be determined by the Board of Directors and designated in the form established for such series.	1st Supp Ind (See p. 58a)

Section 13. Any bond may have imprinted thereon any legend or legends required in order to comply with the rules of any stock exchange or to conform to general usage, and the Board of Directors by resolution may amend any legend on bonds then outstanding so as to comply with such rules or so as to conform to such usage.

Section 14. In all cases in which the privilege of exchanging bonds exists and is exercised, the bonds to be exchanged shall be surrendered at such place or places as shall be designated by the Board of Directors for the purpose, with all unmatured coupons attached (in the case of coupon bonds), and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the bond or bonds of authorized denominations which the bondholder making the exchange shall be entitled to receive. All registered bonds so surrendered for exchange, and all coupon bonds surrendered in exchange for other coupon bonds so surrendered, shall be cancelled by the Trustee and a certificate evidencing the cancellation thereof shall be delivered to the Company. Coupon bonds surrendered in exchange for registered bonds may be held by the Trustee in reserve against the registered bond or bonds issued in exchange for such coupon bonds. [Upon every transfer of bonds as permitted by Section 15 hereof, and upon every exchange of bonds, the Company may make	(See p. 58a)

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a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company and in addition may charge a sum not exceeding Two Dollars ($2) for each new bond issued upon any such transfer or exchange which shall be paid by the party requesting such transfer or exchange as a condition precedent to the exercise of the privilege of making such transfer or exchange.] [The Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten (10) days next preceding any interest payment date of said series.]	(See p. 58a)

Section 15. The Company shall keep at such place or places as shall be designated in Section 20 hereof or by resolution of the Board of Directors for the purpose, books for the registration and transfer of bonds issued hereunder, which, at all reasonable times, shall be open for inspection by the Trustee; and upon the presentation for such purpose at any such place or places, the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, any bonds issued under this Indenture and entitled to registration or transfer at such office. Upon the registration of any coupon bond as to principal, the fact of such registration shall be noted on such bond. Upon the transfer of any registered bond, the Company shall issue in the name of the transferee or transferees a new registered bond or new registered bonds of the same series and of authorized denominations for a like principal amount and the Trustee, upon surrender to it for cancellation of the bonds so transferred, shall authenticate and deliver new registered bonds to, or upon the order of, him or them. All registered bonds so surrendered for transfer shall be cancelled by the Trustee, and a certificate evidencing the cancellation thereof shall be delivered to the Company. In lieu of inspecting any books for the registration and transfer of bonds, the Trustee, subject to the provisions of Section 92 hereof, shall be entitled to accept and conclusively rely upon a certificate of the agent or officer in charge thereof as to the facts and matters therein appearing.

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Exceptions to the Original Indenture as supplemented and amended appear in each of the following Supplemental Indentures:

Seventeenth Supplemental Indenture through Thirty – Eighth Supplemental Indenture

ARTICLE I, Section 1:

Notwithstanding the provisions of Section 12 of the Original Indenture as supplemented and amended, the Bonds of the Series Due ** shall be dated as of the last interest payment date preceding the date of authentication to which interest has been paid on such bonds, except that (i) if any such bond shall be authenticated on any interest payment date to which interest has been paid, it shall be dated as of the date of such authentication, (ii) if any such bond shall be authenticated prior to the close of business on the record date (as hereinafter in this Section defined) with respect to the first interest payment date for the Bonds of the Series Due ** such bond shall be dated as of *** and (iii) if any such bond shall be authenticated after the close of business on the record date with respect to any interest payment date and prior to such interest payment date and there is no existing default in the payment of interest on the Bonds of the Series Due ** such bond shall be dated as of such interest payment date.

The second sentence of Section 11 of the Original Indenture as supplemented and amended shall not be applicable to Bonds of the Series Due **

The last sentence of Section 14 of the Original Indenture as supplemented and amended shall not be applicable to the Bonds of the Series Due ** . The Company shall not be required to make transfers or exchanges of Bonds of the Series Due ** for a period of not more than five business days next preceding the mailing of any notice of redemption or to transfer or exchange any such bond, or the portion therefore, which shall have been designated for redemption.

Notwithstanding the provisions of the fourth sentence of Section 14 of the Original Indenture as supplemented and amended, no service charge shall be made for any exchange or transfer of Bonds of the Series Due ** but the Company may require the payment of a sum sufficient to cover any tax or taxes or other governmental charge.

** Year of Bond Maturity *** Bond Issue Date

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Section 16. All bonds issued hereunder shall, from time to time, be executed on behalf of the Company by its President or one of its Vice-Presidents and its corporate seal shall be thereunto affixed or printed thereon and attested by its Secretary or one of its Assistant Secretaries. Such execution and attestation, except on Bonds of the 3-3/8% Series, Due October 1, 1974, the 4-3/4% Series Due 1977, the Due 1980, the 3% Series Due 1980, the 3-5/8% Series Due 1981, the 3-3/4% Series Due 1982, the 4-1/8% Series Due 1983, the 3.40% Series Due 1985, the 4-3/4% Series Due 1987, the 5-1/8% Series Due 1991, the 4-7/8% Series Due 1992, the 4.40% Series Due 1993, the 4-5/8% Series Due 1994 and the 5-3/8% Series Due 1996, may be by facsimile. The coupons to be attached to coupon bonds shall bear the facsimile signature of the present or any future treasurer of the Company. In case any of the officers who shall have signed any bonds or attested the seal thereon or whose facsimile signature appears on any coupons shall cease to be such officers of the Company before the bond so signed and sealed shall have been actually authenticated by the Trustee or delivered or issued by the Company, such bonds nevertheless may be authenticated, delivered and issued with the same force and effect as though the person or persons who signed such bonds and attested the seal thereon or whose facsimile signature appears on any coupons had not ceased to be such officer or officers of the Company. Before authenticating any coupon bonds, the Trustee shall cut off, cancel and cremate all matured coupons thereto attached and shall deliver to the Company a certificate evidencing the cremation thereof, except that coupon bonds which are authenticated in lieu of lost, stolen, destroyed or mutilated bonds shall bear all coupons which have not been paid.	18th Supp Ind

Section 17. Until definitive bonds of any series issued under this Indenture are ready for delivery, there may be authenticated and delivered and issued in lieu of any thereof a temporary typewritten, printed, lithographed or engraved bond or bonds substantially of the tenor of the bonds hereinbefore described, with or without one or more coupons, and with or without the privilege of registration as to principal, and such temporary bond or bonds may be in such denomination or denominations as the Board of Directors may determine. Such temporary bond or bonds shall be entitled to the lien and benefit of this Indenture. Upon the exchange for definitive bonds of the same series, which the Company shall make without any charge therefor, such temporary bond or bonds and any unmatured coupons attached thereto shall

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be cancelled or cremated by the Trustee and upon the request of the Company a certificate of such cancellation or cremation shall be delivered to it. When and as interest is paid upon any temporary bond without coupons, the fact of such payment shall be noted thereon, unless such bond is a registered bond. Until such definitive bonds are ready for delivery, the holder of one or more temporary bonds may exchange the same, upon payment, if the Company shall require, of the charges provided in Section 14 hereof, on the surrender thereof in bearer form or, if registered, properly endorsed for transfer, with all unmatured coupons, if any, attached, to the Trustee for cancellation, and shall be entitled to receive temporary bonds of the same series of like aggregate principal amount of other authorized denominations.

Section 18. Upon receipt by the Company and the Trustee of evidence satisfactory to them of the loss, theft, destruction or mutilation of any bond outstanding hereunder not then matured or subject to payment, and of indemnity satisfactory to them, and upon payment, if the Company shall require it, of a reasonable charge and upon reimbursement to the Company and the Trustee of all reasonable expense incident thereto, and upon surrender and cancellation of such bond, if mutilated, and the coupons appertaining thereto, if any, the Company may execute, and the Trustee may authenticate and deliver, a new bond of like tenor and of the same series, in lieu of such lost, stolen, destroyed or mutilated bond. In case of the loss, theft, destruction or mutilation of any bond outstanding hereunder which has matured or is then subject to payment by redemption, purchase or otherwise, the Trustee and the Company, upon receipt from the owner of such bond of evidence satisfactory to them of such loss, theft, destruction or mutilation and upon surrender and cancellation of such bond if mutilated and of indemnity satisfactory to them, may pay to the owner of such bond the amount payable thereon without the execution, authentication and delivery of a substitute bond.

Section 19. No bonds shall be secured hereby unless there shall be endorsed thereon the certificate of the Trustee, substan-

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tially in the form hereinbefore recited, that it is one of the bonds (or temporary bonds) herein described; and such certificate on any such bond shall be conclusive evidence that such bond has been duly authenticated and delivered and is secured hereby.

Section 20. Notwithstanding any of the provisions hereinbefore in this Article II contained to the contrary, which said provisions in so far as they are contrary shall not be applicable to the bonds in this Section 20 described, there shall be a series of bonds designated Series A, 3¾%, Due June 1, 1970, each of which shall also bear the descriptive title “First Mortgage Bond”, said bonds being sometimes hereinafter referred to as the “bonds of Series A”, and the form thereof and of the appurtenant coupons shall contain suitable provisions with respect to the matters hereinafter in this Section 20 specified. Bonds of Series A, 3¾%, Due June 1, 1970, shall mature on June 1, 1970, and shall be initially issued as coupon bonds in the denomination of $1000 each, numbered consecutively from M-l upwards, registerable as to principal, or, if the Board of Directors shall so determine, in the form of registered bonds, which bonds shall be numbered consecutively from R-1 upwards and shall be of such denominations as the Board of Directors shall approve, and execution and delivery to the Trustee for authentication shall be conclusive evidence of such approval. The serial numbers of registered bonds other than those initially issued shall be such as may be approved by the Trustee and any officer of the Company. They shall bear interest at the rate of three and three-quarters per centum (3¾%) per annum, payable semi-annually on December 1 and June 1 in each year; both the principal of and the interest on said bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office or agency of the Company in the City of Dallas, State of Texas, or, at the option of the holder or owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Coupon bonds of Series A, 3¾%, Due June 1, 1970, shall be dated as of June 1, 1940. Coupon

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bonds and registered bonds of said Series A, 3¾%, Due June 1, 1970, of like aggregate principal amount shall be interchangeable at the option of the holders. Any or all of the bonds of Series A, 3¾%, Due June 1, 1970, shall be redeemable at the option of the Company at any time, and from time to time, prior to maturity, upon notice published at least once in each of four (4) successive calendar weeks (on any day of each such week), the first publication to be at least thirty days and not more than forty-five days prior to the date of redemption, in one daily newspaper printed in the English language and of general circulation in the City of Dallas, State of Texas, and in one daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York (provided that publication of such notice shall not be required in case all the outstanding bonds of said series are registered bonds and the Company or the Trustee shall have received written acknowledgement from the registered holders of all the then outstanding bonds of said series of written notice thereof), at the principal amount thereof and accrued interest thereon to the date of redemption, together with a premium equal to a percentage of the principal amount thereof determined as follows: six and one-half per centum (6½%) if redeemed on or before June 1, 1944; five and one-half per centum (5½%) if redeemed thereafter but on or before June 1, 1948; four and one-half per centum (4½%) if redeemed thereafter but on or before June 1, 1952; three and one-half per centum (3½%) if redeemed thereafter but on or before June 1, 1956; two and one-half per centum (2½%) if redeemed thereafter but on or before June 1, 1960; two per centum (2%) if redeemed thereafter but on or before June 1, 1964; one per centum (1%) if redeemed thereafter but on or before June 1, 1968; and without premium if redeemed after June 1, 1968.

The owner of any coupon bond of Series A, 3¾%, Due June 1, 1970, may have the ownership thereof registered as to principal at the principal office of the Trustee, in the City of Dallas, State of Texas, and such registration noted on such bond. After such registration no transfer of said bond shall be valid unless made

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at said office by the registered owner in person or by his duly authorized attorney and similarly noted on such bond; but the same may be discharged from registry by being in like manner transferred to bearer and thereupon transferability by delivery shall be restored; but such bond may again from time to time be registered or transferred to bearer in accordance with the above procedure. Such registration, however, shall not affect the negotiability of the coupons appertaining to such bonds, but every such coupon shall continue to be transferable by delivery and shall remain payable to bearer. Registered bonds of Series A, 3¾%, Due June 1, 1970, may be transferred at the principal office of the Trustee, in the City of Dallas, State of Texas.

ARTICLE III.

Original Issue of Bonds.

Section 21. Bonds of Series A, 3¾%, Due June 1, 1970, of the aggregate principal amount of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered whether before or after the recording hereof, at one time or from time to time, on receipt of the order or orders of the Company evidenced by writing or writings, signed by the Company by its President or one of its Vice-Presidents and its Treasurer or one of its Assistant Treasurers.

ARTICLE IV.

Issuance of Bonds Upon the Basis of Property Additions.

Section 22. Subject to the limitation as to aggregate principal amount set forth in Section 10 hereof, bonds in addition to those provided for in Article III hereof and of any one or more series may from time to time be executed by the Company and delivered to the Trustee, and shall be authenticated by the Trus-

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tee and delivered from time to time to or upon the order of the Company upon the basis of property additions, but only in accordance with and subject to the conditions, provisions and limitations set forth in the next succeeding sections of this Article IV.

Section 23. Bonds may be authenticated and delivered at any time under the provisions of this Article IV upon the basis of properties which, but for the fact that they are subject to a prior lien, would constitute property additions as defined in Article I hereof if, but only if, provision for payment or redemption of the outstanding prior lien bonds secured by such prior lien is made prior to or contemporaneously with such authentication by depositing irrevocably in trust with the Trustee hereunder, or with the trustee or other holder of such prior lien, funds in an amount sufficient for and for the purpose of paying or redeeming such prior lien bonds.

Section 24. Bonds of any one or more series may be authenticated and delivered under the provisions of this Article IV, from time to time, upon the basis of property additions for a principal amount not exceeding sixty per centum (60%) of the amount of unfunded net property additions.

Section 25. No bonds shall be authenticated and delivered on the basis of property additions or of the deposit of cash unless, as shown by a net earnings certificate, the net earnings ~~before depreciation and the net earnings after depreciation~~ shall have been, for the period referred to in such certificate, not less than the applicable interest earnings requirement as defined in subdivision III of Section 9 hereof.	1st Supp Ind

Section 26. No application by the Company to the Trustee for the authentication and delivery of bonds hereunder upon the basis of property additions shall be granted by the Trustee until the Trustee shall have received or unless the Trustee shall receive concurrently with the granting of such application :

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(1) A resolution requesting the Trustee to authenticate and deliver bonds and (a) specifying the principal amount of bonds called for, the series thereof, any other matters with respect thereto required or permitted by this Indenture, and (b) specifying the officer, or officers, of the Company to whom, or upon whose written order, such bonds shall be delivered.

(2) A treasurer’s certificate, dated the date on which the application is made, stating that, so far as known to the signers, the Company is not, and upon the granting of the application will not be, in default in the performance of any of the covenants or provisions of this Indenture.

(3) An engineer’s certificate, dated within ten (10) days of the date on which the application is made, stating:

(a) the amount of net property additions stated in sub-divsion (b) of the most recent certificate, if any, theretofore filed after October 1, 1944 complying with the requirements of this paragraph (3) of this Section 26;	1st Supp Ind

(b) in reasonable detail the cost of the gross property additions made or acquired by the Company since the termination of the period covered by the certificate referred to pursuant to subdivision (a) of this paragraph (3) or if no such certificate has been filed, since ~~June 1, 1940,~~ October 1, 1944, and up to a date within ninety (90) days of the date of the certificate then being filed, which cost, as to such property additions as constitute plant or property operated by others shall be the amount certified as the cost of such property additions in the independent public accountant’s certificate provided for in subdivision (b) of paragraph (5) of this Section 26;	1st Supp Ind

(c) as to each of the gross property additions described in the certificate, the fair value of such property additions as have not been retired, which fair value, as to property additions constitution plant or property operated by others, shall be the fair value thereof as certified in the independent engineer’s certificate provided for in subdivision (a) of paragraph (5) of this Section 26;	1st Supp Ind

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~~value, then stating the fair value, which fair value, as to property additions constituting plant or property operated by others, shall be the fair value thereof as certified in the independent engineer’s certificate provided for in subdivision (a) of paragraph (5) of this Section 26;~~

(d) the amount of such gross property additions;

(e) which, if any, of such gross property additions, at the time of acquisition thereof, were part of property additions which constituted plant or property operated by others;

(f) the retirements, described in reasonable detail, during the period covered by the certificate;

(g) the amount of net property additions, if any, during the period covered by such certificate;

(h) the amount of net property additions as of the date of termination of the period covered by the certificate;

(i) the amount of unfunded net property additions as of the date of the certificate and the computation thereof in the manner provided by Section 7 hereof;

(j) the amount of unfunded net property additions, if any, made the basis for the application of which the certificate is a part; and

(k) the amount of unfunded net property additions, if any, after the granting of such application.

Such certificate shall also state the amount of the net depreciation accruals as of the date of the certificate and the computation thereof in the manner provided in Section 5A hereof.	1st Supp Ind

Such certificate shall state that the properties described therein as property additions are or, concurrently with the granting of the application, will become property additions as defined in Article I hereof; that no portion thereof has been included in any other certificate filed with the Trustee complying with the requirements of this paragraph (3) of this Section 26; that the items of property described in such certificate as property additions are desirable in the

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conduct of the business of the Company, and are not subject to any prior lien, or that a portion thereof (which portion shall be specified and described) is subject to a prior lien or liens (the amount of prior lien bonds secured by and the nature of which prior liens shall also be specified and described), and that the provisions of Section 38 were complied with in acquiring such property; that since the last day of the period covered by such certificate the Company has not made retirements in excess of the sum of the amount certified pursuant to subdivision (k) of this paragraph (3) of this Section 26 and the amount of the gross property additions made since the date of such certificate; and that no portion of the cost of the property additions described in such certificate should properly have been charged, and that no portion has been charged, to maintenance or to any other expense account. Property additions and retirements shall be described for the purposes of such certificate by stating the descriptive name or title of the account or accounts (and subdivisions thereof applicable thereto) under or pursuant to any system of accounting with which the Company is compelled to comply by any provision of law or, if the Company is not subject to any such requirement, any standard system of accounting in general use by companies doing a similar business, to which the cost of such property additions has been charged or allocated or to which such retirements have been credited or allocated, except that any parcels of real estate or any property additions consisting of plant or property operated by others shall be briefly and separately described.

(4) An accountant’s certificate certifying to the correctness of the amount certified as retirements pursuant to subdivision (f) of paragraph (3) of this Section 26 and of the amount certified as the cost of each of the gross property additions described pursuant to subdivision (b) of paragraph (3) of this Section 26, and of the amount of net depreciation accruals certified pursuant to paraqraph (3) of this Section 26.

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(5) In case any property described as property additions is shown by the engineer’s certificate provided for in paragraph (3) of this Section 26 to consist of plant or property operated by others, there shall be furnished to the Trustee certificates, dated within ninety (90) days of the date of the engineer’s certificate provided for in paragraph (3) of this Section 26, as follows:

(a) an independent engineer’s certificate which shall contain a statement of the signer’s opinion of the fair value of each item of property described as property additions referred to in subdivision (e) of the engineer’s certificate provided for in paragraph (3) of this Section 26, and of any other plant or property operated by others the subjection of which to the lien of this Indenture has, since the commencement of the then current calendar year, been made the basis for the release of property or securities subject to the lien of this Indenture and as to which an independent engineer’s certificate has not previously been furnished, a brief statement of the considerations governing the signer’s determination of such fair value, a brief statement of the condition, serviceability and general location of such properties described as property additions, a statement of the signer’s opinion as to the fair value of the other property, tangible and intangible, acquired as a part of the transaction by which such properties described as property additions were acquired; and a statement that such properties described as property additions are or, concurrently with the granting of the application, will become property additions as defined in Section 4 hereof; and

(b) an independent public accountant’s certificate stating in the signer’s opinion the cost to the Company of each of the properties described as property additions referred to in the independent engineer’s certificate provided for in subdivision (a) of this paragraph (5).

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(6) A net earnings certificate dated as of the date of the granting of the application, showing the earnings of the Company to be as required by Section 25 hereof.

(7) An opinion of counsel specifying the instruments of conveyance, assignment and transfer necessary to vest in the Trustee, to hold as part of the mortgaged and pledged property hereunder, all the right, title and interest of the Company in and to the property described as property additions in the engineer’s certificate provided for in paragraph (3) of this Section 26 (which has not been retired), or stating that no such instruments are necessary for such purpose, and also stating the signer’s opinion (a) that this Indenture is or, upon the delivery of the instruments of conveyance, assignment or transfer mentioned in said opinion, will be a lien on such property, and that the Company has or, upon delivery of such instruments, will have title to such property and to the property described in the granting clauses of this Indenture and each supplemental indenture and in each engineer’s certificate filed with the Trustee complying with the requirements of paragraph (3) of this Section 26 and in each maintenance certificate, which is still owned by the Company, subject to no lien, charge or encumbrance thereon prior to the lien of this Indenture, except the excepted encumbrances as defined in Section 2 hereof and the prior liens, if any, referred to in the accompanying engineer’s certificate, and that, upon the recordation or filing, in the manner stated in such opinion, of the instruments so specified, if any, and, upon the recordation or filing of this Indenture or any supplemental indenture in the manner stated in such opinion, or without any such recordation or filing, if such opinion shall so state, no further recording or re-recording or filing or re-filing (except such as may be referred to in such opinion) of this Indenture or any other instrument is required to maintain the lien of this Indenture upon such property as against all creditors and subsequent purchasers and encumbrancers, subject to said excepted encumbrances and prior

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liens; (b) that the total amount of cash required to be deposited to provide for the payment, redemption or cancellation of prior lien bonds secured by such prior liens is the amount specified in such opinion and that it has been or, concurrently with the granting of the application, will be deposited in trust with the Trustee hereunder, or with the trustee or other holder of the mortgage or other lien securing such prior lien bonds, together with an irrevocable authority and direction by the instruments specified in said opinion for the purpose of paying, redeeming, discharging and cancelling such prior lien bonds and that upon such deposit such property will cease to be subject to any prior lien; (c) that the Company has corporate authority and all necessary permission from governmental authorities to own and operate the property described in such certificate; (d) that the determination of the cost of such property as stated in the certificates furnished pursuant to paragraphs (3), (4) and (5) of this Section 26 was not inconsistent with the order, if any, of each governmental authority approving the transaction or transactions by which such property was acquired or authorizing the ownership or operation thereof; (e) that the issue of the bonds, the authentication and delivery of which are being applied for, has been duly authorized by the Company and by any and all governmental authorities the consent of which is requisite to the legal issue of such bonds, or that no consent of any governmental authority is requisite to the legal issue of such bonds, and that all of the requirements of the Indenture and of law for the due and lawful issue, authentication and delivery of said bonds have been duly complied with and that said bonds when issued, authenticated and delivered will be the valid and legal obligations of the Company entitled to all the benefits and security of this Indenture; (f) that all recording and other taxes required by law to be paid in connection with the issuance of such bonds or for the effectiveness of the lien of this Indenture as security for such bonds have been paid or specifying what

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provision for the payment thereof has been made (which provision shall he satisfactory to the Trustee), or that no tax is required by law to be paid. Unless such opinion shall show that no consent or approval of any governmental authority is requisite to the legal issue of the bonds, the authentication and delivery of which are being applied for, or to the acquisition, ownership or operation of the property described in the application, it shall specify any officially authenticated certificates, or other documents, by which such consent or approval is or may be evidenced.

(8) The instruments of conveyance, assignment and transfer, if any, and the officially authenticated certificates or other documents (or copies thereof, certified by the Secretary or an Assistant Secretary of the Company, if the originals are not to be delivered to the Trustee), if any, described in the opinion of counsel provided for in paragraph (7) above.

(9) The cash, if any, specified in the opinion of counsel (or, in lieu of such cash, a certificate of the trustee or other holder of the prior lien with whom the deposit has been made to the effect that such deposit in trust has been made), together with the instrument or instruments, if any, specified in said opinion of counsel, authorizing and directing the use of said money in accordance therewith (or, if said money has been deposited in trust with the trustee or other holder of the prior lien, a copy of such instrument or instruments, if any, certified by the Secretary or Assistant Secretary of the Company).

ARTICLE V.

Issuance of Bonds Upon Retirement of Bonds Previously Outstanding Hereunder.

Section 27. Subject to the limitation as to aggregate principal amount set forth in Section 10 hereof, bonds in addition to those provided for in Articles III and IV hereof and of any one or

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more series may, from time to time, be executed by the Company and delivered to the Trustee, and shall be authenticated by the Trustee and delivered from time to time to, or on the order of, the Company upon the basis of bonds authenticated and delivered hereunder which have been paid, retired, redeemed or cancelled or surrendered to the Trustee for cancellation or for the payment of which at maturity, together with the interest due or to become due thereon, or for the redemption of which, cash has been deposited with the Trustee irrevocably in trust for such purpose, but only in accordance with and subject to the conditions, provisions and limitations set forth in the next succeeding sections of this Article V.

Section 28. Bonds of any one or more series shall be authenticated and delivered under the provisions of this Article V, subject to the conditions of Sections 29 and 30 hereof, in principal amount equivalent to the principal amount of bonds authenticated and delivered hereunder which have been paid, retired, redeemed, cancelled or surrendered for cancellation (except when cancelled pursuant to the provisions of Section 30 or 40 hereof, or pursuant to the provisions of Section 60 or paragraph (2) of Section 62 hereof to obtain the release of property or the withdrawal of cash, or through use of cash pursuant to the provisions of paragraph (3) or (4) of Section 62 hereof) or for the payment at maturity or redemption of which, with the interest due or to become due thereon, cash is then held, in trust, by the Trustee. Such authentication shall be made upon the request of the Company evidenced by a resolution such as is described in paragraph (l) of Section 26 hereof and upon receipt by the Trustee of a treasurer’s certificate and an opinion of counsel such as are described respectively in paragraph (2) of Section 26 hereof and paragraph (4) of Section 31 hereof (together with the certificates and other documents and instruments, if any, described in such opinion of counsel) and of a further treasurer’s certificate stating

(a) the aggregate principal amount of bonds authenticated and delivered hereunder which have been paid, retired, re-

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deemed, cancelled or surrendered to the Trustee for cancellation or for the payment or redemption of which cash is then held in trust by the Trustee and made the basis of such application;

(b) that such bonds have not been cancelled pursuant to the provisions of Section 30 or 40 hereof, or pursuant to the provisions of Section 60 or paragraph (2) of Section 62 hereof to obtain the release of property or the withdrawal of cash, or through the use of cash pursuant to the provisions of paragraph (3) or (4) of Section 62 hereof ; and

(c) the aggregate principal amount of bonds authenticated and delivered hereunder but never bona fide issued by the Company which have been cancelled and which form part of the bonds made the basis of such application.

Section 29. (a) In case there shall have been delivered to the Trustee pursuant to any provision of this Indenture, subsequent to such payment, retirement, redemption, cancellation or surrender for cancellation of bonds or to the deposit of money for such purpose, a net earnings certificate in which the annual interest charges on such bonds shall not have been included, or (b) in case bonds authenticated and delivered by the Trustee but never bona fide issued by the Company are being made the basis of the issuance of bonds under this Article V, bearing an interest rate higher than that borne by such bonds made the basis for the issuance thereof, the Company covenants that it will not execute or request the Trustee to authenticate and deliver and the Trustee shall not authenticate and deliver additional bonds pursuant to the provisions of this Article V upon the basis of any of the bonds falling within the classes described in clauses (a) and (b) of this Section 29, unless the Trustee shall also have received a net earnings certificate dated as of the date of the granting of the application, showing the earnings of the Company to be as required by Section 25 hereof. Bonds issued merely by way of pledge shall not be deemed to have been issued for the purposes of this Section 29.

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Section 30. Bonds made the basis of the issuance of bonds pursuant to the provisions of this Article V shall be cancelled and cremated, and shall not thereafter be made the basis for the authentication of bonds, the withdrawal of cash or the release of property, or be used to satisfy a maintenance deficit, under any of the provisions of this Indenture.

ARTICLE VI.

Issuance of Bonds Upon Deposit of Cash With Trustee.

Section 31. Subject to the limitation as to aggregate principal amount set forth in Section 10 hereof, the Trustee shall from time to time upon the request of the Company authenticate and deliver bonds upon the deposit by the Company with the Trustee for such purpose of an amount of cash equal to the aggregate principal amount of the bonds so requested to be authenticated and delivered but only after the Trustee shall have received:

(1) a resolution such as is described in paragraph (1) of Section 26 hereof;

(2) a treasurer’s certificate such as is described in paragraph (2) of Section 26 hereof;

(3) a net earnings certificate dated as of the date of the granting of the application, showing the earnings of the Company to be as required by Section 25 hereof;

(4) an opinion of counsel to the effect that (i) the property described in the granting clauses of this Indenture and each supplemental indenture and in each engineer’s certificate filed with the Trustee complying with the requirements of paragraph (3) of Section 26 hereof and in each maintenance certificate, which is still owned by the Company, is subject to the lien of the Indenture and to no prior lien or only to the prior lien or liens specified in such opinion, that the total amount of cash required to be deposited to provide for the payment, redemption or cancellation of prior lien bonds se-

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cured by such prior lien or liens has been or, concurrently with the granting of the application, will be deposited in trust with the Trustee hereunder or with the trustee or other holder of such prior lien or liens, together with irrevocable authority and direction by the instruments specified in said opinion for the purpose of paying, redeeming and cancelling such prior lien bonds, (ii) the issue of the bonds, the authentication and delivery of which are requested in such resolution, has been duly authorized by the Company and by any and all governmental authorities the consent of which is requisite to the legal issue of such bonds or that no consent of any governmental authorities is requisite -to the legal issue of such bonds, and (iii) all of the requirements of the Indenture and of law for the due and lawful issue, authentication and delivery of said bonds have been duly complied with and said bonds when issued, authenticated and delivered will be the valid and legal obligations of the Company entitled to all the benefits and security of this Indenture. Unless such opinion shall show that no consent of any governmental authorities is requisite to the legal issue of the bonds, the authentication and delivery of which are requested in such resolution, it shall specify any officially authenticated certificates, and other documents, by which such consent is or may be evidenced; and

(5) the officially authenticated certificates, and the other documents and instruments (or copies thereof certified by the Secretary or an Assistant Secretary of the Company, if the originals are not to be delivered to the Trustee), if any, described in the opinion of counsel provided for in paragraph (4) of this Section 31.

Section 32. All cash deposited with the Trustee under the provisions of Section 31 hereof shall be held in trust by the Trustee as a part of the mortgaged and pledged property, but whenever the Company shall become entitled to the authentication and delivery of bonds under the provisions of Article IV hereof, the

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Trustee, upon the application of the Company, evidenced by a resolution, shall pay over to the Company or upon its order, in lieu of each bond or fraction thereof to the delivery of which the Company may then be so entitled, a sum in cash equal to the principal amount of such bond or fraction thereof; provided, however, that, for the purpose of withdrawing cash pursuant to the provisions of this Section 32, it shall in no case be necessary for the Company to deliver to the Trustee the resolution and certificate required by paragraphs (1) and (6) of Section 26 hereof, and such parts of the opinion described in paragraph (7) of said Section 26 as relate solely to the authorization of the issuance of bonds by governmental authorities and by the Company. Such opinion shall state that all of the requirements of the Indenture for the payment to the Company of said cash have been duly complied with.

Section 33. If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of Section 31 hereof may be withdrawn, used or applied in the manner and for the purposes and subject to the conditions provided in paragraph (2), (3) or (4) of Section 62 hereof.

ARTICLE VII.

Particular Covenants of the Company.

The Company hereby covenants as follows:

Section 34. That it is lawfully seized and possessed of the mortgaged and pledged property; that it will maintain and preserve the lien of this Indenture so long as any of the bonds issued hereunder are outstanding; that it has good right and lawful authority to mortgage and pledge the mortgaged and pledged property, as provided in and by this Indenture; that said mortgaged and pledged property is not subject to any lien prior in lien to the lien of this Indenture except (a) excepted encum-

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brances, and (b) the Indenture of Mortgage of Southwestern Associated Telephone Company to City National Bank and Trust Company of Chicago (as successor to Chicago Trust Company), Trustee, and Arthur T. Leonard (as successor to Arthur J. Baer), Co-Trustee, dated April 1, 1931, as supplemented, under which there have been issued and are outstanding $3,250,000 principal amount of First Mortgage 5% Gold Bonds, Series A, Due April 1, 1961. The Company agrees that, prior to or simultaneously with the authentication and delivery of any bonds hereunder, the Company, by proper resolution of its Board of Directors, will call for redemption on or before September 1, 1940, the $3,250,000 principal amount of said First Mortgage 5% Gold Bonds, Series A, Due April 1, 1961, now outstanding, and will deposit with City National Bank and Trust Company of Chicago (as successor to Chicago Trust Company), Trustee, funds sufficient for such redemption, in trust and accompanied by irrevocable instructions to apply the same to and to effect such redemption, together with irrevocable instructions to publish notice of such redemption in Chicago and in New York once a week for four successive weeks in accordance with the terms of said indenture dated April 1,1931. At the earliest date permitted by the terms of said indenture dated April 1, 1931, but in no event later than September 1, 1940, the Company will procure from City National Bank and Trust Company of Chicago (as successor to Chicago Trust Company), as Trustee under said indenture, duly executed counterparts of appropriate instruments evidencing the satisfaction and discharge of said indenture dated April 1, 1931, and of any indentures supplemental thereto. Promptly after the receipt of such instruments of satisfaction and discharge, the Company will cause the same to be recorded in all places in which said indenture dated April 1, 1931, or any indenture supplemental thereto, has been recorded. The Company further agrees that it will take or cause to be taken all such action, if any, necessary to effect such redemption and such discharge and satisfaction.

Section 35. That (a) it will duly and punctually pay the principal of and premium, if any, and interest on all the bonds

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outstanding hereunder, according to the terms thereof, and that it will not directly or indirectly extend or assent to the extension of the time for the payment of any coupon or claim for interest upon any of the bonds and will not directly or indirectly be a party to or approve of any arrangement for any such extension by purchasing said coupons or claims or in any other manner; (b) it will keep an office or agency, while any of the bonds issued hereunder are outstanding, at any and all places in which the principal of or interest on any of said bonds shall be payable, where notices, presentations and demands to or upon the Company in respect of such bonds or coupons as may be payable at such places or in respect of this Indenture may be given or made, and for the payment of the principal thereof and premium, if any, and interest thereon; and (c) it will from time to time give the Trustee written notice of the location of such office or offices or agency or agencies, and in case the Company shall fail to maintain such office or offices or agency or agencies or to give the Trustee written notice of the location thereof, any such notice, presentation or demand in respect of said bonds or coupons or of this Indenture may be given or made to or upon the Trustee, at its principal office, and the Company hereby authorizes such presentation and demand to be made to, and such notice to be served on, the Trustee in either of such events and the principal of and premium, if any, and interest on said bonds shall in such event be payable at said office of the Trustee.

As the coupons annexed to bonds are paid, they shall be cancelled and shall, from time to time, be delivered to the Trustee for cremation, and the Trustee shall deliver to the Company a certificate of such cremation.

If the time for the payment of any coupon or claim for interest upon any of the bonds shall be directly or indirectly extended or the extension thereof shall be assented to by the Company or the Company shall be a party to or approve of any arrangement for any such extension by purchasing said coupons or claims for interest or in any other manner, then, anything in this Indenture contained to the contrary notwithstanding, such coupon or claim

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for interest so extended shall not be entitled, in case of default herein, to any benefit of or from this Indenture, except after the prior payment in full of all bonds issued and outstanding hereunder and all such coupons and claims for interest as shall not have been so extended.

Section 36. (a) That, if it shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which it shall agree with the Trustee, subject to the provisions of this Section, (1) that such paying agent shall hold in trust for the benefit of the bondholders all sums held by such paying agent for the payment of the principal of or interest on the bonds (and premium, if any); and (2) that such paying agent shall give the Trustee notice of any default by the Company or any other obligor in the marking of any deposit with it for the payment of the principal of or interest on the bonds (and premium, if any), and of any default by the Company or any other obligor the making of any such payment.	18th Supp Ind

(b) That, if the Company acts as its own paying agent, it will, on or before each due date of each installment of principal or interest on the bonds, set aside and segregate and hold in trust for the benefit of the bondholders a sum sufficient to pay such principal or interest so becoming due on the bonds (and premium, if any) and will notify the Trustee of such action, or of any failure to take such action.

(c) Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

(d) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 85.

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Section 37. That it will pay all taxes and assessments lawfully levied or assessed upon the mortgaged and pledged property, or upon any part thereof or upon any income therefrom, or upon the interest of the Trustee in the mortgaged and pledged property, when the same shall become due; that it will not suffer any lien (other than the lien of excepted encumbrances) to be hereafter created upon the mortgaged and pledged property, or any part thereof, or the income therefrom, prior to the lien of this Indenture, except any mortgage or other lien on any property hereafter acquired by the Company which may exist on the date of, or be created as a vendor’s lien or as a purchase money mortgage or trust deed in connection with, such acquisition. Within four months after the accruing of any lawful claims or demands for payment for labor, materials, supplies or other objects, which if unpaid might by law be given precedence over this Indenture as a lien or charge upon the mortgaged and pledged property or the income thereof, the Company will pay or cause to be discharged or make adequate provision to satisfy or discharge the same; provided, however, that nothing in this Section 37 contained shall require the Company to observe or conform to any requirement of governmental authority or to cause to be paid or discharged, or to make provision for, any such lien or charge, or to pay any such tax or assessment so long as the validity thereof shall be contested by it in good faith and by appropriate legal proceedings and provided that such security for the payment of such lien, charge, tax or assessment shall be given as the Trustee may require. On or before the first day of May in each year beginning with the year 1941, the Company shall file with the Trustee a certificate executed by its President or a Vice-President and its Treasurer or an Assistant Treasurer, accompanied by a concurring opinion of counsel, stating that the Company has paid all taxes, assessments, charges and other claims which, if not paid, might be held to be secured by a lien or charge prior to the lien of this Indenture, which accrued and became payable during the preceding calendar year, and stating, if any such taxes, assessments, charges or other claims have not been paid, the reason for the non-payment thereof, the status thereof at the date of such

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certificate and the provision or provisions for the payment or the security for the payment thereof which the Company has made or proposes to make.

Notwithstanding the provisions of Section 37 of the Indenture, if the Company delivers to the Trustee the Certificate demonstrating that as of the end of the most recently completed calendar year, the amount of outstanding bonds is less than or equal to 15% of the net book value of the Property, then the reporting requirements in this Section 37 regarding an annual Tax Certificate and associated Opinion of Counsel in respect of such calendar year, are eliminated and replaced bv the Annual Certificate of Compliance Reporting as defined and described in the Thirty-Ninth Supplemental Indenture dated as of March 25, 2008.	39th Supp Ind

Section 38. That (a) it will not acquire any property at a cost to the Company in excess of Sixty Thousand Dollars ($60,000), which at the time of acquisition thereof shall be or become subject to any lien or liens prior to the lien of this Indenture, other than excepted encumbrances, unless at the date of acquisition of such property the principal amount of indebtedness secured by such lien or liens shall not exceed sixty per centum (60%) of the cost to the Company of the unfundable property so acquired which is of a character that might become property additions, and, if such property is plant or property operated by others, unless the net earnings of such property, as of a date not exceeding ninety (90) days prior to the date of the acquisition thereof, shall have been at least equal to earnings requirements, corresponding to those described in Section 9 hereof, on all indebtedness secured by such prior lien or liens at the time of the acquisition of such property; provided that indebtedness for the payment or redemption of which the necessary funds have been deposited in trust with the trustee or other holder of such prior lien or liens or with the Trustee hereunder shall not be deemed to be so secured by such prior lien or liens for the purpose of either such computation; and, in the event of the acquisition by the Company at a cost in excess of Sixty Thousand Dollars ($60,000) of any plant or property operated by others subject to a lien or liens prior to the lien of this Indenture, the Company will file with the Trustee appropriate certificates of an independent engineer and of an independent public accountant and an opinion of counsel showing compliance with the provisions of this Section 38; and (b), subject to the provisions of Section 47, it will cause to be closed all mortgages and other liens existing at the time of acquisition on any property hereafter acquired by the Company and will permit no additional bonds to be issued thereunder and no additional indebtedness in any manner to be secured thereby,

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but nothing herein contained shall prevent the issuance of bonds under any such mortgage to make such replacements of any mutilated, lost, stolen or destroyed bonds or to effect such exchanges of bonds of different denominations as may be permitted in the mortgage securing the same.

Section 39. That it will keep the mortgaged and pledged property insured against loss or damage in the manner and to the extent that property of similar character is usually insured by companies similarly situated and operating like properties, by insurance companies satisfactory to the Trustee, any loss, except as to materials and supplies and except any loss less than Ten Thousand Dollars ($10,000), to be made payable to the Trustee as its interest may appear, or to the trustee or other holder of any mortgage or other lien constituting a prior lien, if required by the terms thereof. If the Trustee shall so request, there shall be deposited with the Trustee copies of all insurance policies outstanding and in force upon the aforesaid property, or any part thereof.

At any time upon the request of the Trustee, the Company will file with the Trustee a certificate of any officer or agent of the Company containing a detailed list of the insurance then in effect upon the property of the Company on a date therein specified (which date shall be within thirty (30) days of the filing of such certificate), and said certificate of such officer or agent shall state that said insurance complies with the provisions of this Section 39. Subject to the provisions of Section 92 hereof, the Trustee shall be entitled to accept such list and certificate as satisfactory evidence of compliance by the Company with the provisions of this Section 39.

All money received by the Trustee as proceeds of any insurance against loss or damage, except payments received on account of any loss of materials or supplies or on account of any loss of less than Ten Thousand Dollars ($10,000), shall, subject to the requirements of any mortgage constituting a prior lien, be held by the Trustee as a part of the mortgaged and pledged property and,

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subject as aforesaid, shall be paid by it to the Company, whether or not the Company shall then be in default hereunder, to reimburse the Company for an equal amount spent by the Company in the rebuilding or renewal of the property destroyed or damaged, upon receipt by the Trustee of a resolution requesting such reimbursement, a treasurer’s certificate stating the amount so expended and the nature of such renewal or rebuilding, ~~and~~ an opinion of counsel that the property so renewed or rebuilt is subject to the lien hereof to the same extent and with the same priority as was the property so lost or damaged, and an engineer’s certificate (or, in the case of plant or property operated by others, an independent engineer’s certificate) as to the fair value of such renewal or rebuilding.	1st Supp Ind 1st Supp Ind

The Trustee shall pay over to the Company, by endorsement or otherwise, any payment received by it on account of any loss of materials or supplies or on account of any loss of less than Ten Thousand Dollars ($10,000) upon receipt by the Trustee of a certificate signed by the Treasurer or an Assistant Treasurer of the Company or by any duly authorized agent of the Company to the effect that such payment represents the proceeds of insurance on account of loss of materials or supplies or on account of a loss of less than Ten Thousand Dollars ($10,000). All such insurance money received by the Company shall be applied by it to the rebuilding, renewal or replacement of property or to the acquisition of additional property.

Any such money not so applied within twelve months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding or renewal then in progress and uncompleted shall not have been given to the Trustee by the Company within such twelve months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner and for the purposes and subject to the conditions provided in Section 62 hereof.

In case of any loss covered by any policy of insurance, any appraisement or adjustment of such loss and settlement and judgment of indemnity therefor which may be agreed upon between the Company and the insurance company may be con-

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sented to and accepted by the Trustee upon receipt by the Trustee of (a) an engineer’s certificate as to the amount of the loss, (b) a treasurer’s certificate as to the desirability of the adjustment or settlement and (c) an opinion of counsel. The Trustee, subject to the provisions of Section 92 hereof, shall be in no way liable or responsible for the adjustment or collection of any insurance in case of any loss.

Notwithstanding the provisions of Section 39 of the Indenture, if the Company delivers to the Trustee the Certificate demonstrating that as of the end of the most recently completed calendar year, the amount of outstanding bonds is less than or equal to 15% of the net book value of the Property, then the reporting requirement in this Section 39 regarding an Insurance Certificate, if requested by the Trustee at any time in respect of such calendar year, is eliminated and replaced by the Annual Certificate of Compliance Reporting as defined and described in the Thirty-Ninth Supplemental Indenture dated as of March 25, 2008.	39th Supp Ind

Section 40. That (a) it will at all times maintain, preserve and keep the mortgaged and pledged property, with the appurtenances and every part and parcel thereof, in thorough repair, working order and condition and equipped with suitable equipment and appliances; (b) it will make regular charges to expense for the establishment of a reasonably adequate reserve or reserves for depreciation and property amortization, and from time to time will make all needful and proper repairs, retirements, renewals and replacements thereof, so that at all times the value of the security for the bonds issued hereunder and the efficiency of the mortgaged and pledged property shall be fully preserved and maintained; (c) it will not charge to its property, plant and equipment accounts any expenditures properly chargeable to maintenance or repairs or to any other expense account in accordance with any system of accounting required by law to be followed by the Company or, in the absence of such requirement, in accordance with good accounting practice; and (d) it will promptly classify as retired all property that has permanently ceased to be used or useful in the Company’s business. Nothing herein contained shall be construed to prevent the Company from ceasing to operate any of its plants or any other property, if, in the judgment of the Company, it is advisable not to operate the same and the operation thereof shall not be essential to the maintenance and continued operation of the rest of the mortgaged and pledged property and the security afforded by this Indenture will not be substantially impaired by the termination of such operation.

Without in any wise limiting the foregoing, the Company covenants that, so long as any bonds shall be outstanding under this

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Indenture, the sum of the amount applied during each calendar year commencing with the calendar year 1941 for maintenance, renewals and replacements of the mortgaged and pledged property, plus any available maintenance credit, will equal twenty-five per centum (25%) of the gross operating revenues derived by the Company from the mortgaged and pledged property during such year; or that, if in any calendar year such sum does not equal such amount, it will to the extent of the deficiency, certify to the Trustee cash or bonds issued hereunder, or certify any available amount of net property additions reserve.	1st Supp Ind

The amount applied for renewals and replacements in any year shall be the cost to the Company of property additions made during such year to the extent such cost merely restores, on the books of the Company, an amount equivalent to (a) amounts credited to property account and charged to depreciation or property amortization reserve accounts on account of mortgaged and pledged property retired, less (b) salvage credited to such accounts. If the Company shall acquire any plant or property operated by others which does not constitute fundable property because it is subject to a prior lien, then all of the gross operating revenues derived by the Company from such property shall be included in gross operating revenues but, so long as such property shall be subject to such prior lien, there may be included in the amount applied for maintenance, renewals and replacements, such amount applied for maintenance, renewals and replacements of such property as does not exceed twenty-five per centum (25%) of the gross operating revenues derived by the Company from such property. In computing the amount applied for renewals and replacements of such property, property acquired by the Company of a character which would constitute a property addition, as defined in Section 4 hereof, if it were not subject to such prior lien, may be considered, for the purpose of such computation and for such purpose only, a property addition if such property would constitute a property addition, as defined in Section 4 hereof, except for the existence of such prior lien.

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The term “maintenance credit” shall mean the aggregate of (a) the excess or deficiency of the amount applied in any calendar year for maintenance, renewals and replacements over or under twenty-five per centum (25%) of the gross operating revenues during such calendar year and (b) the amount of such excesses from prior years, less amounts thereof previously utilized as permitted by this Section 40.

The term “maintenance deficit” shall mean the amount by which twenty-five per centum (25%) of the gross operating revenues in any calendar year exceeds the sum of (a) the amount applied during such year for maintenance, renewals and replacements and (b) the amount of any available maintenance credit.

In furtherance of the foregoing covenants, the Company will, within five months after the close of the calendar year 1941 and of each calendar year thereafter, furnish to the Trustee a maintenance certificate setting forth separately and in reasonable detail:

(1) The amount of gross operating revenues derived by the Company from the mortgaged and pledged property during the preceding calendar year;

(2) The amounts applied during such preceding calendar year for maintenance, renewals and replacements of the mortgaged and pledged property;

(3) Any prior maintenance credit not theretofore utilized as permitted by this Section 40 and the computation thereof;

(4) The resulting maintenance credit or maintenance deficit.

The term “maintenance certificate”, as used in this Section 40 and elsewhere in this Indenture, shall mean a certificate filed by the Company with the Trustee pursuant to this Section 40, signed by the President or a Vice-President of the Company and a practicing accountant (who need not be a certified public accountant and who may be regularly in the employ of the Company and who shall be appointed by the Board of Directors and satisfactory to

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the Trustee). The acceptance by the Trustee of a maintenance certificate shall be sufficient evidence that the practicing accountant signing the same is satisfactory to the Trustee within the meaning of this Section 40.

In case any maintenance certificate shows a maintenance deficit, the Company covenants that it will, concurrently with the filing of such certificate, make up such maintenance deficit by any one or more of the following methods:

depositing cash with the Trustee;

depositing with the Trustee bonds issued hereunder; or

certifying to the Trustee unfunded net property additions and/or any available amount of net property additions reserve (provided, however, that such net property additions reserve shall be used only after use of all unfunded net property additions) in an amount or amounts equal to the amount of such maintenance deficit.	1st Supp Ind

For the purpose of computing the amount of any deposit or certification for the purposes of this Section 40, bonds issued hereunder and deposited shall be included at the principal amount thereof.

No unfunded net property additions shall be certified to satisfy any maintenance deficit unless there shall be delivered to the Trustee, with such certification, the applicable certificates and an opinion of counsel, and the instruments and cash, if any, described in paragraphs (3), (4), (5), (7), (8) and (9) of Section 26 hereof, exclusive of such parts of the opinion as relate solely to the authorization of the issuance of bonds by governmental authorities and by the Company, showing that the Company has unfunded net property additions equal to the amount so certified. Bonds deposited with the Trustee pursuant to this Section 40 shall be cancelled or cremated and shall not have been or thereafter be made the basis for the authentication of bonds, the withdrawal of cash or the release of property, or thereafter be used to satisfy a maintenance deficit under any of the provisions of this Indenture, and the Company shall, at the time of such deposit, furnish to the Trustee a treasurer’s certificate stating that such bonds have not been previously so used.

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In case of the first use of the net property additions reserve, or any part: thereof, to satisfy any maintenance deficit, the Company shall furnish to the Trustee the certificates and an opinion of counsel and the instruments and cash, if any, that would have been required under the provisions of this Indenture prior to the execution and delivery of the Supplemental Indenture dated as of October 1, 1944, in case of a certification, for the purpose of satisfying a maintenance deficit, of all unfunded net property additions acquired, made or constructed prior to October 1, 1944. the Company shall, in each case of the use of net property addition reserve, or a part thereof, furnish to the Trustee a treasurer’s certificate showing the total original amount of the net property addictions reserve and the amount or amounts, if any, previously used. The amount of any balance not so previously used shall be available for use as hereinabove provided for satisfying any maintenance deficit for the years 1944, 1945 and 1946.

The Trustee shall hold any cash deposited with it under the provisions of this Section 40 as a part of the mortgaged and pledged property until paid out as hereinafter provided. Upon delivery to the Trustee of an application, signed by the President or a Vice-President of the Company, of a resolution authorizing such application, of a treasurer’s certificate such as is described in paragraph (2) of Section 26 hereof, and of an opinion of counsel, cash deposited under the provisions of this Section 40 may

(x) be withdrawn by the Company in an amount equal to the maintenance credit stated in any maintenance certificate filed with the Trustee subsequent to the deposit of such cash; or

(y) be withdrawn by the Company to the extent of the amount of unfunded net property additions, but only upon receipt by the Trustee of the applicable certificates, opinion of counsel and the instruments and cash required by paragraphs (3), (4), (5), (7), (8) and (9) of Section 26 hereof, exclusive of such parts of the opinion of counsel as relate solely to the authorization of the issuance of bonds by governmental authorities and by the Company; or

(z) be withdrawn by the Company or applied in accordance with the provisions of paragraph (2), (3) or (4) of Section 62 hereof.

The amount of unfunded net property additions which has been certified to satisfy any maintenance deficit or to withdraw any cash deposited with the Trustee pursuant to this Section 40 may be offset, for the purpose of computing thereafter the amount of unfunded net property additions, in an amount equal to maintenance credits, if any, stated in maintenance certificates filed after such certification or to the principal amount of bonds issued and outstanding hereunder deposited with the Trustee for such purpose. Such offset shall become effective upon the filing with the Trustee of (i) a treasurer’s certificate stating the amount of

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unfunded net property additions theretofore certified for such purposes to be offset and the manner in which such offset is to be effected and (ii) an opinion of counsel. If such offset is to be effected by the deposit of bonds, such treasurer’s certificate shall be accompanied by such bonds.

Whenever any maintenance credit, or any part thereof, or any part of the net property additions reserve has been utilized as herein stated, such credit or such reserve, as the case may be, shall be diminished by such amount for all future purposes.	1st Supp Ind

Subject to the provisions of Section 92 hereof, the Trustee may accept said maintenance certificate and any other documents delivered to it under this Section 40 as conclusive evidence of any matter or fact therein set forth, and shall not incur any liability or responsibility for any action taken or omitted to be taken in reliance thereon.

Notwithstanding the provisions of Section 40 of the Indenture, if the Company delivers to the Trustee the Certificate demonstrating that as of the end of the most recently completed calendar year, the amount of outstanding bonds is less than or equal to 15% of the net book value of the Property, then the reporting requirement in this Section 40 regarding an annual Maintenance Certificate in respect of such calendar year, is eliminated and replaced by the Annual Certificate of Compliance Reporting as defined and described in the Thirty-Ninth Supplemental Indenture dated as of March 25, 2008.	39th Supp Ind

Section 41. That it will observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged and pledged property, and all covenants, terms and conditions upon or under which any of the mortgaged and pledged property is held; that, except as herein otherwise provided or permitted, either expressly or by implication, it will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, permits and franchises, and will duly procure all renewals and extensions of its corporate existence and right to carry on business, if and when any such extension shall be necessary; that it will comply with all the valid laws of the United States of America and of any state or states thereof applicable to the Company and to the right of the Company to transact business under any such laws, and with all lawful ordinances, rules, orders and regulations of any commission, board or public authority having jurisdiction in the premises, in such form and manner as counsel may advise; provided that the Company may amend, surrender, abandon or otherwise terminate any right, permit, privilege or franchise, whenever the Company shall contemporaneously, or as a part of the same transaction, obtain or shall previously have obtained a

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new and, in the opinion of a majority of the Board of Directors, an equally advantageous right, permit, privilege or franchise under which the Company may continue to perform the service and conduct the business theretofore performed or conducted under or by virtue of the right, permit, privilege or franchise, amended, surrendered, abandoned or terminated, or whenever the right, permit, privilege or franchise to be amended, surrendered, abandoned or terminated can no longer be profitably exercised or availed of or shall not be essential to the maintenance and continued use of the rest of the mortgaged and pledged property, and consequently the security afforded by this Indenture would not be substantially impaired.

Section 42. That, if it shall fail to perform any of the covenants contained in Sections 37, 39, 41 and 43 hereof, the Trustee may make advances to perform the same in its behalf, but, subject to the provisions of Section 92 hereof, shall be under no obligation so to do unless requested so to do by the holders of not less than a majority in principal amount of the bonds then outstanding hereunder and furnished with funds for the purpose; and all sums so advanced shall be at once repayable by the Company, and shall bear interest at the rate of six per centum (6%) per annum until paid, and shall be secured hereby, having the benefit of the lien hereby created in priority to the indebtedness evidenced by the bonds and coupons issued hereunder, but no such advance shall be deemed to relieve the Company from any default hereunder.

None of the provisions in this Indenture contained shall require the Trustee to advance or expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it by the security afforded to it by the terms of this Indenture.

Section 43. (a) That it will cause this Indenture and every additional instrument which shall be executed pursuant to the

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terms hereof at all times to be recorded and filed in such manner and in such places as may be provided by law in order to preserve the lien of the same upon all the mortgaged and pledged property and in order fully to preserve and protect the security of the bondholders and all rights of the Trustee, and that it will pay any mortgage recording tax and filing fees in connection with such recording and filing;

(b) That it will furnish to the Trustee

(i) Promptly after the execution and delivery of this Indenture and of each supplemental indenture, an opinion of counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective. It shall be a compliance with this subsection (i) if (1) the opinion of counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for record or filing makes effective the lien intended to be created by this Indenture or such supplemental indenture, and (2) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture is required to be recorded or filed; and

(ii) Annually after the execution and delivery of this Indenture, an opinion of counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of

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this Indenture and of each supplemental indenture, as is necessary to maintain the lien thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien. Such opinion shall be delivered to the Trustee within three (3) months after each anniversary of the execution and delivery of this Indenture ; and

(iii) Whenever the Company shall after October 1, 1944 have acquired any land or lands, or any plant or property operated by others, or have constructed any complete telephone system, having, together with all other such lands, plant on property or system acquired or constructed since October 1, 1944 or since the date of the last previous action taken under this subsection (iii), whichever shall be later, an aggregate cost of $200,000 or more, the Company will as promptly as practicable (A) execute and deliver to the Trustee an indenture supplemental hereto transferring or conveying, or confirming the transfer and conveyance of, such property, land, plant, or system in trust to the Trustee as part of the mortgaged and pledged property, or (B) deliver an opinion of counsel to the effect that such lands, plant, property or system are subject to the lien created and intended to be created by the Indenture, as supplemented, and that the execution and delivery of an indenture supplemental hereto is not necessary for such purpose; and	1st Supp Ind

(c) That it will do and perform all matters or things necessary or expedient to be done or observed by reason of any law of the United States of America, or of any state thereof, or any other competent authority, for the purpose of creating, performing and maintaining the trust hereby created for the security of the payment of said bonds and coupons thereto attached, and to perform all the obligations hereby imposed upon the Company.

Section 44. That it will, upon the request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper, in the discretion of the Trustee, to carry out more effectually the purposes of this Indenture, or to transfer to any new trustee or trustees the estate, powers, instruments or funds held in trust hereunder. It is intended that all property, both real and personal, which hereafter may be acquired by the Company, shall, subject to the limitations and exceptions hereinabove provided, immediately upon the acquisition thereof by the Company, to the extent of such acquisition and without further covenant or assignment, become and be subject to the lien of this Indenture as fully and completely as though now owned by the Company and specifically described in the granting clauses hereof, but at any and all times the Company will, upon request of the Trustee, execute such further instruments and do such further acts as may be reasonably necessary or proper, in the discretion of the Trustee, for the purpose of expressly and specifically subjecting the same to the lien of this Indenture in the manner and to the extent hereinabove provided.

Section 45. That it will keep its books, records and accounts in accordance with the valid orders, rules and regulations of each

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regulatory body that may from time to time have jurisdiction in respect thereof.

Section 46. That, whenever necessary to avoid or fill a vacancy in the office of Trustee, the Company will, in the manner provided in Section 108, appoint a Trustee so that there shall at all times be a Trustee hereunder which shall at all times be a bank or trust company having its principal office and place of business in the City of Dallas, State of Texas, or in the Borough of Manhattan, The City of Yew York, if there be such a bank or trust company willing and able to accept the trust upon reasonable or customary terms, and which shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia, with a capital and surplus of at least Five Million Dollars ($5,000,000), and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.

Section 47. That it will not permit any default in the payment, when the same becomes due, of principal of or interest on any outstanding prior lien bonds; that it will not issue, or permit to be issued, any bonds hereunder in any manner other than in accordance with the provisions of this Indenture and that it will faithfully observe and perform all the conditions, covenants and requirements of this Indenture and of all indentures supplemental hereto and of the bonds issued hereunder; that, upon the cancellation and discharge of any mortgage or other lien securing prior lien bonds, it will cause any other prior lien bonds held by the trustee or other holder of the prior lien so cancelled or discharged to be deposited with the Trustee hereunder to be held under the provisions of Section 67 hereof, provided that such bonds may be deposited with the trustee or other holder of any other prior lien Mortgage if required by the terms of such mortgage; that, upon the cancellation and discharge of any mortgage or other lien securing prior lien bonds, it will cause any cash held by the trustee or other holder of such prior lien to be deposited with the Trustee

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hereunder, to be held and disposed of by it in the manner provided by Section 67 hereof; that it will not permit the amount of prior lien bonds to be increased by the issue of additional prior lien bonds unless (1) such prior lien bonds representing such increase shall be issued in exchange for outstanding prior lien bonds on the exercise by a holder or holders of such outstanding prior lien bonds of a right contained in the mortgage securing the same to make such exchanges, or unless (2) such prior lien bonds representing such increase shall be deposited with the Trustee to be held under the provisions of Section 67 hereof, or unless (3) such prior lien bonds representing such increase shall be deposited with the trustee or other holder of the mortgage or other lien securing prior lien bonds (under conditions such that no transfer of ownership or possession of such prior lien bonds representing such increase by the trustee or other holder of such mortgage or other lien is permissible except upon a default thereunder or except to the Trustee hereunder to be held subject to the provisions of Section 67 hereof or to the trustee or other holder of the mortgage or other lien securing the same for cancellation or to be held uncancelled under the terms of such mortgage or other lien under like conditions) ; that it will not apply under any provision of this Indenture for the authentication and delivery of any bonds or the withdraw of cash or the release of property by reason of the deposit with the Trustee of prior lien bonds in accordance with the provisions of this Section 47; and that it will not apply under any provisions of any mortgage or other lien securing prior lien bonds for the withdrawal of cash held by the trustee or other holder of the mortgage or other lien securing such prior lien bonds (a) on the basis of property additions or (b) on the basis of the deposit or cancellation of prior lien bonds representing such increase, unless such cash so withdrawn shall be deposited with the Trustee hereunder, to be held and disposed of by it in the manner provided by Section 67 hereof.

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THE FOLLOWING IS ARTICLE V FROM THE THIRTY- NINTH SUPPLEMENTAL INDENTURE. SCHEDULE 1 (REFERENCED HEREIN) IS ADDED TO THE END OF THIS RESTATED INDENTURE.

ARTICLE V

MODIFICATION OF INDENTURE COMPLIANCE REPORTING
REQUIREMENTS

It is agreed that the Current Compliance Reporting is eliminated and replaced with the Streamlined Indenture Compliance Reporting, which is provided through the Annual Certificate of Compliance Reporting under the following terms and conditions:

39th Supp Ind

(a)	As of year-end of a calendar year, the outstanding bond amount is less than or equal to 15% of the net book value of the Property.

(b)	By March 31 of the following year, the Company submits to the Trustee the Certificate in the form described in Schedule 1. The Certificate demonstrates whether the requirement of this Article V(a) above is met as of December 31 of the previous year.	Schedule 1 is attached to end of Restated Inden.

(c)	As to any year with respect to which the Certificate demonstrates that the outstanding bond amount exceeds 15% of the net book value of the Property, all the Current Compliance Reporting will be reinstated for that reporting year.

(d)	Each year the Certificate will demonstrate whether the requirement of Article V (a) above has been met, and, therefore, what the reporting requirements are for that year.

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ARTICLE VIII.

Bondholders’ Lists and Reports by the

Company and the Trustee.

Section 48. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee between January 15 and February 1 and between July 15 and August 1 in each year beginning with the year 1941, and at such other times with respect to bonds issued prior to March 1, 1968 and the Company further covenants and agrees that with respect to bonds issued on and after March 1, 1968 it will furnish or cause to be furnished to the Trustee not less than 45 nor more than 60 days after March 1 and September 1 in each year beginning with September 1, 1968, as the Trustee may request in writing, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or of its paying agents, as to the names and addresses of the holders of bonds obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than fifteen (15) days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.	18th Supp Ind

Section 49. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of bonds (1) contained in the most recent list furnished to it as provided in Section 48, (2) received by it in the capacity of paying agent hereunder, and (3) filed with it within two (2) preceding years pursuant to the provisions of paragraph (2) of subsection (c) of Section 51. The Trustee may (1) destroy any list furnished to it as provided in Section 48 upon receipt of a new list so furnished; (2) destroy any information received by it as paying agent upon delivering to itself as Trustee, not earlier than forty-five (45) days after an interest payment date of the bonds, a list containing the names and addresses of the holders of bonds obtained from such information since the delivery of the next previous list, if any; (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent upon the receipt of a new list so delivered; and (4) destroy any information received

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by it pursuant to the provisions of paragraph (2) of subsection (c) of Section 51, but not until two (2) years after such information has been filed with it.

(b) In case three or more holders of bonds (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a bond for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of bonds with respect to their rights under this Indenture or under the bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election, either

(1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section; or

(2) inform such applicants as to the approximate number of holders of bonds whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such bondholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each bondholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such

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applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of bonds, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) The Trustee shall not be held accountable by reason of the mailing of any material pursuant to any request made under subsection (b) of this Section.

Section 50. The Company covenants and agrees

(1) to file with the Trustee within fifteen (15) days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe under Section 314 (a) (1) of the Trust Indenture Act of 1939) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with

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rules and regulations prescribed from time to time by said Commission under Section 314 (a) (1) of the Trust Indenture Act of 1939, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission under Section 314 (a) (2) of the Trust Indenture Act of 1939, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, unless required to be filed pursuant to subsection (1) of this Section 50 or unless contrary to such rules and regulations, a copy of the annual audit of the Company for the preceding fiscal year, certified by an independent public accountant selected by the Company and approved by the Trustee, which certificate shall state that such accountant has read Sections 9, 25, 29, 31, 35(a), 37, 38(a), 39, 40 and 45 of this Indenture and the documents, if any, filed with the Trustee pursuant thereto during the year covered by the audit, and that, so far as appears therefrom and from the books and records of the Company, the Company has, in the opinion of said independent public accountant, during the preceding fiscal year, complied with the covenants of the Company contained in said sections which relate to accounting matters, and that the maintenance certificate for the preceding calendar year was in accordance with the provisions of Section 40;

(3) to transmit to the holders of bonds in the manner and to the extent provided in subsection (c) of Section 51, with respect to reports pursuant to subsection (a) of Section

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51, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (1) and (2) of this Section 50 as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission under Section 314 (a) (3) of the Trust Indenture Act of 1939;

(4) to notify the Trustee promptly of each stock exchange upon which the bonds are listed.

Notwithstanding the provisions of Section 50 of the Indenture, if the Company delivers to the Trustee the Certificate demonstrating that as of the end of the most recently completed calendar year, the amount of outstanding bonds is less than or equal to 15% of the net book value of the Property, then, other than as mav be required under the Trust Indenture Act of 1939 and the rules and regulations thereunder, the reporting requirements in this Section 50 are eliminated and replaced by the Annual Certificate of Compliance Reporting as defined and described in the Thirty-Ninth Supplemental Indenture dated as of March 25, 2008.

Section 51. (a) The Trustee shall transmit, within sixty (60) days after July 1 in each year beginning with the year 1941, to the bondholders as hereinafter in this Section provided, a brief report dated as of such July 1 with respect to

(1) its eligibility under Sections 46 and 91 and its qualifications under Section 104, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and/or qualified under such Sections, a written statement to such effect;

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such, which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the bonds on the trust estate or on property or funds held or collected by it as Trustee, if such advances so remaining unpaid aggregate more than one-half of one per centum (½%) of the principal amount of the bonds outstanding on the date of such report;

(3) the amount, interest rate and maturity date of all other indebtedness owing by the Company to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3) , (4) or (6) of subsection (b) of Section 105;

39th Supp Ind

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(4) the property and funds physically in the possession of the Trustee as such, or of a depositary for it, on the date of such report;

(5) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported, provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one per centum (1%) of the principal amount of bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

(6) any additional issue of bonds which it has not previously reported; and

(7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the bonds or the trust estate, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 71.

(b) The Trustee shall transmit to the bondholders as hereinafter provided a brief report with respect to—

(1) the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate or opinion required by paragraph (2) of Section 60 or by Section 62, is less than ten per centum (10%) of the principal amount of bonds outstanding at the time of such release, or such release and substitution, such report to be so transmitted within ninety (90) days after such time; and

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(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such, since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 51 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the bonds on the trust estate or on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this paragraph, if such advances remaining unpaid at any time aggregate more than ten per centum (10%) of the principal amount of bonds outstanding at such time, such report to be transmitted within ninety (90) days after such time.

(c) Reports pursuant to this Section 51 shall be transmitted by mail—

(1) to all registered holders of bonds, as the names and addresses of such holders appear upon the registration books of the Company;

(2) to such holders of bonds as have, within two (2) years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

(3) except in the case of reports pursuant to subsection (b) of this Section 51, to each bondholder whose name and address is preserved at the time by the Trustee, as provided in subsection (a) of Section 49.

(d) A copy of each such report shall, at the time of such transmission to bondholders, be filed with each stock exchange upon which the bonds are listed and also with the Securities and Exchange Commission.

(e) If a separate or co-trustee is appointed pursuant to Section 109, the provisions of this Section 51 which have been made specifically applicable to the Trustee shall also apply to such separate or co-trustee to the extent consistent with the rights, powers,

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duties and obligations conferred or imposed upon such separate or co-trustee by the supplemental indenture appointing such separate or co-trustee. Any such separate or co-trustee may, if he so elects, furnish to the Trustee all information concerning such separate or co-trustee which such separate or co-trustee is required to report, and the Trustee shall transmit and file such information, in accordance with the provisions of this Section 51, on behalf of such separate or co-trustee; provided, however, that the Trustee shall not be responsible for the accuracy or completeness of any such information or for the failure of any such separate or co-trustee to report or to furnish any such information. In the event that any such separate or co-trustee shall elect to furnish information to the Trustee in accordance with the provisions of this subsection (e), the information required pursuant to subsection (a) of this Section 51 shall be furnished to the Trustee in writing not less than fifteen (15) days before the report is required to be made, and, in the case of information required pursuant to subsection (b) of this Section 51, such information shall be furnished to the Trustee in writing within sixty (60) days after the taking by any such separate or co-trustee of any action required to be reported.

(f) For the purpose of this Section, all bonds which have been authenticated and delivered and not returned to the Trustee and cancelled, shall be deemed to be outstanding.

ARTICLE IX.

Redemption and Purchase of Bonds.

Section 52. Such of the bonds of any series issued hereunder as are, by their terms, redeemable before maturity may, at the option of the Company, be redeemed at such times, in such amounts and at such prices as may be specified therein and in accordance with the provisions of the three next succeeding sections hereof numbered 53 to 55, both inclusive. The exercise of such option shall be evidenced by a resolution, a certified copy of which shall be delivered to the Trustee.

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Section 53. In case of redemption of a part only of any series of said bonds, the Company shall notify the Trustee at least ten (10) days before the date on which notice of such redemption is required to be given and shall request the Trustee to select by lot from the distinctive numbers of the coupon bonds of such series, including coupon bonds of such series reserved against or assigned to fully registered bonds of such series, the particular bonds so to be redeemed, according to such method as the Trustee shall deem proper in its discretion.

Notice of intention to redeem (including, in case a part only of the bonds of any particular series are to be redeemed, the numbers of such bonds) with respect to bonds of Series A, 3¾ %, Due June 1, 1970, shall be given by or on behalf of the Company by publication as provided in Section 20 hereof, and with respect to bonds of other series shall be given, by or on behalf of the Company, by publication in one daily newspaper printed in the English language and of general circulation in the city where the principal office of the Trustee is then located, and in one daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, and in one daily newspaper printed in the English language and of general circulation in each of the cities in which the principal of any of the bonds to be redeemed shall be payable, for such period of time before the redemption date as may be fixed for the bonds of the particular series to be redeemed by the Indenture or by the resolutions or supplemental indenture establishing such series of bonds, or, if no such period be fixed, then at least once in each of four (4) successive calendar weeks (on any day of each such week) immediately preceding the date fixed for redemption, provided that publication of such notice shall not be required with respect to the redemption of bonds of any series in case all the outstanding bonds of said series are registered bonds and the Company or the Trustee shall have received written acknowledgement from the registered holders of all the then outstanding bonds of said series of written notice of the bonds to be redeemed. A copy of such notice shall also be mailed by or on behalf of the Company, not less than twenty (20) days before the redemption date, to each	(See p. 105a)

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holder of any registered bond or of any coupon bond registered as to principal which is to be redeemed, at his last address, if any, appearing upon the registry books, but such mailing shall not be a condition precedent to such redemption and failure so to mail any such notice shall not affect the validity of the proceedings for the redemption of such bonds.

Section 54. In the event that the Company shall give notice of its intention to redeem any bonds so redeemable, the Company shall, and it hereby covenants that it will before the redemption day specified in such notice, deposit with the Trustee, irrevocably in trust for the purpose, a sum of money sufficient to redeem all such bonds so to be redeemed on such date or irrevocably direct the Trustee to apply from money held by it available to be used for the redemption of bonds, a sum of money sufficient to redeem such bonds. If the Company shall fail so to deposit or direct the application of the money for the redemption of said bonds, such failure shall constitute a default under this Indenture and the said bonds so called for redemption shall immediately become due and payable, and the holders of said bonds shall be entitled to receive and the Company shall be obligated to pay the redemption price of said bonds and thereupon and without the lapse of any period of time all the remedies provided for in Article XI hereof with respect to a default in the payment of principal of bonds outstanding hereunder shall be available to and enforceable by the Trustee.

Section 55. All money deposited by the Company with the Trustee under the provisions of this Article IX for the redemption of bonds or which the Company directs shall be applied by the Trustee to the redemption of bonds shall, subject to the provisions of Section 85 hereof, be held in trust for account of the holders of the bonds so to be redeemed, and shall be paid to them respectively, upon presentation and surrender of said bonds in bearer form or properly endorsed for transfer, with all unmatured coupons, if any, appertaining thereto. After such redemption day, if the money for the redemption of the bonds to be redeemed shall have been deposited or directed to be applied as aforesaid, such bonds	(See p. 105a)

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shall cease to bear interest and the coupons for interest, if any, maturing subsequent to that day shall be void, and such bonds and all coupons then and theretofore appertaining shall cease to be entitled to the lien of this Indenture, and, as respects the Company’s liability thereon, such bonds and coupons shall be deemed to have been paid; provided that if the Company shall make such money payable to the holders of the bonds to be redeemed upon presentation of bonds to be redeemed and prior to the redemption date, and, if the redemption date is an interest payment date, shall make the money payable as interest on such bonds on such date payable upon presentation of the coupons for such interest, or if such bonds be registered bonds upon presentation of such registered bonds, prior to said interest payment date, and if notice that such money will be so payable to the holders of such bonds and coupons is included in the notice of redemption, and if the Company shall have irrevocably deposited or directed to be applied as aforesaid sufficient money for such purpose before said prior date, then if the notice of redemption has been published at least once, or the Company or the Trustee shall have received written acknowledgment from the registered holders of written notice of redemption as provided in Section 53, such bonds and all coupons then and theretofore appertaining thereto shall cease to be entitled to the lien of this Indenture on the first date on which the Trustee is authorized to pay such money to the holders of such bonds and coupons, and as respects the Company’s liability thereon, such bonds and coupons shall be deemed to have been paid the 10th day after the date determined as above provided. If any serial number or numbers shall be drawn by the Trustee at any selection by lot as in Section 53 hereof provided for, which is or are endorsed upon or assigned to any registered bond of a denomination larger than One Thousand Dollars ($1,000), such registered bond shall be conclusively deemed to consist of two or more bonds, one in the principal amount not to be redeemed, and one or more in the principal amounts represented by the serial numbers endorsed upon or assigned to said registered bond and drawn by the Trustee, being the part of such registered bond called for redemption. If such registered bond shall be presented properly endorsed for transfer at or after the time fixed for the redemption of said bonds so drawn for redemption, or the time when said redemption	1st Supp Ind

-105a-

Exceptions to the Original Indenture as supplemented and amended appear in each of the following Supplemental Indentures:

Seventeenth Supplemental Indenture through Thirty-Seventh Supplemental Indenture

The references in the second sentence of Section 55 of the Original Indenture as supplemented and amended to the publication of notice of redemption or written acknowledgment of written notice of redemption shall be deemed, with respect to the Bonds of the Series Due ** , to refer to the due mailing, as hereinabove provided, of notice of redemption. Otherwise, the provisions of Sections 53, 54 and 55 of the Original Indenture as supplemented and amended (exclusive of the Second paragraph of Section 53) shall be applicable to Bonds of the Series Due **.

[The above exceptions do not apply to the Thirty-Eighth Supplemental Indenture inasmuch as bonds issued under that Supplement are nonredeemable prior to maturity.]

** Year of Bond Maturity

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price is first payable as hereinabove provided, the payment with respect to the portion thereof so to be redeemed shall be made to the registered owner upon surrender of said bond; and coupon bonds or registered bonds for the unpaid balance, if any, of the principal amount of the registered bond so presented and surrendered shall be executed by the Company and authenticated and delivered by the Trustee without charge to the bondholder therefor.

Section 56. At any time, upon delivery to the Trustee of an application signed by the President or a Vice-President of the Company, of a resolution authorizing such application, of a treasurer’s certificate such as is described in paragraph (2) of Section 26 hereof, and of an opinion of counsel, the Trustee shall, to the extent that such bonds are available for such purchase, apply all or any part of the cash held by it under any provision of this Indenture and applicable to the purpose, or any cash deposited with it by the Company for the purpose, to the purchase of bonds then outstanding hereunder of such series as the Company may designate at a price not exceeding the current redemption price plus accrued interest, of such bonds as shall be by their terms redeemable before maturity, or at not more than one hundred and ten per centum (110%) of the principal of bonds not so redeemable, plus accrued interest. Before making any such purchase the Trustee shall, by notice published once in each of four (4) successive calendar weeks (on any day of each such week) in one daily newspaper printed in the English language and of general circulation in the city where the principal office of the Trustee is then located, and in one daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, and in one such newspaper of general circulation in each other city in which the principal of any of the bonds to be purchased shall be payable, advertise for written proposals (to be received by it on or before a date to be specified by the Trustee) to sell to it on or before a subsequent date to be specified by it bonds then outstanding hereunder of the series designated by the Company ; and the Trustee,

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to the extent, as nearly as possible, of such funds then in its hands and requested by the Company to be so applied, shall purchase the bonds so offered at the lowest price or prices asked therefor. The Trustee may also in its discretion, and upon request of the Company so to do shall, invite offers of bonds for sale to it in any other usual manner. Should there be two or more proposals at the same price aggregating more than the amount which the Trustee has available for application, after having accepted all proposals at lower prices, the Trustee shall apply the amount so available, by acceptance of proposals, so as to acquire the requisite amount of bonds at the lowest cost possible, provided, however, that, to the extent consistent with the acquisition of such amount of bonds at the lowest cost possible, the Trustee shall (a), in accepting proposals, give preference to such proposals as are subject to acceptance of a portion thereof as against proposals not subject to such acceptance, (b), as between proposals subject to acceptance of a portion thereof, accept the same pro rata, and (c), as between proposals not subject to such acceptance, select by lot, according to such method as the Trustee shall deem proper in its discretion, the proposals to be accepted, and provided, further, that the Trustee shall not be required to acquire any portion of a bond in an amount less than the lowest authorized denomination of the bonds of such series. The Trustee shall have the right to reject any or all proposals in whole or in part if it can at the time of opening said proposals purchase the requisite amount of such bonds or any part thereof at a lower price than it could by accepting said proposals, in which event the Trustee may purchase bonds at such lower price. All offers by holders shall be subject to acceptance of a portion thereof unless otherwise expressed in the offers and all advertisements for written proposals shall so state. All expenses incurred by the Trustee or the Company in connection with such purchases and the accrued interest and premium, if any, on any bonds purchased shall be paid by the Company out of its general funds, and the Company agrees to reimburse the Trustee on demand for any funds disbursed by it for such purposes, or, if required by the Trustee, the funds necessary therefor shall be paid by the Company in anticipation of

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such disbursements by the Trustee, and any such disbursements by the Trustee until reimbursed shall be secured by a lien on the mortgaged and pledged property and the proceeds thereof prior to the lien of the bonds and coupons issued hereunder.

Section 57. All bonds issued hereunder paid, retired or redeemed under any of the provisions of this Indenture or purchased by the Trustee as provided in Section 56 hereof and all appurtenant coupons, if any, shall forthwith be cancelled or cremated by the Trustee, and the Trustee shall thereupon at the request of the Company deliver a certificate of such cancellation or cremation to the Company.

ARTICLE X.

Possession, Use and Release of Mortgaged and Pledged Property.

Section 58. So long as the Company is not in default in the payment of the interest on any of the bonds then outstanding hereunder and none of the defaults specified in Section 68 hereof shall have occurred and be continuing, the Company shall be suffered and permitted to possess, use and enjoy the mortgaged and pledged property, except money and securities which are expressly required to be deposited with the Trustee, and to receive, use and dispose of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, with power, in the ordinary course of business, freely and without let or hindrance on the part of the Trustee or the bondholders, to use and consume supplies, and, except as herein otherwise expressly provided to the contrary, to exercise any and all rights under choses in action and contracts and to alter and repair, and change the location of, its lines, buildings and structures.

Section 59. So long as the Company is not in default in the payment of the interest on any of the bonds then outstanding hereunder and none of the defaults specified in Section 68 hereof shall

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have occurred and be continuing, the Company may at any time and from time to time :

(1) Without any release or consent by the Trustee, sell or otherwise dispose of free from the lien of this Indenture any portion of the machinery, apparatus, supplies, equipment, tools and implements which shall have become old, inadequate, obsolete, worn out or unfit for use, upon replacing the same by or substituting for the same or acquiring other machinery, equipment, tools, implements or property of a value at least equal to that of the property disposed of, which new property shall be subject to the lien of this Indenture free and clear of all prior liens (except those to which the property so disposed of was subject consistently with the terms hereof);

(2) Without any release or consent by the Trustee, cancel, make changes or alterations in or substitutions for any and all rights of way, grants, leases or contracts now subject, or which may hereafter become subject, to the lien of this Indenture; and in such event any modified, altered or substituted rights of way, grants, leases or contracts shall be subject to the terms of this Indenture to the same extent and in the same manner as those previously existing; and

(3) Withdraw any cash on deposit under this Indenture with the Trustee by depositing hereunder with the Trustee in substitution therefor an amount of direct and unconditional obligations of the United States of America, maturing in not more than two years from the date of such deposit, designated by the Company and not disapproved by the Trustee having a then market value at least equal to the amount of cash so withdrawn, provided, however, that the Company shall not be entitled to withdraw any cash deposited with or held by the Trustee for the redemption of bonds or for payment to the holders of bonds or coupons and claims for interest secured hereby, or for the purchase of bonds which the Trustee has contracted to purchase. Any obligations so deposited shall have attached thereto all unmatured interest coupons and shall be

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held by the Trustee in all respects as would be held the cash for which such obligations are so substituted and such obligations shall be deemed to be such cash for the purposes of this Indenture. If the market value of any obligations so deposited hereunder, irrespective of any interest which may be or may have been collected thereon, shall, in the judgment of the Trustee, at any time be less than the amount of cash in lieu of which they were deposited, the Company covenants that on demand of the Trustee it will deposit hereunder with the Trustee cash sufficient to make up the deficiency; but the cash deposited to make up the deficiency in the market value of any obligations may at any time thereafter be withdrawn by the Company if at the time of withdrawal the market value of such obligations shall not be less than the amount of cash in lieu of which they were deposited. Any obligations so deposited shall be sold by the Trustee upon the written request of the Company, signed in its name by its President or one of its Vice-Presidents, at such prices as shall be fixed by the Company and approved by the Trustee, provided, however, that the Trustee, without any such request from the Company, shall be entitled, in its sole discretion and at such prices as may be approved by it, to sell at public or private sale any obligations so held by it in lieu of any cash which shall be payable for any purpose hereunder. If the Company shall not pay to the Trustee cash sufficient to make up any deficiency as hereinabove provided within ten days after demand by the Trustee for the payment thereof, then the Trustee shall, without the lapse of any further period of time, sell at public or private sale the obligations so held by it in lieu of cash with respect to which such deficiency shall exist, at such prices and at such times as the Trustee shall in its unrestricted discretion determine. The Trustee shall collect from time to time all interest upon the deposited obligations as such interest matures, and the Trustee shall, if the Company is not in default to the knowledge of the Trustee, pay to the Com-

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pany the interest received by it on such deposited obligations, as and when received, and the amount, if any, by which the aggregate of the net proceeds of the sale or payment of deposited obligations exceeds the cash in lieu of which such obligations were deposited and hold and treat the balance as, and pay out or apply the same in like manner and for like purposes as, the cash in lieu of which such obligations were deposited. If the aggregate of the net proceeds of such sale or such payment shall be less than the amount of cash in lieu of which such obligations were deposited, the Company covenants that it will promptly pay to the Trustee cash in an amount equal to such deficiency. The deposited obligations and the proceeds of the sale or payment thereof while held by the Trustee shall be part of the mortgaged and pledged property.

Section 60. So long as the Company is not in default in the payment of the interest on any bonds then outstanding hereunder and none of the defaults specified in Section 68 hereof shall have occurred and be continuing, the Company may obtain the release of any of the mortgaged and pledged property (provided, however, that prior lien bonds deposited with the Trustee shall not be released except as provided in Section 67 hereof) and the Trustee shall release the same from the lien hereof upon the application of the Company and receipt by the Trustee of a treasurer’s certificate as required by paragraph (2) of Section 26 hereof and of

(1) a resolution describing in reasonable detail the property to be released and requesting such release;

(2) an engineer’s certificate, or, under the circumstances hereinafter in this Section 60 specified, an independent engineer’s certificate, made and dated not more than ninety (90) days prior to the delivery to the Trustee of such certificate, stating in substance as follows:

(a) That the Company has sold or exchanged, or con-

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tracted to sell or exchange, the property so to be released for a stated consideration representing, in the opinion of the signer or signers, at least the then fair value of the property so to be released (specifying such then fair value), which consideration may be cash, bonds issued and theretofore outstanding hereunder, purchase money obligations secured by first mortgage lien or first trust deed upon the interest which the Company owned in the property to be released (subject to no liens for the payment of money except excepted encumbrances), outstanding prior lien bonds assumed by the Company and secured by lien prior to the lien of this Indenture on the property to be released, or property to be described in reasonable detail in such certificate, and, unless the property to be released is unfundable property, that such property will be, when acquired, property additions as defined in Section 4 hereof; and

(b) The fair value, in the opinion of the signer or signers, of the purchase money obligations and of the property described pursuant to subdivision (a) of paragraph (2) of this Section 60 (and such certificate shall contain or be accompanied by the engineer’s report thereon, which report shall contain a brief statement governing the determination of such fair value, a brief statement of the condition, serviceability and general location of such property and, if such property includes property additions, a statement of the opinion of the signer or signers as to the fair value of such property additions and as to the fair value of other property, tangible and intangible, acquired as a part of the transaction by which such property additions were acquired and a statement that such property additions are property additions as defined in Section 4 hereof) ; and

(c) That the retention of the property to be released is no longer desirable in the conduct of the business of the

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Company or that other property to be acquired is not less suited to the needs of the business of the Company than that to be released, and that, in the opinion of the signer or signers, the proposed release will not impair the security under this Indenture in contravention of the provisions thereof;

(3) an amount in cash equivalent to the amount, if any, by which the stated consideration for the property to be released, as specified in the certificate provided for in paragraph (2) of this Section 60, exceeds the aggregate of the following items:

(a) the principal amount of bonds issued and outstanding hereunder simultaneously delivered to the Trustee, and the principal amount, or fair value to the Company, whichever is less, of any obligations simultaneously delivered to the Trustee consisting of purchase money obligations secured by first mortgage or trust deed upon the interest which the Company owned in the property released, provided, however, that if the property to be released is fundable property, the principal amount of the purchase money obligations which may be included in the computation provided for in this paragraph (3) shall not exceed seventy per centum (70%) of the then fair value of the property to be released by which such obligations are secured as specified in the engineer’s certificate or in the independent engineer’s certificate, as the case may be, provided for in paragraph (2) of this Section 60, and provided, further, that the Trustee shall not include any such purchase money obligations in the computation provided for in this paragraph (3) if thereby the aggregate principal amount of all purchase money obligations received by the Trustee pursuant to this paragraph (3) since the commencement of the then current calendar year or at the time held by the Trustee would be ten per centum (10%) or more of the principal amount of all bonds at the time outstanding hereunder;

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(b) the principal amount of outstanding prior lien bonds assumed by the Company secured by lien prior to the lien of this Indenture on the property to be released simultaneously delivered to the Trustee to be held subject to the provisions of Section 67 hereof and the amount by which any such prior lien bonds not delivered to the Trustee have been reduced by payment, or (if all property subject to the mortgage or other lien securing such prior lien has been or is to be released) by the assumption of the payment thereof by the purchaser of the property to be released, as shown by a treasurer’s certificate simultaneously delivered to the Trustee, accompanied by a concurring opinion of counsel; provided that the amount of any such reduction of prior liens shall not be included to the extent that such amount has previously been used as a basis for the release of property under any of the provisions of this Indenture; and

(c) the cost (to be stated in an independent public accountant’s certificate) or fair value to the Company (as certified in the certificate provided for in paragraph (2) of this Section 60), whichever is less, of any property additions or, if the property to be released is unfundable property, of any property concurrently acquired or to be acquired by the Company, in exchange for the property the release of which is then being sought;

(4) an opinion of counsel that the Company has full corporate authority and all necessary permission from governmental authorities (and officially authenticated copies of the documents, if any, evidencing such permission shall accompany such opinion) to dispose of the property to be released for the consideration and in the manner stated in the certificate provided for in paragraph (2) of this Section 60 and for the acquisition and operation of any property to be received in exchange therefor, that, if the property to be released is fundable property, the consideration to be received.

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other than bonds outstanding hereunder, will be subject to the lien hereof and subject to no lien prior to the lien hereof (other than excepted encumbrances), or, if the property to be released is not fundable property, that the consideration to be received in exchange therefor will be subject to the lien hereof with the same degree of priority as the property to be released, that, in the signer’s opinion, the determination of the cost of property to be received in exchange, as stated in the independent public accountant’s certificate pursuant to subdivision (c) of paragraph (3) of this Section 60, was not inconsistent with the order, if any, of each governmental authority approving the transaction or transactions by which such property was to be acquired or authorizing the ownership or operation thereof, that, in case the Trustee is requested to release a franchise, such release will not impair the right of the Company to operate its remaining property, that, if all or part of the property to be released is subject to a prior lien and prior lien bonds are to be delivered to the Trustee as part consideration for the release, the Company has assumed payment of all such prior lien bonds, and that all the requirements of the Indenture for the release by the Trustee of said property have been duly complied with;

(5) in case any obligations secured by purchase money mortgage or trust deed upon the property to be released are included in the consideration for such release, an opinion of counsel to the effect that, in his or their opinion, such obligations are valid obligations, and that any purchase money mortgage or trust deed securing the same is sufficient to afford a valid first and purchase money lien upon the interest which the Company owned in the property to be released;

(6) all such instruments of conveyance, assignment and transfer as may be necessary for the purpose of effectually subjecting to the lien of this Indenture any property to be acquired by the Company in exchange for the property the release of which is then being sought, together with an opinion of counsel that such instruments are sufficient for such purpose or that no such instruments are necessary for such purpose.

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The certificate required by paragraph (2) of this Section 60 shall be an independent engineer’s certificate if (i) the then fair value of the property to be released, as set forth in such certificate, is two per centum (2%) or more of the aggregate principal amount of all bonds at the time outstanding hereunder, or (ii) the then fair value of the property to be released and of all other property or securities released since the commencement of the then current calendar year, as set forth in such certificate and other similar certificates furnished to the Trustee in connection with the release of property or securities from the lien of this Indenture, is ten per centum (10%) or more of the aggregate principal amount of all bonds at the time outstanding hereunder, or (iii) any of the property described pursuant to subdivision (a) of paragraph (2) of this Section 60 consists of plant or property operated by others and the fair value of such property, as set forth in the certificate required by paragraph (2) of this Section 60, is not less than Twenty-five Thousand Dollars ($25,000) and not less than one per centum (1%) of the aggregate principal amount of all bonds at the time outstanding hereunder.

If the property to be released is subject to any prior lien and if, to obtain the release of such property therefrom, the terms thereof require any consideration to be paid to the trustee or other holder of any such prior lien, the engineer’s certificate above provided for in paragraph (2) of this Section 60 shall so state, and the certificate of the trustee or other holder of any such prior lien that it has received such consideration shall be accepted by the Trustee, to the extent of such consideration so received, in lieu of cash, obligations, bonds or property required by the provisions of paragraph (3) of this Section 60 to be delivered or certified to the Trustee upon the release of said property.

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Notwithstanding any of the foregoing provisions of this Section 60, as long as (1) the Company is not in default in the payment of interest on any bonds then outstanding under the Indenture and none of the defaults specified in Section 68 of the Indenture shall have occurred and be continuing; (2) not later than the most recent March 31, the Company has delivered to the Trustee a Certificate, as defined in Article I of the Thirty-Ninth Supplemental Indenture, demonstrating that as of the end of the most recently completed calendar year, the amount of outstanding bonds is less than or equal to 15% of the net book value of the Property; and (3) the Company delivers to the Trustee an engineer’s certificate demonstrating that the then fair value of the Property to be released from the lien of the Indenture, and all other Property released since the end of the calendar year covered by the aforementioned Certificate, as set forth in the certificate or certificates furnished to the Trustee in connection with the release of property from the lien of the Indenture, is less than ten per centum (10%) of the book value of the Property, then the Company may, at its option, obtain the release of any of the Property in the case of the sale of Property to be released for cash (provided, however, that prior lien bonds deposited with the Trustee shall not be released except as provided in Section 67 of the Indenture) and the Trustee shall release the same from the lien hereof upon the application of the Company and the receipt by the Trustee of the following alternative documents in lieu of the documents provided in the preceding paragraphs and without delivering to the Trustee the cash proceeds from such sale (referred to herein as the “Alternative Release Provisions “); provided, however, that the cash proceeds from such sale shall, for all purposes of this Indenture, be treated as moneys withdrawn from deposit with the Trustee pursuant to the withdrawal provisions of Section 62 of the Indenture and the Alternative Release Certificate (described in paragraph (3) below) shall, for all purposes of the Indenture, unless the context otherwise requires, be deemed to be a certificate which complies with all the requirements of paragraphs (3) and (5) of Section 26; and provided further, however, that the Company may obtain the release of Property pursuant to the Alternative Release Provisions only in the event that the amounts of moneys to be treated as having been withdrawn shall be in such amounts as will permit the Alternative Release Certificate delivered to the Trustee as part of the application to show that there will exist, as of the date of such certificate, unfunded net property additions if the amount of cash to be so treated as having been withdrawn pursuant to such application is not included in the addition authorized by subdivision (iii) of Section 7 hereof:	39th Supp Ind

(1) a treasurer’s certificate, dated the date on which the application is made, stating that, so far as known to the signers, the

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	Company is not, and upon the granting of the application will not be, in default in the performance of any of the covenants or provisions of this Indenture;		39th Supp Ind

(2)	a resolution describing in reasonable detail the Property to be released from the lien of the Indenture and requesting such release;

(3)	an Alternative Release Certificate certifying as to the then available unfunded net property additions computed in a manner consistent with paragraph (3) of Section 26 and providing details as to such calculations consistent with the form of Alternative Release Certificate attached as Schedule 2 to the Thirty-Ninth Supplemental Indenture dated as of March 25, 2008, and further stating in substance as follows:		Schedule 2 is attached to end of Restated Inden.

	(a)	that the Company has sold, or contracted to sell, the Property so to be released from the lien of the Indenture for a stated consideration in cash representing, in the opinion of the signer or signers, at least the then fair value of the Property so to be released (specifying such then fair value);

	(b)	that the retention of the Property to be released from the lien of the Indenture is no longer desirable in the conduct of the business of the Company and that, in the opinion of the signer or signers, the release will not impair the security under the Indenture in contravention of the provisions thereof;

	(c)	that the then fair value of the Property to be released from the lien of the Indenture, and all other Property released since the commencement of the then current calendar year, as set forth in the certificate or certificates furnished to the Trustee in connection with the release of property from the lien of the Indenture, is ten per centum (10%) of or less of the book value of the Property; and

	(d)	that the net depreciation accruals computed in the manner provided in Section 5A of the Indenture exceed the maintenance credit computed in the manner provide in Section 7 of the Indenture;

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	provided, however, that if the then fair value of the Property to be released from the lien of the Indenture and of all other Property released since the end of the calendar year covered by the aforementioned Certificate, as set forth in such Certificate and other similar certificates furnished to the Trustee in connection with the release of Property from the lien of the Indenture, is ten per centum (10%) or more of the aggregate principal amount of the bonds at the time outstanding, such engineer’s certificate shall be made by an independent engineer; provided further, however, that such a certificate of an independent engineer shall not be required in the case of a release of Property from the lien of the Indenture if the fair value thereof as set forth in the certificate required by this paragraph is less than $25,000 or less than one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding;	39th Supp Ind

(4)	an accountant’s certificate covering the matters referred to in paragraph (4) of Section 26;

(5)	an opinion of counsel covering the matters referred to in paragraph (7) of Section 26 (exclusive of such parts of the opinion as relate solely to the authorization of the issuance of bonds by governmental authorities and the Company) and opining that the Company has full corporate authority and all necessary permission from governmental authorities (and officially authenticated copies of the documents, if any, evidencing such permission shall accompany such opinion) to dispose of the property to be released for the consideration and in the manner stated in the certificate provided for in paragraph (3) above, that, in case the Trustee is requested to release a franchise, such release will not impair the right of the Company to operate its remaining property, and that all the requirements of the Indenture for the release by the Trustee of said Property have been duly complied with;

(6)	the applicable certificates, instruments and cash, if any, required by paragraphs (8) and (9) of Section 26 (exclusive of such parts of the opinion as relate solely to the authorization of the issuance of bonds by governmental authorities and by the Company).

Section 61. The Trustee shall whenever from time to time requested by the Company (such request to be evidenced by a

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resolution), but without requiring compliance with any of the provisions of Section 60 hereof unless, under the provisions of said Section 60, the Company would then be required to furnish an independent engineer’s certificate, release from the lien hereof real estate not then being used in telephone operations, provided the aggregate value of such real estate so released without such compliance in any period of five consecutive calendar years shall not exceed the sum of Twenty-five Thousand Dollars ($25,000). A treasurer’s certificate as to any facts required to be known by the Trustee as a condition precedent to action by it under this Section 61, an engineer’s certificate as to the then fair value of the property to be released, stating that, in the opinion of the signer or signers, the proposed release will not impair the security under this Indenture in contravention of the provisions thereof, and an opinion of counsel shall, subject to the provisions of Section 92 hereof, fully protect the Trustee in any action taken upon the faith thereof. The Company covenants that, upon receipt, it will deposit with the Trustee, to be dealt with in the manner provided in Section 62 hereof, the consideration, if any, received by it upon the sale or other disposition of any real estate not then being used in telephone operations so released (unless the same shall have been paid or delivered to the trustee or other holder of a mortgage or other instrument constituting a prior lien in accordance with the provisions thereof and a certificate of such trustee or other holder to that effect shall have been furnished to the Trustee).

Section 62. So long as the Company is not in default in the payment of the interest on any bonds then outstanding hereunder and none of the defaults specified in Section 68 hereof shall have occurred and be continuing, any money on deposit with the Trustee constituting the proceeds of released property and any money as to which withdrawal pursuant to this Section 62 is specifically provided, may,

(1) upon the delivery to the Trustee of the applicable certificates, opinion of counsel, instruments and cash required

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by paragraphs (3), (4), (5), (7), (8) and (9) of Section 26 hereof, exclusive of such parts of the opinion of counsel as relate solely to the authorization of the issuance of bonds by governmental authorities and by the Company, be withdrawn in such amount as will permit the certificate pursuant to paragraph (3) of said Section 26 delivered to the Trustee as part of the application for such withdrawal to show that there will exist, as of the date of such certificate, unfunded net property additions if the amount of cash so to be withdrawn by such application is not included in the addition authorized by subdivision (iii) of Section 7 hereof in making the computation of such unfunded net property additions; or

(2) be withdrawn from time to time by the Company in an amount equal to the principal amount of bonds issued and outstanding hereunder and concurrently deposited with the Trustee for cancellation; or

(3) upon the request of the Company, be used by the Trustee for the purchase of bonds issued hereunder in accordance with the provisions of Section 56 hereof; or

(4) upon the request of the Company, be applied by the Trustee to the payment at maturity or to the redemption of any bonds issued hereunder which are by their terms redeemable before maturity, of such series as may be designated by the Company, such redemption to be in the manner and as provided in Article IX hereof.

Money shall, from time to time, be paid out or used or applied by the Trustee pursuant to paragraphs (1), (2), (3) and (4) of this Section 62 upon receipt by the Trustee of a resolution requesting such withdrawal, of the written order of the Company, signed by its President or a Vice-President, of a treasurer’s certificate such as is described in paragraph (2) of Section 26 hereof, and of an opinion of counsel.

In the event that the Company or this Indenture shall direct the Trustee to apply any money held by it under this Article X,

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or any money subject to be used or applied as in this Article X provided, to the purchase of bonds issued hereunder, the Company shall pay to the Trustee upon notice by the Trustee that it is ready to purchase, or if the Company or the Indenture shall direct the application thereof to the payment or redemption of bonds, as the case may be, then the Company shall pay to the Trustee on the date of such direction, an amount in cash, to be held by the Trustee subject to the provisions of this Article X, equal to the premiums, if any, and the accrued interest, if any, payable to the holders of the bonds to be so paid, purchased or redeemed.

Any purchase money mortgage or trust deed received in consideration of the release of any property by the Trustee, or the obligations secured by such purchase money mortgage or trust deed, may be released by the Trustee upon payment by the Company to the Trustee of the unpaid portion of such purchase money mortgage or trust deed or of the obligations thereby secured. The principal of and interest on any purchase money mortgage or trust deed, or of the obligations thereby secured, shall be collected by the Trustee as and when the same become payable. Proceeds received upon the payment of the principal of or the release of such obligations, trust deeds or mortgages may be withdrawn Pursuant to the provisions of this Section 62. Except when the Company shall be in default in the payment of the interest on any of the bonds at the time outstanding and except during the continuance of a default as defined in Section 68 hereof, the interest received by the Trustee on any such purchase money mortgage or trust deed, or the obligations thereby secured, shall be paid over to the Company.	1st Supp Ind

Except during the continuance of a default specified in Section 68 hereof, the Trustee may exercise, but only with the consent of the Company, and, upon the occurrence of any default specified in Section 68 hereof, the Trustee may exercise in its absolute discretion, without the consent of the Company, any and all rights of an owner with respect to such purchase money mortgages and trust deeds and the obligations thereby secured and may take any action which in its judgment may be desirable or necessary to avail itself of the benefit of the security created for such pur-

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chase money mortgages, trust deeds and obligations including, but not in limitation, the extension thereof at a higher or lower rate of interest, and joining in any plan of reorganization or readjustment with respect thereto, whether voluntary or involuntary, and may accept and hold hereunder any new obligations or securities issued in exchange therefor under any such plan; but, subject to the provisions of Section 92 hereof, the Trustee shall be under no obligation to exercise any such rights unless requested so to do and reasonably indemnified by the holders of not less than a majority in principal amount of the bonds then outstanding hereunder. The Trustee shall be reimbursed by the Company upon demand for all expenses by it properly incurred by reason of any such action taken, with interest upon all such expenditures at the rate of six per centum (6%) per annum; and the amount of such expenses and interest shall, until repaid, constitute a lien upon the mortgaged and pledged property prior to the lien of the bonds and coupons issued hereunder.

Any new property acquired by exchange or purchase to take the place of any property released or in connection with the withdrawal of cash under any provision of this Article X shall forthwith and without further conveyance become subject to the lien of and be covered by this Indenture as a part of the mortgaged and pledged property; but the Company shall, if requested by the Trustee, convey the same, or cause the same to be conveyed, to the Trustee by appropriate instruments of conveyance upon the trusts and for the purposes of this Indenture.

Any bonds issued hereunder deposited with the Trustee pursuant to Section 60 hereof or to this Section 62 or purchased, paid or redeemed by the Trustee pursuant to the provisions of this Section 62 shall forthwith be cancelled or cremated and a certificate of such cancellation or cremation shall be delivered to the Company, and such bonds shall not have been or thereafter be made the basis for the authentication of bonds, the release of property or the withdrawal of cash under any provisions of this Indenture. Nothing in this paragraph shall be deemed to prohibit including such bonds in the computation of unfunded net property additions as provided in Section 7 hereof.

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In the event that cash subject to withdrawal pursuant to this Section 62 (including therein any obligations in which such cash may have been invested pursuant to the provisions of Section 59 hereof) shall have remained on deposit with the Trustee under any of the provisions of this Indenture for more than two years in an aggregate amount in excess of Fifteen Thousand Dollars ($15,000), or five per centum (5%) of the aggregate principal amount of all bonds outstanding hereunder at the end of such two years, whichever shall be greater, and in respect to which cash notice in writing of intention to apply the same to a construction program then in progress and incompleted shall not have been given to the Trustee by the Company within such two years, such cash then so on deposit with the Trustee and in respect to which such notice shall not have been given shall be used to redeem, or at the option of the Company to purchase in the manner prescribed in Section 56 hereof, bonds outstanding hereunder of the series of bonds then outstanding hereunder having the earliest date of original issue.

Section 63. Should any of the mortgaged and pledged property be taken by exercise of the power of eminent domain or should any governmental body or agency, at any time, exercise any right which it may have to purchase any part of the mortgaged and pledged property, the Trustee may release the property so taken or purchased, and shall be fully protected in doing so upon being furnished with a treasurer’s certificate and with an opinion of counsel to the effect that such property has been taken by exercise of the power of eminent domain, or purchased by a governmental body or agency in the exercise of a right which it had to purchase the same. The proceeds of all property so taken or purchased shall be paid over to the Trustee (unless the same shall have been paid or delivered to the trustee or other holder of a mortgage or other lien constituting a prior lien, in accordance with the provisions thereof and a certificate of such trustee or other holder to that effect shall have been furnished to the Trustee), and (if paid over to the Trustee hereunder) may thereafter

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be withdrawn in the manner and for the purposes and subject to the conditions provided in Section 62 hereof.

Section 64. In case the mortgaged and pledged property shall be in the possession of a receiver or trustee lawfully appointed by court order, the powers hereinbefore conferred upon the Company with respect to the sale or other disposition of the mortgaged and pledged property may be exercised by such receiver or trustee and any request, certificate or appointment made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or its Board of Directors or any of its officers or appointees in the manner herein provided; and if the Trustee under this Indenture shall be in possession of the mortgaged and pledged property under any provision of this Indenture, then such powers may be exercised by the said Trustee in its discretion notwithstanding the Company may be in default.

Section 65. No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article X to be sold, granted, exchanged or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange or other disposition.

Section 66. The Trustee shall not be required under any of the provisions of this Article X to release at the request of the Company or a receiver or trustee any part of the mortgaged and pledged property from the lien hereof at any time while interest on the bonds is due and unpaid or during the continuance of a default as defined in Section 68 hereof, but notwithstanding any such default and notwithstanding the existence of a default in the payment of interest on any bonds then outstanding hereunder, the Trustee may release from the lien hereof any part of the mortgaged and pledged property, upon compliance with the conditions, other than those relating to the non-existence of a default, specified in this Article X in respect thereof, if the Trustee in its discretion shall deem such release for the best interests of the bondholders.	1st Supp Ind

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~~lien hereof any part of the mortgaged and pledged property, upon compliance with the conditions, other than those relating to the non existence of a default, specified in this Article X in respect thereof, if the Trustee in its discretion shall deem such release for the best interests of the bondholders.~~

Section 67. All prior lien bonds received by the Trustee shall be delivered to and held by the Trustee, in pledge, as part of the mortgaged and pledged property, without impairment of the lien thereof for the protection and further security of the bonds issued hereunder. Except during the continuance of a default specified in Section 68 hereof, no payment by way of principal, interest or otherwise on any of the prior lien bonds held by the Trustee shall be made or demanded by the Trustee and the coupons thereto appertaining as they mature shall be cancelled by the Trustee and delivered so cancelled to the Company, unless the Company shall, by an instrument in writing, signed by its President or a Vice-President and its Treasurer or an Assistant Treasurer, and delivered to the Trustee, elect, with respect to any of such prior lien bonds, to have such payments made and demanded, in which event the Trustee shall be entitled to receive all such payments. In any event, except during the continuance of a default as aforesaid, all money received by the Trustee on account of the interest or premium on said prior lien bonds shall be paid over by the Trustee to or upon the order of the Company. All money received on account of the principal of any of said prior lien bonds shall be held and disposed of by the Trustee in accordance with the provisions of this Section 67.

Except during the continuance of a default specified in Section 68 hereof, the Trustee, if so directed in an instrument in writing signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company, and if there shall be furnished to the Trustee concurrently with such direction a treasurer’s certificate and either

(a) an opinion of counsel that the Company will be in default under the provisions of a prior lien if certain prior

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lien bonds held by the Trustee hereunder subject to the provisions of this Section 67 are not surrendered by the Trustee to the trustee of the mortgage or other lien securing the same for cancellation or unless such bonds are cancelled, or

(b) a certificate of the trustee or other holder of any prior lien, that all of the bonds secured by such mortgage or lien, other than the bonds held by the Trustee hereunder subject to the provisions of this Section 67, or for the purchase, payment or redemption of which, together with interest thereon, to the date of such purchase, payment or redemption, and premium, if any, the necessary amount shall have been deposited with or shall then be held by the Trustee hereunder in trust with irrevocable direction so to apply the same, have been purchased or paid in full and retired or that money in the necessary amount shall have been deposited with or shall then be held by such trustee or other holder of said mortgage or lien, in trust, with irrevocable direction so to apply the same, and that upon the surrender of the bonds so held by the Trustee hereunder, such mortgage or lien will be released, cancelled and discharged, and an opinion of counsel concurring with the statements set forth in such aforesaid certificate and in addition stating that no bonds of any other issue secured by mortgage or other lien, junior in lien to the lien of the mortgage or other lien securing said prior lien bonds but prior in lien to the lien of this Indenture, are outstanding and not deposited with the Trustee hereunder as part of the mortgaged and pledged property, and that the cancellation of such prior lien bonds so held by the Trustee hereunder will not impair the security of the bonds issued hereunder, shall take such steps as counsel may advise to procure the cancellation of such prior lien bonds held by it and the obligations thereby evidenced to be satisfied and discharged or shall surrender such bonds for cancellation to the trustee or other holder of the prior lien securing the same. Upon the cancellation and discharge of any prior lien, there shall be delivered to the Trustee

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hereunder evidence satisfactory to it that the said lien has been discharged and released of record. Upon similar direction and upon delivery to the Trustee of a treasurer’s certificate and of an opinion of counsel, but without the delivery of a certificate and opinion such as are described in clause (b) of this Section 67, the Trustee shall surrender any prior lien bonds held by it in pledge hereunder to the trustee or other holder of the mortgage or lien securing the same for cancellation or to be held uncancelled, if such bonds shall have been purchased or redeemed or called for redemption out of any sinking fund or other similar device for the retirement of bonds for which provision may have been made in the mortgage or lien securing the prior lien bonds so surrendered; provided, however, that no such prior lien bonds shall be so surrendered, except for cancellation as aforesaid, until the Trustee shall have received a treasurer’s certificate and an opinion of counsel to the effect that the provisions of the mortgage or lien securing the prior lien bonds so to be surrendered are such that no transfer of ownership or possession of such prior lien bonds by the trustee or other holder of such mortgage or lien is permissible except upon default thereunder or except to the Trustee hereunder to be held subject to the provisions of this Section 67 or to the trustee or other holder of the prior lien securing other prior lien bonds for cancellation or to be held uncancelled under the terms of such mortgage or other lien under like conditions.

Upon the cancellation and discharge of any prior lien, the Company covenants that it will deliver or will cause to be delivered to the Trustee all cash, obligations and other securities held by the trustee or other holder of such prior lien, which cash, obligations or other securities, if the same had not been deposited with such trustee or other holder of such prior lien, would have been required by the terms hereof to have been deposited with the Trustee, to be held by it as a part of the mortgaged and pledged property.

Except during the continuance of a default specified in Section 68 hereof, the Trustee, if so directed by an instrument in writing, signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company, and upon delivery to the

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Trustee of a treasurer’s certificate, shall permit the Company to withdraw any prior lien bonds held by the Trustee upon deposit with the Trustee of an amount in cash equivalent to the principal amount of the prior lien bonds so withdrawn; provided, however, that the Company shall not be permitted to withdraw any prior lien bonds until the Trustee shall have received an opinion of counsel stating that none of the property subject to the lien securing such prior lien bonds is any longer subject to the lien of this Indenture.

Any cash deposited with the Trustee pursuant to the provisions of this Section 67 or held by it subject to the provisions of this Section 67 may be withdrawn pursuant to the provisions of Section 62 hereof.

Except during the continuance of a default specified in Section 68 hereof, the Trustee may exercise, but only with the consent of the Company, and upon the occurrence of any default specified in Section 68 hereof, the Trustee may exercise in its absolute discretion, without the consent of the Company, any and all rights of a bondholder with respect to the prior lien bonds then held by it and may take any action which shall in its judgment be desirable or necessary to avail of the security created for such prior lien bonds by the mortgages or other instruments securing the same, including, but not in limitation, joining in any plan of reorganization or readjustment with respect thereto, whether voluntary or involuntary, and may accept and hold hereunder any new obligations or securities issued in exchange therefor under any such plan, but, subject to the provisions of Section 92 hereof, shall be under no obligation to exercise any such rights unless requested so to do and reasonably indemnified by the holders of not less than a majority in principal amount of the bonds then outstanding hereunder. The Trustee shall be reimbursed by the Company upon demand for all expenses by it properly incurred by reason of any such action taken, with interest upon all such expenditures at the rate of six per centum (6%) per annum; and the amount of such expenses and interest shall, until repaid, constitute a lien upon the mortgaged and pledged property prior to the lien of the bonds and coupons issued hereunder.

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ARTICLE XI.

Remedies in Event of Default.

Section 68. The following events are hereby defined for all purposes of this Indenture (except where the term is otherwise defined for specific purposes) as “defaults”:

(a) Failure to pay the principal of any bond hereby secured when the same shall become due and payable, whether at maturity, as therein expressed, or by declaration or otherwise;

(b) Failure to pay interest upon any bond hereby secured for a period of sixty (60) days after such interest shall have become due and payable;

(c) The expiration of a period of ninety (90) days following:

(1) the adjudication of the Company as a bankrupt by any court of competent jurisdiction;

(2) the entry of an order approving a petition seeking reorganization of the Company under the Federal Bankruptcy Laws, or any other applicable law or statute of the United States of America, or any State thereof; or

(3) the appointment of a trustee or a receiver of all or substantially all of the property of the Company unless during such period such adjudication, order or appointment of a receiver or trustee shall be vacated;

(d) The filing by the Company of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors; the consenting by the Company to the appointment of a receiver or trustee of all or any part of its property; the filing by the Company of a petition or answer seeking reorganization under the Federal Bankruptcy Laws, or any other applicable law or statute of the United States of Amer-

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ica, or of any State thereof; or the filing by the Company of a petition to take advantage of any insolvency act;

(e) Failure to perform any other covenant or agreement contained herein or in any indenture supplemental hereto or in any bond secured hereby for a period of ninety (90) days following the mailing by the Trustee to the Company of a written demand that such failure be cured, such failure not having been cured in the meantime. The Trustee may, and, if requested in writing so to do by the holders of a majority in principal amount of the bonds then outstanding, shall make such demand.

Upon the occurrence of a default, and in each and every such case, the Trustee, by its agents or attorneys, may forthwith enter into and upon all or any part of the mortgaged and pledged property, and may exclude the Company, its agents and servants, wholly therefrom and may use, operate, manage and control the same, and conduct the business thereof, by superintendents, managers, receivers, agents, servants or attorneys, for the benefit of the holders and owners of the bonds issued hereunder, to the fullest extent authorized by law. Upon every such entry, the Trustee may, from time to time, at the expense of the mortgaged and pledged property and of the Company, maintain, restore and insure or keep insured, the tools, machinery, equipment, plants or other properties, buildings and structures of which possession shall be taken as aforesaid; and likewise may, from time to time, at the expense of the mortgaged and pledged property and of the Company, make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, as to the Trustee may seem judicious. The Trustee, in case of such entry, shall have the right to manage the mortgaged and pledged property and to carry on the business and to exercise all the rights, privileges and franchises of the Company, either in the name of the Company or otherwise, as the Trustee shall deem best. In such case the Trustee shall be entitled to collect and receive all tolls, dividends, earnings, income, rents, issues and profits of the mortgaged and pledged property and

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of every part thereof whether accrued at or before the time of such entry or accruing thereafter. After deducting the expenses of operating the mortgaged and pledged property, and of conducting the business thereof, and of all repairs, maintenance, renewals, replacements, alterations, additions, betterments and improvements and all payments which may be made for taxes, assessments, insurance and other proper charges upon the mortgaged and pledged property, or any part thereof, as well as just and reasonable compensation for its own services and for the services of all counsel, agents and employees by it properly engaged and employed, and all other expenses and liabilities incurred without negligence or bad faith on the part of the Trustee and disbursements made by the Trustee hereunder, the Trustee shall apply the money arising as aforesaid, subject to the provisions of Section 35 hereof, as follows:	1st Supp Ind

First. In case the principal of none of the bonds shall have become due, by declaration or otherwise, to the payment of the interest in default thereon in the order of the maturity of the installments of such interest, with interest thereon at the legal rate, such payments to be made ratably to the persons entitled thereto according to the amount due to each by the terms of the bond or bonds held by him ; or

Second. In case the principal of any of the bonds, less than the whole number outstanding, shall have become due by their terms, to the payment of all the interest then due on all the bonds outstanding (with interest on the overdue installments thereof at the legal rate) in the order of the maturity of the installments, and, if any surplus remains, toward the payment of the principal of the bonds then due, such payments in every instance to be made ratably to the persons entitled thereto according to the amounts due them for interest and principal respectively; or

Third. In case the principal of all the bonds shall have become due, by declaration or otherwise, to the payment of the whole amount then due and unpaid for either principal or interest, or for both principal and interest, upon the bonds,

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with interest on the overdue installments of interest at the legal rate; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal and interest ratably, according to the aggregate of such principal and the accrued and unpaid interest without preference or priority of any one series over any other series of bonds, or of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, except as to the difference, if any, in the respective rates of such interest; and

Fourth. In case any bonds have been called for redemption and default made in the payment of the redemption price, any balance remaining shall be applied to the payment of any premiums payable on such redemption with interest thereon at the legal rate; ratably and without preference or priority of any one series over any other.

Before making any such payment, the Trustee may fix a date for the distribution of such money and may require the presentation of the several bonds and coupons and their surrender if fully paid or for proper notation if only partly paid.

Upon payment in full, as above provided, of whatever sum or sums may be due for principal or interest, or both, or payable for other purposes, the mortgaged and pledged property and any excess money in the possession of the Trustee arising as aforesaid shall be returned to the Company, its successors or assigns, as though no default had occurred.

Section 69. Upon the occurrence of a default, the Trustee may cancel all assignments or orders for the payment of interest, and the Trustee shall thereupon be entitled to receive and collect, for the benefit of the holders and owners of the bonds, all sums which may thereafter become due and payable as principal or as interest upon any bonds pledged hereunder or as interest which may thereafter accrue upon any money deposited with the Trustee

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hereunder. The Trustee, subject to the provisions of Section 35 hereof, shall apply any and all money so received or collected by it in the same manner as hereinbefore provided in Section 68 hereof for the application of money arising from the operation of the mortgaged properties.

Upon payment in full, as above provided, of any sum or sums which may have been due for principal or interest, or both, or payable for other purposes and upon the fulfillment and performance of all other obligations of the Company in respect of which it was in default under this Indenture, the Company shall thereafter be entitled to receive the income from all bonds pledged hereunder (unless such bonds shall have been sold as in this Article XI provided) in the same manner and to the same extent as though no default had occurred.

Section 70. In case, upon the occurrence of a default (the term “default” for the purposes of this Section being hereby defined to be any one or more of the events specified in subsections (a), (b), (c), (d) and (e) of Section 68 not including any periods of grace provided for in said subsections), and at any time during the continuance of such default, there shall be any existing judgment against the Company unsatisfied and unsecured by bond on appeal, or upon the filing of a bill in equity, or upon other commencement of judicial proceedings by the Trustee to enforce any right under this Indenture, the Trustee shall be entitled forthwith to exercise the right of entry herein conferred, without awaiting the prescribed period, if any, and also to exercise and have any and all other rights, powers and remedies herein conferred and provided to be exercised by the Trustee upon the occurrence of a default as hereinbefore provided; and, as a matter of right, the Trustee shall thereupon be entitled to the appointment of a receiver of all the mortgaged and pledged property and of the earnings, income, rents, issues and profits thereof, whether accruing before, at or after the date of appointment or qualification thereof, with such powers as the court making such appointment may confer; but, notwithstanding

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the appointment of any receiver or trustee in bankruptcy or in reorganization proceedings, the Trustee shall be entitled to continue to retain possession and control of any stocks, bonds or other securities pledged hereunder or cash on deposit with the Trustee under this Indenture.

Section 71. The Trustee shall, within ninety (90) days after the occurrence thereof, give to the bondholders, in the manner and to the extent provided in subsection (c) of Section 51, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purposes of this Section being hereby defined to be the events specified in subsections (a), (b), (c), (d) and (e) of Section 68 not including any periods of grace provided for in said subsections and irrespective of the making of the written demand provided for in subsection (e) of said Section 68); provided that, except in the case of default in the payment of the principal of or interest on any of the bonds, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the bondholders.	18th Supp Ind

Section 72. Upon the occurrence of a default or upon the happening of any event described in Section 70 hereof, the Trustee or the holders of not less than twenty per centum (20%) in aggregate principal amount of all the bonds then outstanding, regardless of series or maturity, may, by notice in writing mailed or delivered to the Company, declare the principal of all the bonds then outstanding to be due and payable immediately; and upon any such declaration the same shall become and be immediately due and payable, anything in this Indenture or in said bonds contained to the contrary notwithstanding. This provision is, however, subject to the condition that if, at any time after the principal of said bonds shall have been declared due and payable, all arrears of interest upon such bonds (with interest on overdue installments of interest at the same rates borne by the re-

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spective bonds) and all expenses and charges of the Trustee be paid by the Company, or be collected out of the mortgaged and pledged property before any sale thereof shall have been made, and every default in the observance or performance of any covenant or condition in the bonds or in this Indenture contained shall have been made good or secured to the satisfaction of the Trustee, or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in each and every such case, the holders of a majority in aggregate principal amount of the bonds then outstanding, by written notice to the Company and to the Trustee, may waive such default and its consequences; but no such waiver shall extend to or affect any subsequent default or impair any right consequent thereon.

Section 73. Upon the occurrence of a default, the Trustee shall, in its discretion, forthwith and without the lapse of any further period of time be entitled with or without entry, by its agents or attorneys, to sell, in the manner provided in Section 74 hereof, all and singular the mortgaged and pledged property, including all shares of stock and all bonds or other securities then pledged hereunder, or, in its discretion, the Trustee may forthwith proceed to protect and enforce its rights and the rights of the holders of the bonds under this Indenture by a suit or suits in equity or at law, for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the foreclosure of this Indenture, either for interest or for principal, or for both, or for the enforcement of any other appropriate legal or equitable remedy, as the Trustee, being advised by counsel, shall deem most effectual in support of any of its rights or duties hereunder. The court may appoint a special master to make any sale under or by virtue of the power of sale herein contained, or by virtue of judicial proceedings, or of any judgment or decree of foreclosure.

Section 74. In the event of any sale under or by virtue of the power of sale herein contained, or by virtue of judicial pro-

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ceedings, or by virtue of any judgment or decree of foreclosure and sale thereunder, the whole of the mortgaged and pledged property, including, if the Trustee deems desirable, all stocks, bonds and other securities which may be pledged under this Indenture, shall be sold in one parcel, as an entirety, unless such sale as an entirety be impracticable by reason of some statute or other cause, or unless the holders of a majority in aggregate principal amount of all the bonds then outstanding shall in writing direct the Trustee to cause said mortgaged and pledged property, or any part thereof, to be sold in parcels; in which case, so far as lawfully may be, the sales shall be made in such parcels as may be specified in such direction.

Notice of any sale or sales made under the power of sale herein conferred shall state the time and place when and where the same is to be made, and shall contain a brief description of the properties to be sold, and shall be published in such places and in such manner as may be required by law, and such other notice shall also be given as may be required to comply with any statute or law of the state where such sale is made. The Trustee may adjourn any sale under the power of sale herein contained, or cause the same to be adjourned, from time to time, by announcement at the time and place appointed for such sale or sales; and, without further notice or publication, such sale may be made at the time and place to which the same shall be so adjourned, unless otherwise provided by law. In case of any sale of the mortgaged and pledged property, or any part thereof, under the provisions of this Indenture, the whole of the principal of the bonds, if not previously due, shall become immediately due and payable, anything in the bonds or in this Indenture contained to the contrary notwithstanding.

Upon the completion of any sale or sales, the Trustee shall execute and deliver to the accepted purchaser or purchasers a deed or deeds of the properties sold, or shall execute and deliver, in conjunction with the deed or deeds of the court officer conducting such sale, a conveyance of the interests of the Trustee

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in such properties. The Trustee and its successors and assigns are hereby appointed the true and lawful attorney or attorneys irrevocably of the Company in its name and stead to make, execute and deliver all necessary deeds and acts of conveyance, sale, assignment and transfer of such properties, and to substitute one or more persons or corporations with like power, the Company hereby ratifying and confirming all that its said attorney, attorneys or such substitutes, shall lawfully do or cause to be done by virtue hereof. Nevertheless, the Company shall, if so requested by the Trustee, ratify and confirm such sale by executing and delivering to the Trustee or to such purchaser or purchasers, all such proper assignments, deeds, conveyances and releases as may be designated in such request. In any deeds or instruments of conveyance, sale or transfer executed by the Trustee under this Article XI, the recitals therein of default, demand that sale be made, notice of sale, postponement of sale, terms of sale, sale, purchaser, payment of purchase money and any other fact or facts affecting the legality or validity of such sale, shall be effectual and conclusive proof of the facts related therein as against the Company, its successors and assigns and all other persons. Any such sale made under or by virtue of this Indenture, either under the power of sale hereby granted and conferred or under or by virtue of judicial proceedings, shall divest all right, title, interest, estate, claim and demand whatsoever, either at law or in equity, of the Company in, of or to the properties sold and every part thereof and shall be a perpetual bar, both at law and in equity, against the Company, its successors and assigns, and against any and all persons claiming or who may claim the properties sold, or any part thereof, from, through or under the Company, its successors or assigns, respectively.

Section 75. In case of any sale of the mortgaged and pledged property, whether under the power of sale hereby granted or pursuant to judicial proceedings, the purchase money, proceeds or avails, together with any other sums which may then be held by or be payable to the Trustee under any of the provisions of

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this Indenture as part of the security hereunder, other than sums held in trust for the payment or redemption of bonds or for the payment of interest thereon, shall be applied, subject to the provisions of Section 35 hereof, as follows:

First. To the payment of the costs, expenses, fees, and other charges of such sale, and a reasonable compensation to the Trustee, its agents and attorneys, and to the payment of all expenses and liabilities incurred without negligence or bad faith on the part of the Trustee and advances or disbursements made by the Trustee, and to the payment of all taxes, assessments or liens prior to the lien of this Indenture except any taxes, assessments or other superior liens subject to which such sale shall have been made;	1st Supp Ind

Second. To the payment of the whole amount then due and unpaid either for principal or interest, or for both principal and interest, upon the bonds, with interest on the overdue installments of interest at the legal rate; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal and interest ratably, according to the aggregate of such principal and the accrued and unpaid interest, without preference or priority of any one series over any other series of bonds, or of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, except as to the difference, if any, in the respective rates of such interest; or

Third. To the payment of any premiums on any bonds called for redemption and with respect to which default was made in the payment of the redemption price, with interest at the legal rate, ratably and without, preference or priority of any one series over any other, except as to the rates of premium; and

Fourth. The remainder, if any, shall be paid over to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

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Before making any such payment, the Trustee may fix a date for the distribution of such money and may require the presentation of the several bonds and coupons and their surrender if fully paid or for proper notation if only partly paid.

Section 76. In case of any sale of the mortgaged and pledged property or any part thereof, the purchaser, for the purpose of making settlement or payment for the property purchased, shall be entitled to apply towards the payment of the purchase price, and to be credited therewith, any bonds and any matured and unpaid interest coupons or claims for interest to the amount to which such bonds and interest coupons or claims for interest would be entitled upon a distribution among the holders of the bonds of the net proceeds of such sale, after making the deductions allowable under the terms hereof for the costs and expenses of the sale, or otherwise; but such bonds and interest coupons or claims for interest so applied in payment by the purchaser shall be deemed to be paid only to the extent so applied. At any such sale the Trustee or any holder of any bond may bid for and purchase such mortgaged and pledged property, and may make payment therefor, as aforesaid, and upon compliance with the terms of sale, may hold, retain and dispose of such properties without further accountability. The receipt of the Trustee, or of the court officer conducting such sale, shall be sufficient discharge for the purchase money to any purchaser of the mortgaged and pledged property, or any part thereof, sold as aforesaid; and no such purchaser, or his representatives, grantees or assigns, upon becoming entitled to and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Indenture or be answerable in any manner whatsoever for any loss, misapplication or non-application of any such purchase money, or any part thereof.

Section 77. The Company will not at any time insist upon or plead, or in any manner whatever claim or take the benefit or advantage of, any stay or extension law now or at any time hereafter in force in any locality where the mortgaged and pledged

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property, or any part thereof, may be situated; and it will not claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisement of the mortgaged and pledged property, or any part thereof, prior to any sale or sales thereof made pursuant to any provision herein contained or the decree of a court of competent jurisdiction; and it will not, after any such sale or sales, claim or exercise any right under any law heretofore or hereafter enacted to redeem the properties so sold or any part thereof. The Company hereby expressly waives all benefit and advantage of any such law or laws; and it covenants that it will not in any way hinder, delay or impede the execution of any power herein granted to the Trustee, but it will suffer and permit the execution of every such power as if no such law or laws had been enacted.

Section 78. In case default shall be made in the payment of any installment of interest on any bond issued hereunder when and as such interest shall become due and payable, and any such default shall continue for a period of sixty (60) days, or in case default shall be made in the payment of the principal of any such bond when and as the same shall become due and payable, whether at the maturity of said bond or pursuant to notice of redemption or by declaration, as authorized by this Indenture, or by a sale of the mortgaged and pledged property, as hereinbefore provided, or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the bonds and interest coupons or claims for interest hereby secured then outstanding, the principal of all such bonds then due and payable, together with any premium due thereon, and the whole amount then due and payable for interest on such bonds, with interest upon the overdue principal, premium, if any, and installments of interest at the legal rate, and, in case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to recover judgment against the Company or any other obligor on the bonds for the whole amount of such principal and interest remaining unpaid,	1st Supp Ind

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as well as judgment for any sums that may be payable hereunder for fees, charges, expenses and liabilities of the Trustee hereunder incurred without negligence or bad faith on the part of the Trustee, and of the holders of the bonds. The Trustee is hereby irrevocably appointed (and the successive respective holders of bonds and interest coupons issued hereunder, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the bonds and interest coupons issued hereunder, with authority to make or file, irrespective of whether the bonds or any of them are in default as to payment of principal or interest, in the respective names of the holders of the bonds or interest coupons, or in behalf of all holders of the bonds or interest coupons as a class, such proofs of claim and other papers or documents, to receive payment of any sums becoming distributable on account thereof, and to execute any other papers and documents and to do and perform any and all acts and things for and in behalf of the respective holders of the bonds or interest coupons, or in behalf of all such holders as a class, as may be necessary or advisable, ~~in the opinion of counsel for the Trustee,~~ in order to have the respective claims of the Trustee and of the holders of the bonds or interest coupons against the Company or any other obligor on the bonds allowed in any equity receivership, insolvency, liquidation, bankruptcy or other judicial proceedings relative to the Company or any other obligor on the bonds or its creditors or its property, and to receive payment of or on account of such claims; and any receiver, assignee or trustee in bankruptcy is hereby authorized by each of the bondholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the bondholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees, incurred by it up to the date of such distribution. Provided, however, that the Trustee shall not take, and shall be without power or authority to take, any action under any provision of this Section 78 which will in any manner or to any extent affect or impair the lien of the Indenture upon the mortgaged and pledged property, or any part thereof, or any rights, powers or remedies of the Trustee or of the holders of the bonds hereby secured.	1st Supp Ind 18th Supp Ind 1st Supp Ind 1st Supp Ind

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Subject to the foregoing provisions, the Trustee, to the extent permitted by law, shall be entitled to recover judgment and to file and prove such claims, as aforesaid, at any time before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture upon the mortgaged and pledged property, and the right to recover such judgment and to file and prove such claims shall not be affected by or be prejudicial to any entry or sale hereunder, or by or to the exercise of any powers conferred by any of the provisions of this Indenture, or by or to the foreclosure of the lien hereof; and, in case of a sale of such mortgaged and pledged property, and of the application of the proceeds of sale to the payment of the mortgage debt, the Trustee, as aforesaid, in its own name and as trustee of an express trust, shall be entitled to receive and to enforce payment of any and all deficiencies or amounts then remaining unpaid upon or on account of any or all of the bonds then outstanding hereunder, for the benefit of the respective holders thereof, and shall be entitled to recover judgment for any portion of the mortgage debt remaining unpaid, with interest. No recovery of any judgment by the Trustee, and no levy of any execution under any such judgment upon property subject to the lien of this Indenture, or upon any other property, and no filing or proving of any claim, shall in any manner or to any extent affect or impair the lien of this Indenture upon the mortgaged and pledged property, or any part thereof, or any rights, powers or remedies of the Trustee or of the holders of the bonds hereby secured; but such lien, rights, powers and remedies shall continue unaffected and unimpaired as before. In case of any receivership, insolvency or bankruptcy proceedings affecting the Company or its property, or any other obligor on the bonds or its property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file and prove a claim for the entire amount due and payable by the Company or such other obligor under this Indenture at the date of the institution of such proceedings and for any additional amount which may become due and payable by the Company or such other obligor hereunder after such date,	1st Supp Ind 1st Supp Ind 1st Supp Ind

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without regard to or deduction for any amount which may have been or which may thereafter be received, collected or realized by the Trustee from or out of the mortgaged and pledged property, or any part thereof or from or out of the proceeds thereof or any part thereof. Any money collected by the Trustee under this Section 78 shall be applied by the Trustee, subject to the provisions of Section 35 hereof, first, to the payment of the costs and expenses of the proceedings resulting in the collection of such moneys, second, to the payment of the fees, charges, expenses and liabilities of the Trustee hereunder incurred without negligence or bad faith on the part of the Trustee, and of the holders of the bonds, and third, to the payment of the amounts then due and unpaid upon the bonds outstanding hereunder and interest coupons or claims for interest, respectively, without any preference or priority of any kind (except as to the difference, if any, in the respective rates of such interest), but ratably according to the amounts due and payable upon such bonds and interest coupons or claims for interest, respectively, at the date fixed by the Trustee for the distribution of such money, on presentation of the several bonds and coupons and their surrender if fully paid or for proper notation if only partly paid.	1st Supp Ind

All rights of action vested in the Trustee pursuant to the provisions of this Indenture may be enforced by the Trustee without the possession of any of the bonds or coupons or the production thereof at any trial or other proceedings relative thereto, and any suit or proceedings instituted by the Trustee shall be brought in its name, as trustee, and any recovery shall be for the pro rata benefit of the holders of the outstanding bonds and coupons entitled thereto.

Section 79. Anything in this Indenture contained to the contrary notwithstanding, the holders of not less than a majority in aggregate principal amount of the bonds outstanding hereunder, from time to time, shall have the right, by an instrument or concurrent instruments in writing, executed as provided in Article XII hereof and delivered to the Trustee, to direct the time, method and place of conducting any and all proceedings under this Article

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XI for any sale of the mortgaged and pledged property or for the foreclosure of this Indenture or for the appointment of a receiver, or for any other remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, and the Trustee shall not be responsible to anyone for any action taken or omitted by it pursuant to any such direction: provided however, that, subject to the provisions of Sections 92 and 93, the Trustee shall have the right to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall by responsible officers determine that the action or proceeding so directed would involve the Trustee in personal liability or be unjustly prejudicial to the non-assenting bondholders.	18th Supp Ind

Section 80. Except as herein expressly provided to the contrary, no remedy herein conferred upon or reserved to the Trustee or to the holders of the bonds is intended to be exclusive of any other remedy, but every remedy herein provided shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, or by statute; and every power and remedy given by this Indenture to the Trustee or to holders of the bonds may be exercised from time to time and as often as may be deemed expedient. No delay or omission by the Trustee or by any holder of any bond to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any default or an acquiescence therein. In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned because of waiver, or for any other reason, or shall have been determined adversely, then, and in each and every such case, the Company and the Trustee shall severally and respectively be restored to their former positions and rights hereunder in respect of the mortgaged and pledged property, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

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Section 81. No holder of any bond shall have the right to institute any suit, action or proceeding at law or in equity upon, or in respect of, this Indenture, or for the execution of any trust or power hereof, or for any other remedy under or upon this Indenture, unless such holder shall previously have given to the Trustee written notice of the occurrence of a default; and unless, also, such holder or holders shall have tendered to the Trustee indemnity against all costs, expenses and liabilities which might be incurred in or by reason of such action, suit or proceeding; and unless, also, the holders of not less than twenty per centum (20%) in aggregate principal amount of all the bonds then outstanding shall have tendered such indemnity and requested the Trustee in writing to take action in respect of such default and the Trustee shall have declined to take such action or shall have failed so to do within thirty (30) days thereafter; it being understood and intended that no holder of any bond or interest coupon shall have any right in any manner whatever to affect, disturb or prejudice the lien of this Indenture by his action, or to enforce any right hereunder, except in the manner herein provided, and that all proceedings hereunder with respect to the lien hereof or to the mortgaged and pledged property shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of bonds outstanding hereunder.

Nothing contained in this Section shall be deemed to modify the obligation of the Trustee to exercise after default the rights and powers vested in it by this Indenture with the degree of care and skill specified in Section 92, and nothing contained in this Article XI or elsewhere in this Indenture shall affect or impair the right of any bondholder, which is absolute and unconditional, to enforce the payment of the principal of and interest on his bonds at and after the maturity thereof as therein expressed or as accelerated by call for redemption thereof, or the obligation of the Company, which is also absolute and unconditional, to pay the principal of and interest and premium, if any, on each of the bonds issued hereunder to the respective holders thereof at the time and place expressed in said bonds and the coupons appurtenant thereto and in said notice of redemption, if any.

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ARTICLE XII.

Evidence of Rights of Bondholders.

Section 82. Any request or other instrument, which this Indenture may require or permit to be signed and executed by the bondholders, may be in any number of concurrent instruments of similar tenor and may be signed or executed by such bondholders in person or by attorney appointed in writing. Proof of the execution of any such request or other instrument, or of a writing appointing any such agent, or the holding by any person of the bonds or coupons appertaining thereto, shall be sufficient for any purpose of this Indenture if made in the following manner and, subject to the provisions of Section 92 hereof, shall be conclusive in favor of the Trustee with respect to any action in reliance thereon:

(a) The fact and date of the execution by any person of such request or other instrument or writing may be proved by the certificate under his official seal of any notary public, or other officer in any jurisdiction, having power to take acknowledgments, that the person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution;

(b) The amount of bonds transferable by delivery held by any person executing such request or other instrument as a bondholder, and the series and serial numbers thereof, held by such person, and the date of his holding the same, may be proved by a certificate executed by any trust company, bank, banker or other depositary wheresoever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that on the date therein mentioned such person had on deposit with or exhibited to such depositary the bonds described in such certificate. The Trustee may nevertheless in its discretion require further proof in cases where it deems further proof desirable. The ownership of registered bonds and of coupon bonds which shall at the time

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be registered as to principal shall be proved by the registry books as hereinbefore provided.

Any request, consent or vote of the owner of any bond shall bind all future owners of the same in respect of anything done or suffered by the Company or the Trustee in pursuance thereof.

Section 83. The Company and the Trustee may deem and treat the bearer of any temporary or coupon bond outstanding hereunder, which shall not at the time be registered as to principal in the name of the owner thereof as hereinbefore authorized, and the bearer of any coupon for interest on any such bond, whether such bond shall be registered or not, as the absolute owner of such bond or coupon, as the case may be, for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

The Company and the Trustee may deem and treat the person in whose name any registered bond outstanding hereunder shall be registered upon the books of the Company as herein authorized, as the absolute owner of such bond for the purpose of receiving payment of or on account of the principal of and interest on such bond and for all other purposes, and they may deem and treat the person in whose name any coupon bond shall be so registered as to principal as the absolute owner thereof for the purpose of receiving payment of or on account of the principal thereof and for all other purposes, except to receive payment of interest represented by outstanding coupons; and all such payments so made to any such registered holder or upon his order shall be valid and effectual to satisfy and discharge the liability upon such bond to the extent of the sum or sums so paid, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

Neither the Company nor the Trustee shall be bound to recognize any person as the holder of a bond outstanding under this Indenture unless and until his bond is submitted for inspection, if required. and his title thereto satisfactorily established, if disputed.

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ARTICLE XIII.

Defeasance.

Section 84. If the Company, its successors or assigns, shall pay or cause to be paid unto the holders of said bonds and coupons the principal, premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in this Indenture expressed to be kept, performed and observed by it or on its part, then these presents and the estate and the rights hereby granted shall cease, determine and be void, and thereupon the Trustee shall, upon request of the Company and at its expense and upon delivery to the Trustee by the Company of a treasurer’s certificate and an opinion of counsel, cancel and discharge the lien of this Indenture, and execute and deliver to the Company such deeds as shall be requisite to satisfy the lien hereof, and reconvey to the Company the estate and title hereby conveyed and assign and deliver to the Company any property subject to the lien of this Indenture which may then be in the possession of the Trustee. Bonds and coupons for the payment or redemption of which money shall have been set apart by or paid to the Trustee, in trust for such purpose, shall be deemed to be paid within the meaning of this Article XIII on the first date on which the Trustee is authorized to pay such money to the holders of such bonds and coupons. The Company may at any time surrender to the Trustee for cancellation, or in cancelled form, any bonds of any series previously authenticated hereunder properly endorsed for transfer, if registered, and with all unmatured coupons, if any, thereto attached and such bonds, upon such surrender and upon delivery to the Trustee of evidence satisfactory to it of the payment or cancellation of all past due coupons pertaining to said bonds or cash sufficient for the payment of any thereof not so paid or cancelled, shall be deemed to be and shall be paid and retired and shall be cancelled or cremated by the Trustee and a certificate of such cancellation or cremation delivered to the Company.

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Section 85. In case the owner of any bond or any matured coupon entitled to payment hereunder at any time outstanding hereunder shall not, within ten years after the maturity date of such bond or coupon, or if such bond shall have been called for redemption, then within fifteen years after the date fixed for redemption of such bond, claim the amount on deposit with the Trustee or other depositary for the payment of such bond, or of such coupon, the Trustee or other depositary, upon receipt of such indemnity, if any, as it may require, shall pay over to or upon the written order of the Company the amount so deposited and thereupon the Trustee or other depositary shall be released from any and all further liability with respect to the payment of such bond or coupon and the holder of said bond or coupon shall be entitled to look only to the Company as an unsecured creditor for the payment thereof; provided, however, that the Trustee or other depositary before being required to make any such payment may, at the expense of the Company, cause notice that said money has not been so called for and that after a date named therein it will be returned to the Company, to be published once a week for two consecutive weeks (not necessarily on the same day in each week), in a daily newspaper printed in the English language and of general circulation in the city where the principal office of the Trustee is then located, and in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, and in each of the other cities wherein any of such bonds or coupons are expressed to be payable.	1st Supp Ind

ARTICLE XIV.

Immunity of Officers, Stockholders and Directors.

Section 86. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any bond or coupon hereby secured, or under any judgment obtained against the Company, or by the enforcement of any assessment

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or penalty, or by any legal or equitable proceedings by virtue of any constitution or statute or rule of law or otherwise, shall be had against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, or otherwise, for the payment for or to the Company or any receiver thereof, or for or to the holder of any bond or coupon issued or secured hereunder or otherwise, of any sum that may be due and unpaid by the Company upon any such bonds or coupons; and any and all personal liability of every name and nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such incorporator, stockholder, officer or director, as such, for the payment for or to the Company or any receiver thereof, or for or to the holder of any bond or coupon issued or secured hereunder or otherwise, of any sum that may remain due and unpaid upon the bonds and coupons hereby secured or any of them, is hereby expressly waived and released as a condition of and as part of the consideration for the execution of this Indenture and the issue of such bonds and coupons.

ARTICLE XV.

Consolidations, Mergers, Transfers and Sales.

Section 87. Nothing in this Indenture contained shall prevent any lawful consolidation or merger of the Company with or into any other corporation, or any conveyance or transfer, subject to the lien of this Indenture, of all, or substantially all, the mortgaged and pledged property, as an entirety, to any corporation lawfully entitled to acquire and operate the same; provided, however, and the Company covenants and agrees that such consolidation, merger, conveyance or transfer shall be upon such terms as in no respect to impair the lien or priority of lien of this Indenture upon the property then subject hereto, or the security afforded hereby, or any of the rights or powers of the

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Trustee or the bondholders hereunder and that the provisions and conditions of this Section 87 shall be complied with and the execution of the indenture provided for in this Section 87 shall be a condition to any such consolidation, merger, conveyance or transfer; and provided further that the corporation formed by such consolidation, or into which such merger shall have been made, or acquiring all or substantially all of the mortgaged and pledged property as an entirety as aforesaid, shall execute and deliver to the Trustee hereunder an indenture satisfactory to the Trustee in and by which such corporation shall assume the due and punctual payment of the principal and interest of all the bonds issued hereunder according to their tenor, and the due and punctual performance of all the covenants and agreements of this Indenture to be kept or performed by the Company, and shall make appropriate covenants to protect the lien and priority of lien of this Indenture, the security afforded hereby, and the rights and powers of the Trustee and bondholders hereunder; and provided further that the property of the other corporation with which the Company shall consolidate or merge or to which all or substantially all the mortgaged and pledged property shall be conveyed shall not be subject to any lien (other than liens which, if they existed upon property of the Company, would constitute excepted encumbrances) which after such consolidation, merger or conveyance will be prior to the lien of this Indenture on the property owned by such corporation, upon completion of such consolidation, merger or conveyance, unless the Company could have acquired such property consistently with the provisions of Section 38 hereof.

Section 88. In case the Company shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the lien of this Indenture, all, or substantially all, the mortgaged and pledged property, as an entirety, the corporation resulting from such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer, as aforesaid (such corporation being hereinafter called the successor corporation), may thereafter issue

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bonds under this Indenture, provided it shall first have executed and delivered to the Trustee an indenture as required by the provisions of Section 87 hereof. Upon the execution and delivery of such indenture, the successor corporation shall succeed to and be substituted for the Company under this Indenture with the same effect as if it had been named herein as the mortgagor corporation, and may thereafter, subject to all the terms, conditions and restrictions in this Indenture prescribed, exercise all the powers and rights which the Company might or could exercise prior to such consolidation, merger or sale, and may, without in any wise limiting the generality of the foregoing, issue bonds hereunder to the extent and for the purposes herein provided with respect to the issuance of bonds by the Company and may also issue any bonds which the Company was entitled to issue but had not issued hereunder either in the name of such successor corporation or of the Company. All the bonds so issued shall in all respects have the same legal rank and security as the bonds theretofore or thereafter issued in accordance with the terms of this Indenture as though all of said bonds had been issued at the date of the execution thereof. As a condition precedent to the execution by such successor corporation and the authentication and delivery by the Trustee of any such additional bonds or of the withdrawal of cash or the release of property under any of the provisions of this Indenture on the basis of property additions of such successor corporation, the indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in this Section 88 provided or a subsequent indenture shall contain a conveyance or transfer and mortgage in terms sufficient to subject to the lien hereof all property owned or thereafter acquired by such successor corporation (except property of a character similar to that excluded from the lien of this Indenture) or such property as such successor corporation is making the basis for the authentication of bonds, the withdrawal of cash or the release of property hereunder, and the lien created thereby shall have similar force, effect and standing as the lien of this Indenture would have if

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the Company itself should acquire or construct such property and request the authentication of bonds or the withdrawal of cash or the release of property hereunder. Upon the execution and delivery by such successor corporation of an indenture conveying and mortgaging upon the trusts herein declared all the property which it shall own at the date thereof and all that it may thereafter acquire, except property of a character similar to that excluded from the lien of this Indenture, then all property owned by it at the date upon which it became such successor corporation (excluding the property received from the Company) shall, within the meaning of the provisions of Section 4 hereof, be deemed to be plant or property operated by others acquired by such successor corporation on the date of such conveyance and mortgage for or on account of the cost or value of which bonds may be issued hereunder subject to the provisions of Article IV hereof.

The Trustee may receive a treasurer’s certificate and an opinion of counsel as conclusive evidence, subject to the provisions of Section 92 hereof, that any consolidation, merger, conveyance or transfer, and any supplemental indenture executed in connection therewith, comply with the foregoing conditions and provisions of Section 87 hereof and of this Section 88.

Section 89. Every such successor corporation shall possess, subject to the terms and conditions of this Indenture, and may from time to time exercise, each and every right and power of the Company, in the name of such successor corporation or otherwise; and any act, proceeding, resolution or certificate by any of the terms of this Indenture required or provided to be done, taken or performed, or made or executed, by any board or officer of the Company shall and may be done, taken and performed, or made and executed, with like force and effect, by the corresponding board or officer of any such successor corporation.

Section 90. In case the Company, pursuant to this Article XV, shall be consolidated with or merged into any other corporation or shall convey or transfer all or substantially all of

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the mortgaged and pledged property as an entirety subject to the lien of this Indenture, this Indenture (unless the indenture executed pursuant to Section 87 hereof by the corporation resulting from such consolidation or into which the Company shall have been merged or which shall have received such conveyance or transfer, or a subsequent indenture, conveys and mortgages upon the trusts herein declared all its property then owned or thereafter acquired, subject to the exceptions stated in Section 88 hereof) shall not become or be a lien upon any of the properties or franchises of the successor corporation except (a) those acquired by it from the Company and property appurtenant thereto and property which the successor corporation shall thereafter acquire or construct which shall form an integral part or be essential to the use or operation of any property then or thereafter subject to the lien hereof; and (b) the property additions to or about the plants or properties of the successor corporation made and used by it as the basis for the issuance of additional bonds or the withdrawal of cash or the release of property under this Indenture as herein provided; and (c) such franchises, repairs, renewals, replacements and additional property as may be acquired by the successor corporation to maintain the mortgaged and pledged property in good repair, working order and condition as an operating system or systems and to comply with any covenant or agreement hereof to be kept or performed by the Company and by such successor corporation.

ARTICLE XVI.

Concerning the Trustee.

Section 91. The Trustee shall at all times be a bank or trust company eligible under Section 46 and have a combined capital and surplus of not less than Five Million Dollars ($5,000,000). If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in Section 46, then for the purposes of this Section the combined capital and surplus of the

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Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 92. The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to default and after the curing of all defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of default (which has not been cured) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of this Indenture, will examine the same to determine whether or not such evidence conforms to the requirements of this Indenture.

Section 93. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to default hereunder and after the curing of all defaults which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, but the duties and obligations of the Trustee, prior to default and after the curing of all defaults which may have occurred, shall be determined solely by the express provisions of this Indenture; and

(b) prior to default hereunder and after the curing of all defaults which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; and

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(c) the Trustee shall not be personally liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(d) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the bonds at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture.

Section 94. The recitals of fact contained herein and in the bonds (other than the Trustee’s authentication certificate) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value of the mortgaged and pledged property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the bonds or coupons issued hereunder.	1st Supp Ind

Section 95. The Trustee subject to the provisions of Sections 92 and 93 shall not be personally liable in case of entry by it upon the mortgaged and pledged property for debts contracted or liability or damages incurred in the management or operation of said property.	18th Supp Ind

Section 96. To the extent permitted by Sections 92 and 93:

(1) The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties ; and

(2) The Trustee may consult with counsel and the opinion of such counsel shall be full and complete authorization

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and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

Section 97. The Trustee subject to the provisions of Sections 92 and 93 shall not be under any responsibility for the selection or approval of any engineer, accountant or other expert for any of the purposes expressed in this Indenture, except that nothing in this Section contained shall relieve the Trustee of its obligation to exercise reasonable care with respect to the selection or approval of independent experts who may furnish opinions or certificates to the Trustee pursuant to any provision of this Indenture.	18th Supp Ind

Any resolution of the Board of Directors shall be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted, and the Trustee may accept such copy as conclusive evidence of the adoption of such resolution.

Nothing contained in this Section shall be deemed to modify the obligation of the Trustee to exercise after default the rights and powers vested in it by this Indenture with the degree of care and skill specified in Section 92.

Section 98. Subject to the provisions of Sections 104 and 105, the Trustee may buy, hold, sell or deal in the bonds and coupons, and other securities of the Company, and may engage or be interested in any financial or other transaction with the Company, and may act as, and may permit any of its officers or directors to act as, a member of, or may act as depositary, trustee or agent for, any committee formed to protect the rights of the bondholders or the holders of other obligations, whether or not issued hereunder, or to effect or aid in any reorganization growing out of the enforcement of the bonds or this Indenture or other obligations, whether or not any such committee represents the holders of the majority in principal amount of the bonds outstanding hereunder, all as freely as if it were not Trustee hereunder.

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Section 99. Subject to the provisions of Section 85, all moneys received by the Trustee, whether as Trustee or paying agent, shall, until used or applied as herein provided, be held in trust for the purposes for which they were paid. The Trustee may allow and credit to the Company interest on any moneys received by it hereunder at such rate, if any, as may be agreed upon with the Company from time to time and as may be permitted by law.

Section 100. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustee for all advances made by the Trustee in accordance with any of the provisions of this Indenture and will pay to the Trustee from time to time its expenses and disbursements (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ). The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim of liability in the premises. The Company further covenants and agrees to pay interest at the rate of six per centum (6%) per annum until paid, upon all amounts paid, advanced or disbursed by the Trustee for which it is entitled to reimbursement or indemnity as herein provided. The obligations of the Company to the Trustee under this Section shall constitute additional indebtedness secured hereby. Such additional indebtedness shall be secured by a lien prior to that of the bonds upon the trust estate, including all property or funds held or collected by the Trustee as such.

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Section 101. In order further to assure the Trustee that it will be compensated, reimbursed and indemnified as provided in Section 100 and that the prior lien provided for in Section 100 upon the trust estate to secure the payment of such compensation, reimbursement and indemnity will be enforced for the benefit of the Trustee, all parties to this Indenture agree, and each holder or owner of any bond by his acceptance thereof shall be deemed to have agreed that in the event of

(1) the adjudication of the Company as a bankrupt by any court of competent jurisdiction,

(2) the filing of any petition seeking the reorganization of the Company under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or of any State thereof,

(3) the appointment of one or more trustees or receivers of all or substantially all of the property of the Company,

(4) the filing of any bill to foreclose this Indenture,

(5) the filing by the Company of a petition to take advantage of any insolvency act, or

(6) the institution of any other proceeding wherein it shall become necessary or desirable to file or present claims against the Company,

the Trustee may file from time to time in any such proceeding or proceedings one or more claims, supplemental claims and amended claims as a secured creditor for its reasonable compensation for all services rendered by it (including services rendered during the course of any such proceeding or proceedings) and for reimbursement for all advances, expenses and disbursements (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) made or incurred by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties herein of the Trustee, and for any and all amounts to

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which the Trustee is entitled as indemnity as provided in Section 100; and the Trustee and its counsel and agents may file in any such proceeding or proceedings applications or petitions for compensation for such services rendered, for reimbursement for such advances, expenses and disbursements, and for such indemnity. The claim or claims of the Trustee filed in any such proceeding or proceedings shall be reduced by the amount of compensation for services, reimbursement for advances, expenses and disbursements, and indemnity paid to it following final allowance to it and to its counsel and agents by the court in any such proceeding as an expense of administration or in connection with a plan of reorganization or readjustment. To the extent that compensation, reimbursement and indemnity are denied to the Trustee or to its counsel or other agents because of not being rendered or incurred in connection with the administration of an estate in a proceeding or in connection with a plan of reorganization or readjustment approved as required by law, because such services were not rendered in the interests of and with benefit to the estate of the Company as a whole but in the interests of and with benefit to the holders of the bonds, in the execution of the trusts hereby created or in the exercise and performance of any of the powers and duties hereunder of the Trustee or because of any other reason, the court may, to the extent permitted by law, allow such claim, as supplemented and amended, in any such proceeding or proceedings and, for the purposes of any plan of reorganization or readjustment of the Company’s obligations, may classify the Trustee as a secured creditor of a class separate and distinct from that of other creditors and of a class having priority and precedence over the class in which the holders of bonds are placed by reason of having a lien, prior and superior to that of the holders of the bonds, upon the trust estate, including all property or funds held or collected by the Trustee as such. The amount of the claim or claims of the Trustee for services rendered and for advances and the expenses and disbursements, including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, which

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are not allowed and paid in any such proceedings but for which the Trustee is entitled to the allowance of a secured claim as herein provided, may be fixed by the court or judge in any such proceeding or proceedings to the extent that such court or judge has or exercises jurisdiction over the amount of any such claim or claims.

If, and to the extent that, the Trustee and its counsel and other persons not regularly in its employ do not receive compensation for services rendered, reimbursement of its or their advances, expenses and disbursements, or indemnity, as herein provided, as the result of allowances made in any such proceeding or by any plan of reorganization or readjustment of obligations of the Company, the Trustee shall be entitled, in priority to the holders of the bonds, to receive any distributions of any securities, dividends or other disbursements which would otherwise be made to the holders of bonds in any such proceeding or proceedings and the Trustee is hereby constituted and appointed, irrevocably, the attorney-in-fact for the holders of the bonds and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustee, its counsel and other persons not regularly in its employ on account of services rendered, advances, expenses and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, to the holders of the bonds. The Trustee shall have a lien upon any securities or other considerations to which the holders of bonds may become entitled pursuant to any such plan of reorganization or readjustment of obligations, or in any such proceeding or proceedings; and the court or judge in any such proceeding or proceedings may determine the terms and conditions under which any such lien shall exist and be enforced.

Section 102. Whenever in the administration of the trusts of this Indenture, prior to a default hereunder and after the curing of all defaults which may have occurred, the Trustee shall deem it necessary or desirable that a matter be proved or estab-

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lished prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company and delivered to the Trustee, and such certificate shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

Section 103. Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of bondholders, the Trustee taking such action shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

Section 104. (a) If the Trustee has or acquires any conflicting interest, as defined by subsection (d) of this Section, the Trustee shall, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not become effective until the appointment of a successor trustee and such successor’s acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner hereinafter provided in Section 108. Upon giving such notice of resignation, the resigning Trustee shall publish notice thereof in one daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, and in one daily newspaper printed in the English language and of general circulation in each of the cities in which the principal of any of the bonds shall be payable, once in each of three (3) successive calendar weeks, in each case on any business day of the week. If the resigning Trustee fails to publish such notice within ten (10) days after giving written notice of its resignation to the Company, the Company shall publish such notice.

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(b) In the event that the Trustee shall fail to comply with the provisions of the preceding subsection (a) of this Section, the Trustee shall, within ten (10) days after the expiration of such ninety (90) day period, transmit notice of such failure to the bondholders, in the manner and to the extent provided in subsection (c) of Section 51 with respect to reports pursuant to subsection (a) of Section 51.

(c) Subject to the provisions of Section 120, any bondholder who has been a bona fide holder of a bond or bonds for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor, if the Trustee fails, after written request therefor by such holder, to comply with the provisions of subsection (a) of this Section.

(d) The Trustee shall be deemed to have a conflicting interest if—

(1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of an obligor upon the bonds are outstanding, except as otherwise provided in paragraph (1) of subsection (b) of Section 310 of the Trust Indenture Act of 1939;

(2) the Trustee or any of its directors or executive officers is an obligor upon the bonds or an underwriter for such an obligor;

(3) the Trustee directly or indirectly controls, or is directly or indirectly controlled by, or is under direct or indirect common control with, an obligor upon the bonds or an underwriter for such an obligor;

(4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of an obligor upon the bonds, or of an underwriter (other than the Trustee itself) for such an obligor who is currently engaged in the business of under-

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writing, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of such obligor, but may not be at the same time an executive officer of both the Trustee and of such obligor; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of such obligor; and (C) the Trustee may be designated by any such obligor or by any underwriter for any such obligor to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subsection, to act as trustee whether under an indenture or otherwise;

(5) ten per centum (10%) or more of the voting securities of the Trustee is beneficially owned either by an obligor upon the bonds or by any director, partner or executive officer thereof, or twenty per centum (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per centum (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for any such obligor or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (A) five per centum (5%) or more of the voting securities or ten per centum (10%) or more of any other class of security of an obligor upon the bonds, not including the bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) ten per centum (10%) or more of any class of security of an underwriter for any such obligor;

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(7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five per centum (5%) or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten per centum (10%) or more of the voting securities of, or controls directly or indirectly, or is under direct or indirect common control with, an obligor upon the bonds;

(8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, ten per centum (10%) or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty per centum (50%) or more of the voting securities of an obligor upon the bonds; or

(9) the Trustee owns on May 15th in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per centum (25%) or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per centum (25%) of such voting securities or twenty-five per centum (25%) of any such class of security. Promptly after May 15th in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of May 15th. If the Company or any other obligor fails to make payment in full of principal or interest upon the bonds when and as the same become due and payable, and such failure continues for thirty (30) days there-	18th Supp Ind

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after, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee with sole or joint control over such securities vested in it shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (d).

The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection.

For the purposes of paragraphs (6), (7), (8) and (9) of this subsection only, (A) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

The percentages of voting securities and other securities speci-

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fied in this Section shall be calculated in accordance with the following provisions:

(A) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(B) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(C) The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

(D) The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(1) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(2) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(3) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;

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(4) Securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(E) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

For the purposes of this Section, the term “voting security” means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person; the term “director” means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated; the term “executive officer” means the president, every vice-president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors; and the term “underwriter” when used with reference to an obligor upon the bonds means every person, who, within

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three (3) years prior to the time as of which the determination is made, has purchased from such obligor with a view to, or has offered or has sold for such obligor in connection with, the distribution of any security of such obligor outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.	18th Supp Ind

If a separate or co-trustee is appointed pursuant to Section 109, the provisions of this Section which have been made specifically applicable to the Trustee shall also apply to such separate or co-trustee, except that, in case of the resignation of a separate or co-trustee, such resignation and the appointment of a successor shall (subject to the provisions of subsection (c) of this Section) be governed by the provisions of paragraph (3) of Section 110.

Section 105. (a) Subject to the provisions of subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of an obligor upon the bonds within four (4) months prior to a default (as defined in the last paragraph of this subsection), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the bonds and the holders of other indenture securities (as defined in the last paragraph of this subsection)

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such four (4) months’ period and valid as against such obligor and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have

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exercised if a petition in bankruptcy had been filed by or against such obligor upon the date of such default; and

(2) all property received in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four (4) months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of such obligor and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee

(A) to retain for its own account (i) payments made on account of any such claim by any person (other than such obligor) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four (4) months’ period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four (4) months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in the last paragraph of this subsection would occur within four (4) months; or

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(D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four (4) months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the bondholders and the holders of other indenture securities in such manner that the Trustee, the bondholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from such obligor of the funds and property in such special account and before crediting to the respective claims of the Trustee, the bondholders and the holders of other indenture securities dividends on claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect

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to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the bondholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the bondholders and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee who has resigned or been removed after the beginning of such four (4) months’ period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four (4) months’ period, it shall be subject to the provisions of this subsection if and only if the following conditions exist—

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four (4) months’ period ; and

(ii) such receipt of property or reduction of claim occurred within four (4) months after such resignation or removal.

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As used in this Section, the term “default” means any failure to make payment in full of the principal of or interest upon the bonds or upon the other indenture securities when and as such principal or interest becomes due and payable; and the term “other indenture securities” means securities upon which an obligor upon the bonds is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (a) under which the Trustee is also trustee, (b) which contains provisions substantially similar to the provisions of this subsection, and (c) under which a default exists at the time of the apportionment of the funds and property held in said special account.

(b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from—

(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving the property subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the bondholders as provided in subsections (a), (b) and (c) of Section 51 with respect to advances by the Trustee as such;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in the last paragraph of this subsection;

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(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25 (a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of an obligor upon the bonds; or

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in the last paragraph of this subsection.

As used in this subsection (b), the term “security” shall have the meaning assigned to such term in the Securities Act of 1933, as amended and in force on the date of the qualification of this Indenture under the Indenture Act of 1939; the term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; the term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by an obligor upon the bonds for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with such obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and the term “Trustee” shall include any separate or co-trustee appointed pursuant to Section 109.	18th Supp Ind

Section 106. The Trustee may at any time resign and be discharged of the trusts hereby created by giving written notice to the Company specifying the day upon which such resignation shall take effect and thereafter publishing notice thereof in one daily newspaper printed in the English language and of general cir-

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culation in the Borough of Manhattan, The City of New York, and in one daily newspaper printed in the English language and of general circulation in each of the cities in which the principal of any of the bonds shall be payable, once in each of three (3) successive calendar weeks, in each case on any business day of the week, and such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the bondholders or the Company in the manner hereinafter provided in Section 108, and in such event such resignation shall take effect immediately on the appointment of such successor trustee. This Section shall not be applicable to resignations pursuant to Section 104.

Section 107. The Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Trustee and signed and acknowledged by the holders of a majority in principal amount of the bonds then outstanding or by their attorneys-in-fact duly authorized.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 91, then the Trustee shall resign immediately in the manner and with the effect specified in Section 106; and, in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either (a) signed by the President or a Vice-President of the Company with its corporate seal attested by the Secretary or an Assistant Secretary of the Company or (b) signed and acknowledged by the holders of a majority in principal amount of the bonds then outstanding or by their attorneys-in-fact duly authorized.

Section 108. In case at any time the Trustee shall resign or shall be removed (unless the Trustee shall be removed as provided in subsection (c) of Section 104 in which event the vacancy shall be filled as provided in said subsection) or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent,

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or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of Trustee, and a successor or successors may be appointed by the holders of a majority in principal amount of the bonds then outstanding hereunder, by an instrument or concurrent instruments in writing signed and acknowledged by such bondholders or by their attorneys-in-fact duly authorized, and delivered to such new trustee, notification thereof being given to the Company and the retiring trustee; provided, nevertheless, that until a new trustee shall be appointed by the bondholders as aforesaid, the Company, by instrument executed by order of its Board of Directors and duly acknowledged by its President or a Vice-President, may appoint a trustee to fill such vacancy until a new trustee shall be appointed by the bondholders as herein authorized. The Company shall publish notice of any such appointment made by it in the manner provided in Section 106. Any new trustee appointed by the Company shall, immediately and without further act, be superseded by a trustee appointed by the bondholders, as above provided, if such appointment by the bondholders be made prior to the expiration of one year after the first publication of notice of the appointment of the new trustee by the Company.

If in a proper case no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Section within six (6) months after a vacancy shall have occurred in the office of Trustee, the holder of any bond outstanding hereunder or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

If the Trustee resigns because of a conflict of interest as provided in subsection (a) of Section 104 and a successor has not been appointed by the Company or the bondholders or, if appointed, has not accepted the appointment within thirty (30) days

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after the date of such resignation, the resigning trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

Any trustee appointed under the provisions of this Section in succession to the Trustee shall be a bank or trust company eligible under Sections 46 and 91 and qualified under Section 104.

Any trustee which has resigned or been removed shall nevertheless retain the lien upon the trust estate, including all property or funds held or collected by the trustee as such, to secure the amounts due to such trustee as compensation, reimbursement, expenses and indemnity, afforded to it by Section 100 and retain the rights afforded to it by Section 101.

Section 109. At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any State or jurisdiction in which any part of the mortgaged and pledged property then subject to this Indenture may be located, the Company and the Trustee shall have power to appoint, and, upon the request of the Trustee, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, another corporation or one or more persons approved by the Trustee, to act either as separate trustee or trustees, or as co-trustee or co-trustees jointly with the Trustee, of all or any of the property subject to the lien hereof. In the event that the Company shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have power to make such appointment.

Section 110. Every separate trustee, every co-trustee and every successor trustee, other than any trustee which may be appointed as successor to First National Bank in Dallas, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions, namely:

(1) The rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be

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conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the supplemental indenture appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees.

(2) The bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights, conferred upon the Trustee in respect of the custody of all bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by First National Bank in Dallas, or its successor in the trust hereunder.

(3) The Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any separate trustee or co-trustee appointed under Section 109 or otherwise, and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have power to accept such resignation or to remove any such separate trustee or co-trustee. A successor to a separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in Section 109.

(4) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

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Section 111. Any notice, request or other writing, by or on behalf of the holders of the bonds, delivered to First National Bank in Dallas, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then trustees or cotrustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to First National Bank in Dallas shall refer to this Indenture and the conditions in this Article expressed, and upon the acceptance in writing by such trustee or trustees or co-trustee or co-trustees, he, they or it shall be vested with the estates or property specified in such instrument, either jointly with First National Bank in Dallas, or its successor, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of this Indenture; and every such instrument shall be filed with First National Bank in Dallas, or its successor in the trust hereunder.

Section 112. Any separate trustee or trustees, or any co-trustee or co-trustees, may at any time by an instrument in writing constitute First National Bank in Dallas, or its successor in the trust hereunder, his, their or its agent or attorney-in-fact, with full power and authority, to the extent which may be permitted by law, to do all acts and things and exercise all discretion authorized or permitted by him, them or it, for and in behalf of him, them or it, and in his, their or its name. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by First National Bank in Dallas, or its successor in the trust hereunder, without the appointment of a new trustee or successor to such separate trustee or co-trustee.

Section 113. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to his or its predecessor trustee, and also to the Company, an instrument accepting such

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appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of his or its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of ten per centum (10%) in principal amount of the bonds then outstanding hereunder, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which he or it succeeds, in and to the mortgaged and pledged property and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request, pay over, assign and deliver to the successor trustee any money or other property subject to the lien of this Indenture, including any pledged securities which may then be in his or its possession. Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts and duties, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

Section 114. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, provided such corporation shall be eligible under the provisions of Sections 46 and 91 and qualified under Section 104, shall be the successor trustee under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwith-

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standing. In case any of the bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such bonds, adopt the certificate of authentication of the original Trustee or of any successor to it as trustee hereunder, and deliver the said bonds so authenticated; and in case any of said bonds shall not have been authenticated, any successor to the Trustee may authenticate such bonds either in the name of any predecessor hereunder or in the name of the successor trustee, and in all such cases such certificate shall have the full force which it is anywhere in said bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to authenticate bonds in the name of the Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid.

Section 115. The duties, liabilities, rights, privileges and immunities of the Trustee in relation to the holders of the bonds shall be governed exclusively by the laws of the State of Texas.

ARTICLE XVII.

Supplemental Indentures.

Section 116. The Company, when authorized by resolution of its Board of Directors, and the Trustee, from time to time and at any time, subject to the restrictions in this Indenture contained, may, and when so required by this Indenture shall, enter into such indentures supplemental hereto, as may or shall by them be deemed necessary or desirable, for any one or more of the purposes hereinbefore provided for and for one or more of the following purposes:

(a) To correct the description of any property hereby conveyed or pledged or intended so to be, or to assign, convey, mortgage, pledge, transfer and set over unto the Trustee,

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subject to such liens or other encumbrances as shall be therein specifically described, additional property or properties of the Company, for the equal and proportionate benefit and security, except as herein otherwise expressly provided, of the holders and owners of all bonds at any time issued and outstanding under this Indenture;

(b) To add other limitations, to be thereafter observed, to the limitations on the authorized issue and purposes of issue of the bonds which may be issued for any of the purposes specified in Articles IV, V and VI hereof; to specify definitive limitations on the total authorized issue of any series of bonds issued hereunder; or to add to the covenants or agreements of the Company for the protection of the bondholders and of the trust estate;

(c) To provide the terms and conditions of redemption of the bonds, and for a special sinking fund for the retirement of the bonds of any particular series then about to be issued;

(d) To provide additional or other restrictions and limitations upon the issue of any new series of bonds or additional covenants and undertakings of the Company with respect thereto;

(e) To provide the terms and conditions of the exchange of bonds of one series for bonds of another or other series, or as to the exchange of bonds of one denomination for bonds of another denomination, of the same series;

(f) To provide that the principal of the bonds of any particular series may be converted at the option of the holders into the capital stock or other bonds of the Company, and the terms and conditions of such conversion;

(g) To evidence the succession of another corporation to the Company, or successive successions, and the assumption by such successor corporation of the covenants and obligations of the Company under this Indenture, and to evidence the succession of a new trustee to any trustee hereunder.

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(h) To set forth the form and substance of the bonds, other than Series A, 3¾%, Due June 1, 1970, and the terms, provisions and conditions thereof;

(i) To increase the aggregate principal amount of bonds which may be authenticated and delivered and outstanding under this Indenture; provided that at least sixty (60) and not more than one hundred eighty (180) days prior to the execution and delivery of the supplemental indenture by the Trustee providing for such increase, the Trustee shall mail notice of such proposed increase to each holder of any fully registered bond or of any coupon bond registered as to principal at the last address, if any, of such holder appearing on the registry books and to each other holder of any bond who shall have filed his name and address with the Trustee for such purpose.	14th Supp Ind

(j) For any other purpose not inconsistent with the terms of this Indenture and which shall not impair the security of the same, including the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision contained herein or in any supplemental indenture.

Any supplemental indenture authorized by this Section may be executed by the Company and the Trustee without the consent of the holders of any of the bonds then outstanding.	18th Supp Ind

Section 116A. With the consent, evidenced as provided in Article XII, of the holders of not less than 66-2/3% in aggregate principal amount of the bonds outstanding hereunder, including the consent of the holders of 100% in aggregate principal amount of the Bonds of the 3-3/8% Series, Due October 1, 1974, the 4-3/4% Series Due 1977, the 3-3/8% Series, Due March 1, 1979, the 3-1/4% Series Due 1980, the 3% Series Due 1980, the 3-5/8% Series Due 1981, the 3-3/4% Series Due 1982, the 4-1/8% Series Due 1983, the 3.40% Series Due 1985, the 4-3/4% Series Due 1987, the 5-1/8% Series Due 1991, the 4-7/8% Series Due 1992, the 4.40% Series Due 1993, the 4-5/8% Series Due 1994 and the 5-3/8% Series Due 1996, the Company, when authorized

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by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purposes of adding any provision to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture, other than for the purposes provided for in Section 116; provided, however, that no such supplemental indenture, without the consent of the holder of each outstanding bond affected thereby, shall:

(a) extend the fixed maturity of any bonds or reduce the principal thereof or reduce the rate or extend the time of payment of interest there-on, or reduce any premium payable upon the redemption thereof, or

(b) modify (except to increase the specified percentage) any of the provisions of this Section, or

(c) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture on the mortgaged and pledged property or any part thereof except as herein expressly permitted, or

(d) deprive the holder of any bond then outstanding of the lien hereby created on the mortgaged and pledged property.

For all purposes of this Section, bonds shall be deemed to be “affected” by a supplemental indenture, if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property. The Trustee may in its discretion determine whether or not any bonds would be affected by any supplemental indenture and any such determination shall be conclusive upon the holders of all bonds, whether theretofore or there-after authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

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Upon the request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture under the second paragraph of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, in a daily newspaper in each city where the principal of or interest on the outstanding bonds is payable, and shall promptly mail a similar notice, first-class postage prepaid, to all registered owners of outstanding bonds affected by such supplemental indenture, but such publication shall not be required if all the bonds then outstanding are registered bonds or coupon bonds registered as to principal. The validity of any such supplemental indenture, however, shall not be impaired or affected by failure to give such notice or by any defect therein.

Section 117. In each and every case provided for in this Article XVII, the Trustee shall be entitled to exercise its uncontrolled discretion in determining whether or not any proposed supplemental indenture or any term or provision therein contained is necessary or desirable, having in view the needs of the Company and the respective rights and interests of the holders of bonds issued and to be issued hereunder; and the Trustee shall be under no responsibility or liability to the Company or

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to any holder of any bond, or to anyone whatever, for any act or thing which it may do or decline to do in good faith, subject to the provisions of this Article XVII, in the exercise of such discretion. The Trustee shall be entitled to receive and shall be fully protected in relying upon a treasurer’s certificate and an opinion of counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Indenture and any indenture supplemental thereto, and that it is proper for the Trustee, under the provisions of this Article XVII, to join in the execution of such supplemental indenture.

Nothing contained in this Section shall be deemed to modify the obligation of the Trustee to exercise after default the rights and powers vested in it by this Indenture with the degree of care and skill specified in Section 92.

Section 118. The Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be

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therein contained, and to accept the conveyance, transfer and assignment of any property thereunder.

Any supplemental indenture executed in accordance with any of the provisions of this Article XVII shall comply as to form with the provisions of the Trust Indenture Act of 1939 as then in effect and shall thereafter form a part of this Indenture; and all the terms and conditions contained in any such supplemental indenture as to any provision authorized to be contained therein shall be part of the terms and conditions of this Indenture for any and all purposes, and, if deemed necessary or desirable by the Trustee, any of such terms or conditions may be set forth in reasonable and customary manner in the bonds of the particular series to which such supplemental indenture shall apply. In case of the execution and delivery of any supplemental indenture, express reference may be made thereto in the text of the bonds of any series issued thereafter, if deemed necessary or desirable by the Trustee.

ARTICLE XVIII.

Miscellaneous Provisions.

Section 119. All the covenants, stipulations and agreements in this Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders of the bonds and of the coupons hereby secured. If any provision of this Indenture, or the application of any provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Indenture, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

Section 120. All parties to this Indenture agree, and each holder or owner of any bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any

1st Supp Ind

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action taken or omitted by it as such Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any bondholder, or group of bondholders, holding in the aggregate more than ten per centum (10%) in principal amount of the bonds outstanding, or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or interest on any bond, on or after the respective due dates expressed in such bond.

Section 121. If, but only to the extent that, any provision of this Indenture limits, qualifies or conflicts with another provision of this Indenture which is required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provisions shall control.	1st Supp Ind

Section 122. Wherever reference is made in this Indenture to the Trust Indenture Act of 1939, reference is made to such Act, except in Section 118, as it was in force on the date of the qualification of this Indenture under the Trust Indenture Act of 1939.	1st Supp Ind 18th Supp Ind

Section 123. Any notice to the Company under any provision of this instrument shall be sufficiently given if served personally upon any officer of the Company or deposited in the mails addressed to the Company at its principal office at Lubbock, Texas, or at such other address as may be designated for that purpose in a writing delivered to the Trustee by the Company.

Section 124. Subject to the provisions of Article XV hereof, whenever in this Indenture any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all of the covenants, promises and agreements in this Indenture contained by or on behalf of the

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Company, or by or on behalf of the Trustee, shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not; but the provisions of this paragraph shall not be deemed to subject to the lien hereof, except to the extent in Article XV hereof provided, the property of any successor corporation not acquired from the Company and not then subject to the lien hereof, unless it shall have expressly agreed that such shall be the case, in the manner provided in Article XV hereof.

Section 125. The due date of this Indenture shall be the date of maturity of that series of bonds issued or that may at any time hereafter be issued under and secured by this Indenture which, of all the series of bonds issued hereunder, has the latest date of maturity; provided, however, that nothing in this Section 125 shall affect or limit any of the rights or remedies of the Trustee or the bondholders prescribed in Article XI hereof.

Section 126. Anything in this Indenture contained notwithstanding, it is expressly declared, understood, agreed and covenanted by all of the parties to this Indenture that this Indenture was and is intended to be and shall be a special mortgage and hypothecation of the properties, rights, privileges and franchises of the Company, other than the property hereinbefore expressly excluded from the lien and provisions of this Indenture, and, without limiting the generality of the foregoing, that the general language herein used was and is intended to mortgage, hypothecate, pledge and affect the properties, rights, privileges and franchises in the State of Louisiana, herein expressly subjected to the lien of this Indenture, or intended so to be, especially all property, real, personal and mixed, corporeal or incorporeal, of the Company, except as aforesaid, in Caddo Parish and in Webster Parish, in the State of Louisiana, including all the corporate franchises, rights, contracts, privileges and immunities of the Company, except as aforesaid, and also all the right, title, reversions and remainders whatsoever, as well in law as in equity, of the Company of, in and to the same or any part thereof, and also all the tolls, rents, revenues, income,	9th Supp Ind

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products and profits, present and future, of said property and of the Company, except as aforesaid, unto and in favor of the Trustee, as well as in favor of any future holder or holders of the bonds and/or coupons, securing the payment thereof ~~up to the amount * of Fifty Million Dollars ($50,000,000)~~ and all interest to accrue thereon, and also securing all costs, compensation of the Trustee and the Trustee’s counsel, and all charges, insurance premiums, expenses and other disbursements whatsoever which the Trustee may make or may be required to make under the terms of this Indenture up to the additional amount of Five Hundred Thousand Dollars ($500,000). And said property therein described and herein referred to is hereby specially mortgaged, hypothecated, pledged and affected in favor of the Trustee, and in favor of every future holder of the bonds and/or coupons, or any of them, securing the payment of the same, as well as the fulfillment of any and all covenants of the Company in the premises, so as to make this Indenture a mortgage and act of pledge according to the laws of the State of Louisiana, and not an act of sale or conveyance.	29th Supp Ind

This Indenture may, in the case of default as hereinbefore defined, be enforced by seizure and sale or otherwise, as the Trustee shall deem expedient for the protection of the bonds secured hereby. The foregoing provisions shall not, however, be construed as modifying any other provision of this Indenture as to the conditions upon which the Trustee shall be obligated to enforce any other remedy hereinbefore provided for, except to such extent, if any, as such other provision shall at the time be incompatible with the laws of the State of Louisiana.

The Trustee is hereby irrevocably appointed special agent and representative of the holders of the bonds and vested with full power in their behalf to effect and enforce this Indenture for their benefit.

And the Company hereby binds and obligates itself and its successors not to transfer, encumber, mortgage, hypothecate or alienate the property hereby mortgaged to the prejudice of this Indenture and hereby acknowledges itself indebted unto the Trus-

*N0TE: $50,000,000 changed to $100,000,000 in 14th Supp Ind; $100,000,000 changed to $500,000,000 in the 19th Supp Ind; and further amended by the 29th Supp Ind as reflected above.

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tee and unto the future holders of the bonds in the sum of the aggregate principal amount of the bonds with interest thereon as above provided for, and hereby confesses judgment in favor of the Trustee and in favor of all future holders of the bonds, in the event of the bonds not being effectually paid when due, for said sum with interest, and all reasonable counsel fees, costs, compensations, charges, insurance premiums and other lawful disbursements of the Trustee.

Section 127. The headings of the different Articles of this Indenture are inserted for convenience of reference, and are not to be taken to be any part of these provisions, nor to control or affect the meaning, construction or effect of the same.

Section 128. This Indenture may be simultaneously executed in any number of counterparts, and all said counterparts, executed and delivered each as an original, shall constitute but one and the same instrument.

Section 129. At the time of the execution and delivery of this Indenture, Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) is the principal amount of indebtedness secured by this Indenture, represented by the Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) principal amount of bonds of Series A, 3¾%, Due June 1, 1970, to be forthwith executed, authenticated and delivered pursuant to the provisions of Section 21 hereof.

In Witness Whereof, said Southwestern Associated Telephone Company has caused this Indenture to be executed in its corporate name by its President or one of its Vice-Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and said First National Bank in Dallas, to evidence its acceptance of the trust hereby created, has caused this Indenture to be executed in its corporate name by its President or one of its Vice-Presidents and its corporate seal to be hereunto affixed and to be attested

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by its Cashier, in several counterparts, all as of the day and year first above written.

Southwestern Associated Telephone Company

R. B. Fairly,
President.

[seal]

Attest :

J. C. Reynolds,
Secretary.

Executed by Southwestern Associated
Telephone Company
in the presence of:

Jack M. Randal,
F. A. Robinette,
Witnesses.

First National Bank in Dallas

B. B. Johnston,
Vice-President.

[seal]

Attest :

Paul Danna,
Cashier.

Executed by First National
Bank in Dallas in the
presence of:

Jack M. Randal,
F. A. Robinette,
Witnesses.

188

State of Texas County of Dallas	}	ss.:

Before me B. G. Moore, a Notary Public in and for the county and state aforesaid, on this 22nd day of July, 1940, personally appeared R. B. Fairly and J. C. Reynolds, personally known to me to be, respectively, the President and the Secretary of Southwestern Associated Telephone Company, a corporation organized under the laws of the State of Delaware, and personally known to me and to me known to be the identical persons who subscribed the name of said Southwestern Associated Telephone Company to the foregoing instrument as its President and its Secretary, respectively, and personally known to me to be the persons whose names are subscribed to the foregoing instrument as the President and the Secretary of said Corporation, and they each acknowledged to me that they executed said instrument as their free and voluntary act and deed and for and on behalf of and as the free and voluntary act and deed of said corporation for the uses and purposes and consideration therein expressed and set forth.

Given under my hand and seal of office this 22nd day of July, 1940.

[seal]

B. G. Moore
Notary Public, Dallas County, Texas.

My commission expires June 1, 1941.

189

State of Texas County of Dallas	}	ss.:

On this 22nd day of July, 1940, before me B. G. Moore, a Notary Public in and for the county and state aforesaid, personally appeared R. B. Fairly and J. C. Reynolds, to me personally known and known to me to be, respectively, the President and the Secretary of Southwestern Associated Telephone Company, a corporation organized and existing under the laws of the State of Delaware, and known to me to be the same persons who executed the foregoing instrument, who, being by me duly sworn according to law, did say that he, R. B. Fairly, is the President and that he, J. C. Reynolds, is the Secretary of said Southwestern Associated Telephone Company, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed, sealed and delivered in behalf of said corporation by authority of its Board of Directors, and that said R. B. Fairly and J. C. Reynolds acknowledged said instrument to be the free act and deed of said corporation and that they executed the same as and for said corporation for the consideration and purposes therein mentioned and set forth, and I do hereby so certify.

Given under my hand and seal of office this 22nd day of July, 1940.

[seal]
B. G. Moore
Notary Public, Dallas County, Texas.

My commission expires June 1, 1941.

190

State of Texas County of Dallas	}	ss.:

Before me J. C. Burleson, a Notary Public in and for the county and state aforesaid, on this 22nd day of July, 1940, personally appeared B. B. Johnston and Paul Danna, personally known to me to be, respectively, a Vice-President and the Cashier of First National Bank in Dallas, a national banking association organized and existing under the laws of the United States of America, and personally known to me and to me known to be the identical persons who subscribed the name of said First National Bank in Dallas to the foregoing instrument as one of its Vice-Presidents and its Cashier, respectively, and personally known to me to be the persons whose names are subscribed to the foregoing instrument as a Vice-President and the Cashier of said association, and they each acknowledged to me that they executed said instrument as their free and voluntary act and deed and for and on behalf of and as the free and voluntary act and deed of said association for the uses and purposes and consideration therein expressed and set forth.

Given under my hand and seal of office this 22nd day of July, 1940.

[seal]

J. C. Burleson
Notary Public, Dallas County, Texas.

My commission expires June 1, 1941.

191

State of Texas County of Dallas	}	ss.:

On this 22nd day of July, 1940, before me J. C. Burleson, a Notary Public in and for the county and state aforesaid, personally appeared B. B. Johnston and Paul Danna, to me personally known and known to me to be, respectively, a Vice-President and the Cashier of First National Bank in Dallas, a national banking association organized and existing under the laws of the United States of America, and known to me to be the same persons who executed the foregoing instrument, who, being by me duly sworn according to law, did say that he, B. B. Johnston, is a Vice-President, and that he, Paul Danna, is the Cashier of said First National Bank in Dallas, and that the seal affixed to said instrument is the corporate seal of said association, and that said instrument was signed, sealed and delivered in behalf of said association by authority of its Board of Directors, and that said B. B. Johnston and Paul Danna acknowledged said instrument to be the free act and deed of said association and that they executed the same as and for said association for the consideration and purposes therein mentioned and set forth, and I do hereby so certify.

Given under my hand and seal of office this 22nd day of July, 1940.

[seal]

J. C. Burleson
Notary Public, Dallas County, Texas.

My commission expires June 1, 1941.

192

Certified Copy of Resolution of Stockholders of

SOUTHWESTERN ASSOCIATED TELEPHONE COMPANY

Adopted at a Special Meeting Held on May 27, 1940

I, J. C. Reynolds, Secretary of Southwestern Associated Telephone Company, hereby certify that at a Special Meeting of the Stockholders of said Company, duly held on May 27, 1940, the following resolution was duly adopted by the holders of record of all of the outstanding voting stock of the Company:

Resolved, that the stockholders of Southwestern Associated Telephone Company do hereby consent to and expressly authorize the following:

1. The execution and delivery by the Company to First National Bank in Dallas, as Trustee, of an Indenture of Mortgage to be dated June 1, 1940, and to be substantially in the form of the Indenture this day submitted to this meeting;

2. The conveyance, transfer and assignment to said Trustee of substantially all of the property of the Company, now owned or hereafter acquired, with the exceptions noted in said Indenture, for the security of the bonds of the Company to be issued thereunder as provided in said Indenture;

3. The borrowing of money at any time and from time to time upon the security of said Indenture and the issue of bonds of the Company at any time and from time to time at the designation of the Board of Directors of the Company, but subject to and in accordance with the terms and provisions of said Indenture;

4. The fixing by the Board of Directors by appropriate resolution or resolutions, but subject to the terms and provisions of said Indenture, of the terms and provisions of the bonds to be issued under said Indenture, and the time and manner of the issue, certification, sale and delivery of the said bonds;

193

5. The issue and sale, upon such terms as the Board of Directors shall approve, of an initial issue of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) principal amount of First Mortgage Bonds, Series A, 3¾%, Due June 1, 1970, of the Company, to be substantially in the form of the Series A Bond set forth in said Indenture.

I further certify that the executed Indenture to which this certificate is annexed is the Indenture referred to in the foregoing resolution.

Witness my hand and the seal of said Company this 22nd day of July, 1940.

[seal]

J. C. Reynolds,
Secretary.

194

Certified Copy of Resolutions of Board of Directors of

SOUTHWESTERN ASSOCIATED TELEPHONE COMPANY

Adopted at a Meeting Held on June 10, 1940

I, J. C. Reynolds, Secretary of Southwestern Associated Telephone Company, hereby certify that at a Meeting of the Board of Directors of said Company, duly held on June 10, 1940, at which a quorum for the transaction of business was present and acting throughout, the following resolutions were unanimously adopted:

Resolved, that for the purpose of securing its bonds to be issued thereunder and in accordance with and subject to the terms and provisions thereof, this Company do execute and deliver as soon as practicable an Indenture of Mortgage or Deed of Trust to be dated June 1, 1940, to First National Bank in Dallas, as Trustee, in the form or in substantially the form of the Indenture of Mortgage or Deed of Trust dated June 1, 1940, this day submitted to this meeting; that by said Indenture the Company conveys, transfers and assigns to said Trustee under said Indenture, for the purposes and subject to all the terms and provisions thereof, substantially all of the property now owned or hereafter acquired by the Company (with the exceptions provided in said Indenture); that the form of said Indenture, this day submitted to the meeting (being the identical form of the Indenture referred to in the minutes of the meeting of the stockholders of the Company held on May 27, 1940), be and it hereby is approved and adopted with such changes therein as to the officers executing the same may deem desirable; that the Company do issue, forthwith, under and pursuant to the provisions of said Indenture Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in principal amount of First Mortgage Bonds, Series A, 3¾%, Due June 1, 1970, in coupon or fully registered form; that said bonds of Series A be dated June 1, 1940, payable June 1, 1970, and be in the form and contain the terms, provisions and characteristics provided in said In-

195

denture for the First Mortgage Bonds, Series A, 3¾%, Due June 1, 1970; and that the forms, respectively, for the coupon bonds of said Series A, and the coupons to be attached thereto, the fully registered bonds of said Series A, and the Trustee’s certificate to be endorsed on all said bonds of said Series A set forth in said Indenture be and they hereby are approved and adopted with their respective provisions; and

Further Resolved, that the officers of the Company be and hereby are authorized, empowered and directed to execute, acknowledge and deliver said Indenture of Mortgage or Deed of Trust on behalf of the Company in the form or in substantially the form of the Indenture this day submitted to this meeting and referred to in the minutes of the meeting of the stockholders of the Company held on May 27, 1940, but with such changes, alterations or modifications (if any) as may be approved by the officers executing the same; and that the approval by such officers of any such changes, alterations or modifications be conclusively proved by the fact of their execution of the Indenture in the form actually executed by them; and that the proper officers of the Company are further authorized and directed to execute such documents, take such steps and do such things as may be necessary in their judgment to carry out the intent and purposes of this resolution.

I further certify that the executed Indenture to which this certificate is annexed is the Indenture referred to in the foregoing resolutions.

Witness my hand and the seal of said Company this 22nd day of July, 1940.

[seal]
J. C. Reynolds,
Secretary.

Schedule 1		39th Supp Ind

GTE SOUTHWEST INCORPORATED

Certificate in Accordance with the Thirty-Ninth Supplemental Indenture dated as of March 25, 2008, being a supplement to the Indenture dated June 1, 1940, as amended and supplemented, made by GTE Southwest Incorporated (formerly General Telephone Company of the Southwest, formerly Southwestern Associated Telephone Company) (the “Company”) to The Bank of New York, (Successor Trustee to NationsBank of Texas, N.A., successor to NCNB Texas National Bank, formerly First National Bank in Dallas), Trustee

ANNUAL CERTIFICATE OF COMPLIANCE REPORTING – YEAR-END 20--

The undersigned duly elected officers,_________________________, President (or Chief Financial Officer), and_________________, Treasurer (or Assistant Treasurer), of the Company, hereby certify that:

1. In accordance with provisions of Article V of the Thirty-Ninth Supplemental Indenture, the Company reports that as of year-end 20___, its records indicate:

- Total Amount of Outstanding Bonds	$[ ]
- Net Book Value of Mortgaged and Pledged Property	$[ ]
- Percentage of Outstanding Bonds to Net Book Value of Mortgaged and Pledged Property	[ ]%

As of year-end 20___, the amount of outstanding bonds does not (or does) exceed 15% of the net value of the mortgaged and pledged property (the “Property”) of the Company. Thus, the Streamlined Indenture Compliance Reporting of the Annual Certificate of Compliance Reporting and the Alternative Release Provisions, as defined and described in the Thirty-Ninth Supplemental Indenture, do (or do not) apply for the reporting year of 20 _____(current year).

2.	In accordance with the Trust Indenture Reform Act of 1990, to the best of their knowledge, the Company has complied with each and all of the covenants and obligations required of or imposed upon it by the above-referenced Indenture.

3.	Per Section 37 of the Indenture, the Company has paid all taxes, assessments, charges and other claims (which, if not paid, might be held to be secured by a lien or charge prior to the lien of the Indenture), which accrued and became payable during the previous calendar year, with the exception of certain municipal fees being disputed by the Company. Any such disputed sums do not endanger the lien of the Indenture.

4.	Per Section 39 of the Indenture, the Company continuously has maintained appropriate amounts of insurance on all the Property.

-2-		39th Supp Ind

5.	Per Section 40 of the Indenture, the Company has maintained and kept the Property in thorough working order and condition, has made regular charges to expenses for the establishment of reasonably adequate reserves for depreciation, has made all needful and proper repairs, retirements, renewals, and replacements thereof, and has promptly classified as retired all Property that has permanently ceased to be used or useful in the Company’s business, in accordance with good accounting practice. The Company maintains a maintenance credit, as defined in Section 40, of over 25% of the amount of gross operating revenues derived by the Company from the Property for the most recently completed calendar year.

6.	Per Section 50 of the Indenture, the Company is not required to file financial information with the Securities and Exchange Commission. However, the Company has maintained financial records in accordance with generally accepted accounting practices and has submitted those records to an annual audit by an independent public accountant.

7.	The properties released from the lien of the Indenture during the calendar year described in this Certificate, 20 (previous calendar year), are as follows:

Release Date Address/City/County/State Sale Amount

8.	(A) The undersigned have read all the covenants and conditions, and the definitions relevant thereto, contained in the Indenture: (B) the nature and scope of the examination or investigation upon which the statements contained in this Certificate are made are based on an examination of the records of the Company and an examination of the fundable property of the Company, or inquiries of persons having personal knowledge of such fundable property and consultation with counsel: (C) in the opinion of each of the undersigned he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with: and (D) in the opinion of each of the undersigned all covenants and conditions of said Sections 37, 39, 40 and 50, as amended by the Thirty-Ninth Supplemental Indenture, have been complied with.

Dated:

Name:		Name:
	President		Treasurer
	or Chief Financial Officer		or Assistant Treasurer

39th Supp Ind

Schedule 2

ALTERNATIVE RELEASE CERTIFICATE

Re: Release of Property from the lien of the Indenture pursuant to the Alternative Release Provisions under Section 60 of the Indenture

The undersigned, Trinidad Aguirre, President of GTE Southwest Incorporated (the “Company”), and [Anthony J. Flesch, an engineer appointed by the Board of Directors of the Company, being first duly sworn, hereby depose and state that Anthony J. Flesch, a practicing engineer as contemplated by the Indenture, is a resident of the State of Texas, that he has had technical training and has had extensive experience in engineering of communication lines and equipment, and that he is competent and experienced in the operation of public utilities] [_____, an engineer, appraiser or other expert appointed by the Board of Directors of the Company, being duly sworn, hereby depose and state that _______ is an engineer, appraiser or other expert that has training and experience in the matters certified to in this certificate.].

In accordance with the provisions of subdivision (3) of the Alternative Release Provisions under Section 60, Article X, of the Indenture, they do further certify the Company has contracted to sell certain property particularly described in Exhibit A to the Certificate of Approval for Sale of Surplus Property attached hereto, for a cash consideration of [ ] Dollars ($[ ]) that:

(1)	They have read the provisions of Section 60 of the Indenture with respect to release of mortgaged and pledged property;

(2)	They are familiar with the operation of the Company and the values of the property covered by this certificate;

(3)	In their opinion their knowledge enables them to express an informed opinion as to the fair value of the described property;

(4)	The Company has sold, or contracted to sell, the described property for $[ ] in cash.

(5)	In the opinion of the signers of this certificate, the cash consideration of $[ ] represents the present fair value of the described property as determined through an independent or in-house appraisal, that included a review of the condition, serviceability and general location of the described property;

(6)	The retention of the described property is no longer desirable in the conduct of the business of the Company and, in the opinion of the signers, the release of the described property will not impair the security under the indenture in contravention of the provisions thereof;

(7)	The fair value of the described property to be released from the lien of the Indenture, and all other property released since the end of the calendar year covered by the most recent

39th Supp Ind

Certificate, as defined in Article I of the Thirty-Ninth Supplemental Indenture, dated as of March 25, 2008, being a supplemental indenture to the Indenture, as set forth in the certificate or certificates furnished to the Trustee in connection with the release of property from the lien of the Indenture, is less than ten per centum (10%) of the book value of all property subject to the lien of the Indenture as set forth in such Certificate;

(8)	(a)(i) (A) The fair value of the property to be released since the end of the calendar year covered by such Certificate, as set forth in the certificate or certificates furnished to the Trustee in connection with the release of property from the lien of the Indenture, is not ten per centum (10%) or more of the book value of the total property subject to the lien of the Indenture as set forth in such Certificate; or (B) the fair value of the property identified in this certificate to be released from the lien of the Indenture is not $25,000 or more or one per centum (1%) or more of the aggregate principal amount of the bonds at the time outstanding: and (ii) none of the property additions acquired by the Company during the period covered by this certificate having a fair value of $25,000 or more were within the six months prior to the date of acquisition operated by others in a business similar to the Company’s: or

(b) one of the undersigned is an engineer, appraiser or other expert who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the bonds or in any affiliate of the Company or of such other obligor, and (iii) is not connected with the Company or such other obligor or any affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions pursuant to Section 3 of the Indenture.

(9)	The net depreciation accruals computed in the manner provided in Section 5A of the Indenture as of December 31, 20 [ ] exceed the maintenance credit computed in the manner provided in Section 7 of the Indenture as of December 31, 20[ ].

Furthermore, in accordance with the Alternative Release Provisions in Section 60 of the Indenture, they do further certify to the Trustee, as follows:
(a)	The amount of net property additions as of December 31, 20[ ] [i.e. prior year] stated in subdivision (h) of a prior certificate complying with the requirements of paragraph (3) of Section 26 of the Indenture or in subdivision (e) of a prior certificate complying with the requirements of the Alternative Release Provisions of Section 60 of the Indenture, as applicable		$[ ]

(b)	The lesser of the cost or fair value of the gross property additions made or acquired by the Company since the termination of the period covered by such certificate and up to December 31, [20___] is set forth in detail in Exhibit 1, attached hereto	$[ ]

(c)	The retirements during the period covered by this certificate, are	$[ ]

-3-	39th Supp Ind

(d)	The amount of net property additions during the period covered by this certificate is		$[ ]

(e)	The amount of net property additions as of December 31, [20__], is		$[ ]

(f)	The amount of unfunded net property additions as of the date of this certificate and the computation thereof in the manner provided in Section 7 of the Indenture, is as follows: from the net property additions (subdivision (e) above), there is deducted the sum of the following as of the date of this certificate:

	(A) 10/6 of Outstanding Bonds	$166,666,667

and

	(B) The amount of net depreciation accruals as of December 31, [20__] (the computation thereof being made as provided in Section 5A of the Indenture)	$[ ]

(g)	Net Unused Bondable Additions as of December 31, 20[__]		$[ ]

(h)	Property previously released in current year		$[ ]

(i)	Current net unused bondable additions	$[ ]

The properties described herein as property additions are property additions as defined in Article I of the Indenture; no portion thereof has been included in any other certificate filed with the Trustee complying with the requirements of paragraph (3) of Section 26 of the Indenture or in any Alternative Release Certificate; the items of property described in this certificate as property additions are desirable in the conduct of business of the Company and are not subject to any prior lien; since December 31, [20 ], the Company has not made retirements in excess of the sum of the amounts certified in subdivision (f) of this certificate and the amount of the gross property additions made since such date; and no portion of the cost of the property additions described in this certificate should properly have been charged and no portion has been charged to maintenance or to any other expense account.

(1) the undersigned have read all the covenants and conditions, and the definitions relevant thereto, contained in the indenture; (2) the nature and scope of the examination or investigation upon which the statements contained in this certificate are made are based on an examination of the records of the Company and an examination of the fundable property of the Company, or inquiries of

-4-	39th Supp Ind

persons having personal knowledge of such fundable property and consultation with counsel; (3) in the opinion of each of the undersigned he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with; and (4) in the opinion of each of the undersigned such covenants and conditions have been complied with.

Dated as of: [ ], [20 ]

President

[Add one of the following as appropriate:]

[
Engineer]

Engineer, Appraiser or other expert]

ACKNOWLEDGED BEFORE ME, this day of [ ], [20 ].

Notary Public, State of Texas